As filed with the Securities and Exchange Commission on April 28, 1998.
                                                       Registration No. 33-63829




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-1
                                   AMENDMENT NO. 5

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           FORTIS BENEFITS INSURANCE COMPANY
           --------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                                      Minnesota
                ------------------------------------------------
            (State or other jurisdiction of incorporation or organization)


                                           63
                 --------------------------------------------
               (Primary Standard Industrial Classification Code Number)


                                      81-0170040
                      ------------------------------------
                         (I.R.S. Employer Identification No.)


                                 500 Bielenberg Drive
                              Woodbury, Minnesota 55125
                                       612-738-5000
                 ----------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Rhonda J. Schwartz, Esquire
                                 500 Bielenberg Drive
                              Woodbury, Minnesota 55125
                                     612-738-5000
                ---------------------------------------------------
          (Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

                                           /x/


                   ------------------------------------------

                           CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
Title of each                           Proposed            Proposed maximum
class of securities      Amount to be   maximum offering    aggregate           Amount of
to be registered         registered     price per unit      offering price      registration fee



Interests under flexible     *              *               [None registered herewith]
premium deferred
fixed annuity
contracts




------------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts or units.

                          FORTIS BENEFITS INSURANCE COMPANY
                                Cross-Reference Sheet
                              Pursuant to Regulation S-K
                                     Item 501(b)


FORM S-1 ITEM NUMBER                         PROSPECTUS CAPTION
--------------------                         ------------------
1.   Forepart of the Registration Statement  Cover Page; Table of Contents;
     and Outside Front                       Distribution and Servicing
     Cover Page of Prospectus

2.   Inside Front and Back                   Other Information; Reports
     Cover Pages of Prospectus

3.   Summary Information, Risk               Summary of Contract Features or, as
     Factors and Ratio of                    to ratio of earningsto fixed
     Earnings to Fixed Charges               charges, Not Applicable

4.   Use of Proceeds                         The Variable Account; The
                                             Portfolios; The Fixed Account

5.   Determination of Offering               Not Applicable
     Price

6.   Dilution                                Not Applicable

7.   Selling Security Holders                None

8.   Plan of Distribution                    Distribution and Servicing

9.   Description of Securities               Cover Page; The Variable Account;
     to be Registered                        Series Fund; The Fixed Account;
                                             Accumulation Period; Charges and
                                             Deductions; General Provisions

10.  Interests of Named                      Legal Matters
     Experts and Counsel

11.  Information with Respect                Fortis Benefits/Fortis Financial
     to the Registrant                       Group Member; Further Information
                                             About Fortis Benefits; Financial
                                             Statements; Distribution and
                                             Servicing

12.  Disclosure of Commission                Not Applicable
     Position on Indemnification
     for Securities Act
     Liabilities


FORTIS BENEFITS INSURANCE COMPANY

MAILING ADDRESS:      STREET ADDRESS:             PHONE: 1-800-827-5877
P.O. BOX 64295        500 BIELENBERG DRIVE
ST. PAUL              WOODBURY
MINNESOTA 55164       MINNESOTA 55125

This Prospectus describes interests under flexible premium deferred combination variable and fixed annuity contracts issued either on a group basis or as individual contracts by Fortis Benefits Insurance Company ("Fortis Benefits"). Participation in a group contract will be accounted for by the issuance of a certificate showing your interest under the group contract. Participation in an individual contract is shown by the issuance of an individual annuity contract. The certificate and the individual contract are hereafter both referred to as the "Certificate". The minimum under a Certificate is generally $5,000 for the initial and $500 for each subsequent purchase payment.

A Certificate allows you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through the Fixed Account or a variable return accumulation option through Variable Account D (the "Variable Account") of Fortis Benefits, or a combination of these two options. Under the variable rate accumulation option, you can choose among the following
Portfolios:

Alliance Money Market Portfolio           Lexington Natural Resources Trust
Alliance International Portfolio          Lexington Emerging Markets Fund
Alliance Premier Growth Portfolio         MFS Emerging Growth Series
American Century VP Balanced Fund         MFS High Income Series
American Century VP Capital Appreciation  MFS World Governments Series
Fund                                      Montgomery Emerging Markets Fund
Federated High Income Bond Fund II        Montgomery Growth Fund
Federated Utility Fund II                 Neuberger & Berman Limited Maturity
Federated American Leaders Fund II        Bond Portfolio
Federated Fund for U.S. Government        Neuberger & Berman Partners Portfolio
Securities II                             SAFECO Equity Portfolio
Fortis S&P 500 Index Series               SAFECO Growth Portfolio
INVESCO Industrial Income Portfolio       Strong Discovery Fund II
INVESCO Health Sciences Portfolio         Strong International Stock Fund II
INVESCO Technology Portfolio              Van Eck Worldwide Bond Fund
                                          Van Eck Worldwide Hard Assets Fund

The accompanying Prospectus for these Portfolios describes the investment objectives, policies and risks of each of the Portfolios. In the states where Guarantee Periods Fixed Accounts are offered (see "FIXED ACCOUNTS"), you can choose among 10 different guarantee periods under the guaranteed interest accumulation option, each of which has its own interest rate. In states where Guarantee Periods Fixed Accounts are not offered, you can choose an interest in the General Account Fixed Account with guaranteed interest.

You have the right to examine a Certificate during a "free look" period after you receive the Certificate and return it for a refund of the amount of the then current Certificate Value. However, in certain states where required by state law the refund will be in the amount of all purchase payments that have been made, without interest or appreciation or depreciation.

The "free look" period is generally 10 days unless a longer time is specified on the face page of your Certificate.

For Certificates requiring a refund of all purchase payments, Fortis Benefits will allocate all Net Purchase Payments made as a part of the purchase of the Certificate to the Alliance Money Market Portfolio until the following number of days after Fortis Benefits mails the Certificate to you: (1) the number of days in the "free look" period, plus (2) five days. After the expiration of such period, the Certificate Value will be allocated to the Fixed Account and the Portfolios as directed by you.

The Certificate provides several different types of retirement and death benefits, including fixed and variable annuity income options. You may make partial surrenders of the Certificate Value or may totally surrender the Certificate for its Cash Surrender Value.

This Prospectus gives prospective investors information about the Certificates that they should know before investing. This Prospectus must be accompanied by a current Prospectus of the Portfolios. These Prospectuses should be read carefully and kept for future reference.

A Statement of Additional Information, dated May 1, 1998, about certain aspects of the Certificates has been filed with the Securities and Exchange Commission and is available without charge, from Fortis Benefits at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page 26 of this Prospectus.

THESE POLICIES ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY; AND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORTIS
VALUE
ADVANTAGE
PLUS
VARIABLE
ANNUITY

Certificates Under Flexible
Premium Deferred

Combination Variable and
Fixed Annuity Contracts

       [LOGO]

PROSPECTUS DATED
May 1, 1998

      [LOGO]

TABLE OF CONTENTS

                                                                        PAGE
Special Terms Used in this Prospectus.................................     3
Information Concerning Fees and Charges...............................     4
Summary of Certificate Features.......................................     6
Fortis Benefits/Fortis Financial Group Member.........................     8
The Variable Account..................................................     9
The Portfolios........................................................     9
The Fixed Account.....................................................     9
    - Guarantee Periods Fixed Account.................................     9
    - Market Value Adjustment.........................................    10
    - General Account Fixed Account...................................    10
    - General Account Fixed Account Transfers.........................    11
    - Investments by Fortis Benefits..................................    11
Fixed Account Value...................................................    11
Accumulation Period...................................................    11
    - Issuance of a Certificate and Purchase Payments.................    11
    - Certificate Value...............................................    12
    - Allocation of Purchase Payments and Certificate Value...........    12
    - Total and Partial Surrenders....................................    13
    - Benefit Payable on Death of Annuitant or Participant............    13
The Annuity Period....................................................    14
    - Annuity Commencement Date.......................................    14
    - Commencement of Annuity Payments................................    14
    - Relationship Between Subaccount Investment Performance and
       Amount of Variable Annuity Payments............................    15
    - Annuity Forms...................................................    15
    - Death of Annuitant or Other Payee...............................    15
Charges and Deductions................................................    15
    - Premium Taxes...................................................    15
    - Charges Against the Variable Account............................    16
    - Annual Administrative Charge....................................    16
    - Tax Charge......................................................    16
    - Miscellaneous...................................................    16
General Provisions....................................................    16
    - The Certificates................................................    16
    - Postponement of Payments........................................    16
    - Misstatement of Age or Sex and Other Errors.....................    16
    - Assignment......................................................    16
    - Beneficiary.....................................................    17
    - Reports.........................................................    17
Rights Reserved By Fortis Benefits....................................    17
Distribution..........................................................    17
Federal Tax Matters...................................................    17
Further Information about Fortis Benefits.............................    20
    - General.........................................................    20
    - Selected Financial Data.........................................    20
    - Management's Discussion and Analysis of Financial Condition and
      Results of Operations...........................................    20
    - Cash Flow and Liquidity.........................................    21
    - Competition.....................................................    22
    - Regulation and Reserves.........................................    22
    - Employees and Facilities........................................    22
Directors and Executive Officers......................................    23
    - Executive Compensation..........................................    24
    - Ownership of Securities.........................................    25
Voting Privileges.....................................................    25
Legal Matters.........................................................    25
Other Information.....................................................    26
Contents of Statement of Additional Information.......................    26
Fortis Benefits Financial Statements..................................    26

                                                                        PAGE
Appendix A--Sample Market Value Adjustment Calculations...............   A-1
Appendix B--Explanation of Expense Calculations.......................   B-1
Appendix C--Participating Portfolios..................................   C-1

THE CERTIFICATES ARE NOT AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FORTIS BENEFITS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FORTIS BENEFITS.

SPECIAL TERMS USED IN THIS PROSPECTUS

ACCUMULATION     The time period under a Certificate between the Certificate Issue Date and the Annuity
PERIOD           Commencement Date.
ACCUMULATION     A unit of measure used to calculate the Participants' interest in the Variable Account during
UNIT             the Accumulation Period.
ANNUITANT        A person during whose life annuity payments are to be made by Fortis Benefits under the
                 Certificate.
ANNUITY          The date on which the Annuity Period commences.
COMMENCEMENT
DATE
ANNUITY PERIOD   The time period following the Accumulation Period, during which annuity payments are made by
                 Fortis Benefits.
ANNUITY UNIT     A unit of measurement used to calculate variable annuity payments.
BENEFICIARY      The person entitled to receive benefits under the terms of the Certificate.
CASH SURRENDER   The amount payable to the Participant on surrender of the Certificate after all applicable
VALUE            adjustments and deduction of all applicable charges.
CERTIFICATE      The date on which the Certificate becomes effective as shown on the Certificate Data Page.
ISSUE DATE
CERTIFICATE      The sum of the Fixed Account Value and the Variable Account Value.
VALUE
FIXED ACCOUNT    The Guarantee Periods Fixed Account or the General Account Fixed Account.
FIXED ACCOUNT    The amount of your Certificate Value which is in the Fixed Account.
VALUE
FIXED ANNUITY    An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
OPTION           that you designate one or more fixed payments.
GENERAL ACCOUNT  All assets of Fortis Benefits other than those in the Variable Account, and other than those in any other legally segregated separate account established by Fortis Benefits.
GENERAL          The name of the alternative under which purchase payments are allocated to Fortis Benefits
ACCOUNT FIXED    General Account.
ACCOUNT
GUARANTEED       The rate of interest we credit during any Guarantee Period, on an effective annual basis.
INTEREST RATE
GUARANTEE        The period for which a Guaranteed Interest Rate is credited.
PERIOD
GUARANTEE        The non-unitized separate account that Fortis Benefits uses to account for amounts allocated
PERIODS FIXED    to Guarantee Periods.
ACCOUNT
HOME OFFICE      Our office at 500 Bielenberg Drive, Woodbury, Minnesota 55125; 1-800-827-5877; Mailing
                 address: P.O. Box 64295, St. Paul, MN 55164.
MARKET VALUE     Positive or negative adjustment in Fixed Account Value that we make if such value is paid out
ADJUSTMENT       more than fifteen days before or after the end of a Guarantee Period in which it was being held.
NET PURCHASE     The gross amount of a purchase payment less any applicable premium taxes or similar
PAYMENT          governmental assessments.
NON-QUALIFIED    Certificates that do not qualify for the special federal income tax treatment applicable in
CERTIFICATES     connection with certain retirement plans.
PARTICIPANT      The person or company named in the application for a Certificate, who is entitled to exercise all rights and privileges of ownership under the Certificate during the Accumulation Period.
PORTFOLIO        Each separate investment portfolio eligible for investment by the Variable Account.
QUALIFIED        Certificates that are qualified for the special federal income tax treatment applicable in
CERTIFICATES     connection with certain retirement plans.
SUBACCOUNTS      The several Subaccounts of the Variable Account, each of which invests its assets in a different Portfolio.
VALUATION DATE   All business days except, with respect to any Subaccount, days on which the related Portfolio does not value its shares. Generally, the Portfolios value their shares on each day the New
                 York Stock Exchange is open.
VALUATION        The period that starts at the close of regular trading on the New York Stock Exchange on a
PERIOD           Valuation Date and ends at the close of regular trading on the exchange on the next succeeding
                 Valuation Date.
VARIABLE         The segregated asset account referred to as Variable Account D of Fortis Benefits Insurance
ACCOUNT          Company established to receive and invest purchase payments under Certificates.
VARIABLE         The amount of your Certificate Value in the Subaccounts of the Variable Account.
ACCOUNT VALUE
VARIABLE         An annuity option under which Fortis Benefits promises to pay the Annuitant or any other payee
ANNUITY OPTION   chosen by you one or more payments which vary in amount in accordance with the net investment experience of the Subaccounts selected by the Annuitant.
WRITTEN REQUEST  A written, signed and dated request, in form and substance satisfactory to Fortis Benefits and received at our Home Office.

INFORMATION CONCERNING FEES AND CHARGES

PARTICIPANT TRANSACTION CHARGES

       Front-End Sales Charge Imposed on Purchases...............    0%
       Maximum Surrender Charge for Sales Expenses...............    0%
       Other Surrender Fees......................................    0%
       Exchange Fee..............................................    0%

ANNUAL CERTIFICATE ADMINISTRATION CHARGE.........................  $30

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)
       Mortality and Expense Risk Charge.........................  .45%
       Variable Account Administrative Charge....................    0%
                                                                   ----
         Total Variable Account Annual Expenses..................  .45%

MARKET VALUE ADJUSTMENT WITH RESPECT TO GUARANTEE PERIODS FIXED ACCOUNT

Surrenders and other withdrawals from the Guarantee Periods Fixed Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the Fixed Account Value. It is computed pursuant to a formula that is described in more detail under "Market Value Adjustment."

PORTFOLIO ANNUAL EXPENSES (A) (B)

                                                                                           TOTAL PORTFOLIO
                                                                                              OPERATING
                                                                INVESTMENT                    EXPENSES
                                                               ADVISORY AND     OTHER      (*AFTER EXPENSE
                                                              MANAGEMENT FEE   EXPENSES    REIMBURSEMENT)
                                                              --------------   --------   -----------------
Alliance Money Market Portfolio.............................          0.50%      0.14%              0.64%
Alliance International Portfolio............................          0.53%      0.42%              0.95%
Alliance Premier Growth Portfolio...........................          0.85%      0.10%              0.95%
American Century VP Balanced Fund...........................          1.00%      0.00%              1.00%
American Century VP Capital Appreciation Fund...............          1.00%      0.00%              1.00%
Federated High Income Bond Fund II..........................          0.51%      0.29%              0.80%
Federated Utility Fund II...................................          0.48%      0.37%              0.85%
Federated American Leaders Fund II..........................          0.66%      0.19%              0.85%
Federated Fund for U.S. Gov't Securities Fund II............          0.15%      0.65%              0.80%
Fortis S&P 500 Index........................................          0.40%      0.11%              0.51%
INVESCO Health Sciences Portfolio...........................          0.66%      0.42%              1.08%
INVESCO Industrial Income Portfolio.........................          0.48%      0.47%              0.95%
INVESCO Technology Portfolio................................          0.66%      0.39%              1.05%
Lexington Natural Resources Trust...........................          1.00%      0.25%              1.25%
Lexington Emerging Markets Fund.............................          0.85%      0.99%              1.84%
MFS Emerging Growth Series..................................          0.75%      0.12%              0.87%
MFS High Income Series......................................          0.75%      0.25%              1.00%
MFS World Governments Series................................          0.75%      0.25%              1.00%
Montgomery Emerging Markets Fund............................          1.24%      0.51%              1.75%
Montgomery Growth Fund......................................          0.28%      0.97%              1.25%
Neuberger & Berman Partners Portfolio.......................          0.80%      0.06%              0.86%
Neuberger & Berman Maturity Bond Portfolio..................          0.65%      0.12%              0.77%
SAFECO Growth Portfolio.....................................          0.74%      0.03%              0.77%
SAFECO Equity Portfolio.....................................          0.73%      0.02%              0.75%
Strong Discovery Fund.......................................          1.00%      0.18%              1.18%
Strong International Fund...................................          1.00%      0.51%              1.51%
Van Eck Worldwide Bond Fund.................................          1.00%      0.12%              1.12%
Van Eck Worldwide Hard Assets Fund..........................          1.00%      0.11%              1.11%

------------------------
(a) As a percentage of Portfolio average net assets based on historical data for the fiscal year ended December 31, 1997. In the absence of expense and fee waivers or expense reimbursements by the Portfolio investment adviser, the total expenses of the following Portfolios would have been as hereafter indicated rather than as listed above: Alliance International Portfolio--1.42%; Alliance Premier Growth Portfolio--1.10%; Federated High Income Bond Fund II--0.89%; Federated Utility Fund II--1.12%; Federated American Leaders Fund II--0.94%; Federated Fund for U.S. Government Securities Fund II--1.25%; Lexington Emerging Markets Fund--1.91%; MFS High Income Series--1.15%; and MFS World Governments Series--1.15%; Montgomery Emerging Markets Fund--1.76%; Montgomery Growth Fund--1.97%. The information set forth in this table was provided to Fortis Benefits by the Portfolio managers and Fortis Benefits has not independently verified such information.

(b) Certain of the unaffiliated investment advisers of the Portfolios reimburse Fortis Benefits for costs incurred in connection with administering the Portfolios as variable funding options by payment of an amount based on assets in the Portfolios attributable to the Certificates. These amounts are not charged to the Portfolios or the holders of the Certificates.

EXAMPLES*

If you COMMENCE AN ANNUITY payment option, or whether you DO or DO NOT surrender your Certificate, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                 1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------  -------   -------   -------   --------
Alliance Money Market Portfolio.............................      11        36        62        136
Alliance International Portfolio............................      15        45        78        171
Alliance Premier Growth Portfolio...........................      15        45        78        171
American Century VP Balanced Fund...........................      15        47        81        176
American Century VP Capital Appreciation Fund...............      15        47        81        176
Federated High Income Bond Fund II..........................      13        41        70        154
Federated Utility Fund II...................................      14        42        73        160
Federated American Leaders Fund II..........................      14        42        73        160
Federated Fund for U.S. Gov't Securities Fund II............      13        41        70        154
Fortis S&P 500 Index........................................      10        32        55        121
INVESCO Health Sciences Portfolio...........................      16        49        85        185
INVESCO Industrial Income Portfolio.........................      15        45        78        171
INVESCO Technology Portfolio................................      16        48        83        182
Lexington Natural Resources Trust...........................      18        54        93        203
Lexington Emerging Markets Fund.............................      23        72       123        264
MFS Emerging Growth Series..................................      14        43        74        162
MFS High Income Series......................................      15        47        81        176
MFS World Governments Series................................      15        47        81        176
Montgomery Emerging Markets Fund............................      23        69       119        255
Montgomery Growth Fund......................................      18        54        93        203
Neuberger & Berman Partners Portfolio.......................      14        42        73        161
Neuberger & Berman Maturity Bond Portfolio..................      13        40        68        151
SAFECO Growth Portfolio.....................................      13        40        68        151
SAFECO Equity Portfolio.....................................      13        39        67        148
Strong Discovery Fund.......................................      17        52        90        196
Strong International Fund...................................      20        62       107        230
Van Eck Worldwide Bond Fund.................................      16        50        87        189
Van Eck Worldwide Hard Assets Fund..........................      16        50        86        188

------------------------
* For purposes of these examples, the effect of the annual Certificate administration charge has been computed based on the average total Contract Value during the year ended December 31, 1997 and the total actual amount of annual contract administration charges collected during the year. For the purpose of these examples, Portfolio annual expenses are assumed to continue at the rates set forth in the table above. Also, the examples do not include the affect of any Market Value Adjustment.

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
                            ------------------------

The foregoing tables and examples are included to assist you in understanding the transaction and operating expenses imposed directly or indirectly under the Certificates and the Portfolios. Amounts for state premium taxes or similar assessments will also be deducted, where applicable.

See Appendix B for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CERTIFICATE FEATURES

The following summary should be read in conjunction with the detailed information in this Prospectus. Variations from the information appearing in this Prospectus due to requirements particular to your state are described in supplements which are attached to this Prospectus, or in endorsements to the Certificate as appropriate.

The Certificates are designed to provide individuals with retirement benefits through the accumulation of Net Purchase Payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

"We," "our," and "us" mean Fortis Benefits Insurance Company. "You" and "your" mean a reader of this Prospectus who is contemplating making purchase payments or taking any other action in connection with a Certificate.

PURCHASE PAYMENTS

The initial purchase payment under a Certificate must be at least $5,000 ($2,000 for a Certificate pursuant to a qualified contract). Additional purchase payments under a Certificate must be at least $500. See "Issuance of a Certificate and Purchase Payments."

On the Certificate Issue Date, except as hereafter explained, the initial purchase payment is allocated, as specified by the Participant in the Certificate application, among one or more of the Subaccounts of the Variable Account, or to one or more of the Guarantee Periods in the Guarantee Periods Fixed Account (or to the General Account Fixed Account if the Participant resides in a state in which the Guaranteed Periods Fixed Account is not offered), or to a combination thereof. As previously indicated, if the Participant resides in a state requiring a refund of all purchase payments under the "free look" privilege, the initial purchase payment will be allocated to the Alliance Money Market Portfolio until the expiration of the time period described under "Allocation of Purchase Payments and Certificate Value" hereafter. Thereafter, it will be allocated as specified by the Participant. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that the Participant may subsequently request In Writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each of the Subaccounts of the Variable Account invests in shares of a Portfolio. Certificate Value in each of the Subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding Portfolios, as well as deductions for certain charges.

Each Portfolio has a separate and distinct investment objective. A full description of the Portfolios and their investment objectives, policies, risks and expenses can be found in the current Prospectus for the Portfolio, which accompanies this Prospectus, and the Statement of Additional Information for the Portfolio which is available upon request. (See Appendix C which contains a summary of the investment objectives of each Portfolio.)

FIXED ACCOUNT INVESTMENT OPTIONS

Either a Guarantee Periods Fixed Account or a General Account Fixed Account is available, depending upon your state of residence.

Any amount allocated by the Participant to the Guarantee Periods Fixed Account earns a Guaranteed Interest Rate. The level of the Guaranteed Interest Rate depends on the length of the Guarantee Period selected by the Participant. We currently make available ten different Guarantee Periods, ranging from one to ten years. If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable Guarantee Period, a Market Value Adjustment will be applied to increase or decrease the amount that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you.

Any amount allocated to the General Account Fixed Account will accrue interest at a minimum effective annual rate plus such additional excess interest rate which we may declare from time-to-time.

For a more complete discussion of the Fixed Accounts investment option and the Market Value Adjustment, see "The Fixed Account."

TRANSFERS

During the Accumulation Period, you can transfer all or part of your Certificate Value from one Subaccount to another or into the Fixed Account and, subject to any Market Value Adjustment, from one Guarantee Period of a Guarantee Periods Fixed Account to another or into a Subaccount. There are limitations on the frequency and amounts of transfers from the General Account Fixed Account. There is currently no charge for these transfers. We reserve the right to restrict the frequency of, or otherwise condition, terminate, or impose charges upon, transfers from a Subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Certificate Value Transfers."

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the Certificate Value may be surrendered by the Participant before the earlier of the Annuitant's death or the Annuity Commencement Date. Amounts surrendered from the Guarantee Periods Fixed Account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders" and "Market Value Adjustment." Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters."

CHARGES AND DEDUCTIONS

Fortis Benefits deducts daily charges at a rate of .45 % per annum of the value of the average net assets in the Variable Account for the mortality and expense risks it assumes. There is also an annual administrative charge each year for Certificate administration and maintenance. This charge is $30 per year (subject to any applicable state law limitations) and is deducted on each anniversary of the

Certificate Issue Date and upon total surrender of the Certificate. Also, there may be state premium tax charges deducted from your Certificate Value. See "Charges and Deductions."

ANNUITY PAYMENTS

The Certificate provides several types of annuity benefits to Participants or other persons they properly designate to receive such payments, including Fixed and Variable Annuity Options. The Participant has considerable flexibility in choosing the Annuity Commencement Date. However, the tax implications of an Annuity Commencement Date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late. See "Annuity Commencement Date," "Annuity Forms" and "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event that the Annuitant or Participant dies prior to the Annuity Commencement Date, a death benefit is payable to the Beneficiary. See "Benefit Payable on Death of Annuitant or Participant."

RIGHT TO EXAMINE THE CONTRACT

A Participant may elect during a "free look" period to cancel the Certificate and receive a refund. See the cover page of this Prospectus.

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a Certificate may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a Certificate is issued.

The record owner of the group variable annuity contract pursuant to which Certificates may be issued will be a bank trustee whose sole function is to hold record ownership of the contract or an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that a Participant otherwise would have under a Certificate may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for Participants or any other persons who may receive payments under a Certificate, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a Certificate or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS

Any question about procedures of the Certificate should be directed to your sales representative, or Fortis Benefits' Home Office: P.O. Box 64295, St. Paul, Minnesota, 55164: 1-800-827-5877. Purchase payments and Written Requests should be mailed or delivered to the same Home Office address. All communications should include the Certificate number, the Participant's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-827-5877.

Any purchase payment or other communication, except a free-look cancellation notice, is deemed received at Fortis Benefit's Home Office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

FINANCIAL AND PERFORMANCE INFORMATION

The information presented below reflects the Accumulation Unit information for the available Subaccounts of the Variable Account through December 31, 1997.

                          DECEMBER 31, 1996               DECEMBER 31, 1997
                    ------------------------------  -----------------------------
                     ACCUMULATION    ACCUMULATION    ACCUMULATION    ACCUMULATION
                    UNITS IN FORCE    UNIT VALUE    UNITS IN FORCE    UNIT VALUE
                    ---------------  -------------  ---------------  ------------
Alliance Money
 Market
 Portfolio........       539,196       $  10.378         649,382      $10.861561
Alliance
 International
 Portfolio........        28,337       $  10.517         245,490      $10.818424
Alliance Premier
 Growth
 Portfolio........        19,611       $  11.803         127,363      $15.729195
American Century
 V.P. Balanced
 Fund.............        10,307       $  10.972          44,869      $12.639353
American Century
 V.P. Capital
 Appreciation
 Fund.............         7,475       $   9.412          15,641      $ 9.061024
Federated US Govt
 Securities.......                                        19,937      $10.704721
Federated High
 Income Bond Fund
 II...............        83,778       $  10.978         207,634      $12.441253
Federated Utility
 Fund II..........        18,507       $  10.748         121,809      $13.550370
Federated American
 Leaders Fund
 II...............        43,455       $  11.395         212,945      $15.012052
Fortis S&P 500
 Index Series.....        20,189       $   9.790         206,843      $12.896250
INVESCO - Variable
 Health
 Sciences.........                                        13,819      $11.006864
INVESCO Variable
 Industrial
 Income...........                                        27,808      $12.136873
INVESCO Variable
 Technology.......                                        14,794      $11.445543
Lexington Natural
 Resources
 Trust............        64,788       $  12.050          90,146      $12.853076
Lexington Emerging
 Markets Fund.....         6,919       $   9.426          77,056      $ 8.299614
MFS Emerging
 Growth Series....       180,147       $  11.335         303,026      $13.756132
MFS High Income
 Series...........        36,197       $  10.912          55,017      $12.342449
MFS World
 Governments
 Series...........         4,084       $  10.411          10,694      $10.248705
Neuberger & Berman
 Limited Maturity
 Bond Portfolio...                                        32,024      $10.497834
Neuberger & Berman
 Partners
 Portfolio........                                        47,329      $12.477670
Montgomery
 Emerging Markets
 Fund.............        17,917       $  10.632          62,541      $10.526513
Montgomery Growth
 Fund.............        70,482       $  12.688         115,144      $16.232262
SAFECO Equity
 Portfolio........        20,103       $   9.778         118,412      $12.151817
SAFECO Growth
 Portfolio........        18,249       $  10.398         255,499      $14.992831
Strong Discovery
 Fund II..........         9,105       $  10.058          21,234      $11.153400
Strong
 International
 Stock Fund II....        34,083       $  10.509          36,546      $ 9.049000
Van Eck Worldwide
 Bond Fund........         3,565       $  10.293          26,552      $10.492666
Van Eck Worldwide
 Hard Assets
 Fund.............        47,229       $   9.992         135,426      $ 9.774884

Audited financial statements of the available Subaccounts of the Variable Account are included in the Statement of Additional Information.

Advertising and other sales materials may include yield and total return figures for the Subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the Subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total return" is the total change in value of an investment in the Subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning Fortis Benefits is included in this Prospectus under "Additional Information About Fortis Benefits" and "Fortis Benefits Financial Statements."

FORTIS BENEFITS/FORTIS FINANCIAL GROUP MEMBER

Fortis Benefits Insurance Company, the issuer of the Certificates, was founded in 1910. At the end of 1996, Fortis Benefits had approximately $94 billion of total life insurance in force. Fortis Benefits is a Minnesota corporation and is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis AMEV and 50% by Fortis AG. Fortis, Inc. manages the United States operations for these two companies.

Fortis Benefits is a member of the Fortis Financial Group, a joint effort by Fortis Benefits, Fortis Advisers, Inc., Fortis Investors, Inc., and Time Insurance Company, offering financial products through the management, marketing and servicing of mutual funds, annuities and life insurance and disability income products.

Fortis AMEV is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis AG is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis AMEV and Fortis AG have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies had approximately $167 billion in assets as of year-end 1997.

All of the guarantees and commitments under the Certificates are general obligations of Fortis Benefits, regardless of whether the Certificate Value has been allocated to the Variable Account or to the Fixed Account. None of Fortis Benefits' affiliated companies has any legal obligation to back Fortis Benefits' obligations under the Certificates.

THE VARIABLE ACCOUNT

The Variable Account, which is a segregated investment account of Fortis Benefits, was established as Variable Account D by Fortis Benefits pursuant to the insurance laws of Minnesota as of October 14, 1987. Although the Variable Account is an integral part of Fortis Benefits, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under Certificates and other variable annuity contracts issued by Fortis Benefits will not be chargeable with liabilities arising out of any other business of Fortis Benefits.

There are a number of Subaccounts in the Variable Account. The assets in each Subaccount are invested exclusively in one of the Portfolios listed on page one of this Prospectus. Income and both realized and unrealized gains or losses from the assets of each Subaccount of the Variable Account are credited to or charged against that Subaccount without regard to income, gains or losses from any other Subaccount of the Variable Account or arising out of any other business we may conduct. New Subaccounts may be added as new Portfolios are added and made available. Correspondingly, if any Portfolios are eliminated, Subaccounts may be eliminated from the Variable Account.

THE PORTFOLIOS

Certificate holders may choose from among a number of different Portfolios, each of which is a mutual fund available for purchase only as a funding vehicle for benefits under variable life insurance and variable annuities issued by Fortis Benefits and other life insurance companies. (See Appendix C which contains a summary of the investment objectives of each Portfolio.) Each Portfolio corresponds to one of the Subaccounts of the Variable Account. The assets of each Portfolio are separate from the others and each Portfolio operates as a separate investment portfolio whose performance has no effect on the investment performance of any other Portfolio. More detailed information for each Portfolio offered, such as its investment policies and restrictions, charges, risks attendant to investing in it, and other aspects of its operations, may be found in the current prospectus for each Portfolio. Such a prospectus for the Portfolios being considered must accompany this Prospectus and should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from Fortis Benefits by calling 1-800-827-5877, or writing P.O. Box 64295, St. Paul, Minnesota 55164.

Fortis Benefits purchases and redeems Portfolios' shares for the Variable Account at their net asset value without the imposition of any sales or redemption charges. Any dividend or capital gain distributions attributable to Certificates are automatically reinvested in shares of the Portfolio from which they are received at the Portfolio's net asset value on the date paid. Such dividends and distributions will have the effect of reducing the net asset value of each share of the corresponding Portfolio and increasing, by an equivalent value, the number of shares outstanding of the Portfolio. However, the value of your interest in the corresponding Subaccount will not change as a result of any such dividends and distributions.

As indicated, Portfolios may also be available to registered separate accounts offering variable annuity and variable life products of other participating insurance companies, as well as to the Variable Account and other separate accounts of Fortis Benefits. Although Fortis Benefits does not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interest of the Variable Account and one or more of the other separate accounts participating in the Portfolios. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and those of other companies, or some other reason. In the event of conflict, Fortis Benefits will take any steps necessary to protect the Participants and variable annuity payees.

THE FIXED ACCOUNT

Interests in either of two different Fixed Accounts are offered by this Prospectus, depending upon the state of residence of the Certificate applicant: a Guarantee Periods Fixed Account or a General Account Fixed Account. Both of these Fixed Accounts are referred to as the Fixed Account elsewhere in this prospectus where a distinction is not relevant. A Guaranteed Periods Fixed Account is offered to Certificate applicants in most states. However, in a limited number of states, a General Account Fixed Account is offered in lieu of the Guarantee Periods Fixed Account. Applicants should inquire of Fortis Benefits or their account representative to determine which Fixed Account is available in their state. Charges under the Certificate are the same as when the Variable Account is being used, except that the .45% per annum charged for mortality and expense risk and administrative expenses is not imposed on amounts of Certificate Value in the Fixed Account.

GUARANTEE PERIODS FIXED ACCOUNT

Any amount allocated by the Participant to the Fixed Account earns a Guaranteed Interest Rate commencing with the date of such allocation. This Guaranteed Interest Rate continues for a number of years (not to exceed ten) selected by the Participant. At the end of this Guarantee Period, the Participant's Certificate Value in that Guarantee Period, including interest accrued thereon, will be allocated to a new Guarantee Period of the same length unless Fortis Benefits has received a Written Request from the Participant to allocate this amount to a different Guarantee Period or periods or to one or more of the Subaccounts. We must receive this Written Request at least three business days prior to the end of the Guarantee Period. The first day of the new Guarantee Period (or other reallocation) will be the day after the end of the prior Guarantee Period. We will notify the Participant at least 45 days and not more than 75 days prior to the end of any Guarantee Period.

We currently make available ten different Guarantee Periods, ranging from one to ten years. Each Guarantee Period has its own Guaranteed Interest Rate, which may differ from those for other Guarantee Periods. From time to time we will, at our discretion, change the Guaranteed Interest Rate for future Guarantee Periods of various lengths. These changes will not affect the Guaranteed Interest Rates being paid on Guarantee Periods that have already commenced. Each allocation or transfer of an amount to a Guarantee Period commences the running of a new Guarantee Period with respect to that amount, which will earn a Guaranteed Interest Rate that will continue unchanged until the end of that period. The Guaranteed Interest Rate will never be less than an effective annual rate of 3%.

Fortis Benefits declares the Guaranteed Interest Rates from time to time as market conditions dictate. Fortis Benefits advises a Participant of the Guaranteed Interest Rate for a chosen Guarantee Period at the time a purchase payment is received, a transfer is effectuated or a Guarantee Period is renewed.

Fortis Benefits has no specific formula for establishing the Guaranteed Interest Rates for the Guarantee Periods. The rate may be influenced by, but not necessarily correspond to, interest rates generally available on the types of investments acquired with amounts allocated to the Guarantee Period. See "Investments by Fortis Benefits." Fortis Benefits in determining Guaranteed Interest Rates, may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales and administrative expenses borne by Fortis Benefits, risks assumed by Fortis Benefits, Fortis Benefits' profitability objectives, and general economic trends.

FORTIS BENEFITS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. FORTIS BENEFITS CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 3%.

Information concerning the Guaranteed Interest Rates applicable to the various Guarantee Periods at any time may be obtained from our Home Office or from your sales representative.

MARKET VALUE ADJUSTMENT

For Certificates with allocations to the Guarantee Periods Fixed Account, except as described below, if any Fixed Account Value is surrendered, transferred or otherwise paid out before the end of the Guarantee Period in which it is being held, a Market Value Adjustment will be applied. This generally includes amounts that are paid out as a death benefit pursuant to the Certificate, amounts applied to an annuity option, and amounts paid as a single sum in lieu of an annuity. However, NO Market Value Adjustment will be applied to amounts that are paid out during the period beginning fifteen days before and ending fifteen days after the end of a Guarantee Period in which it was being held. Additionally, no Market Value Adjustment will be applied to amounts that are withdrawn from a Guarantee Period and paid out to the Participant; or transferred to the Variable Account, on an automatic periodic basis under a formal Fortis Benefits program for the withdrawal or transfer of the earnings of the Fixed Account. (There may be conditions and limitations imposed by Fortis Benefits associated with such a program. See your Fortis Benefits representative for the availability of any such program, and the conditions and limitations of such a program, in your state.)

The Market Value Adjustment may increase or decrease the amount of Fixed Account Value being withdrawn or transferred. The comparison of two Guaranteed Interest Rates determines whether the Market Value Adjustment produces an increase or a decrease. The first rate to compare is the Guaranteed Interest Rate for the amount being transferred or withdrawn. The second rate is the Guaranteed Interest Rate then being offered for new Guarantee Periods of the same duration as that remaining in the Guarantee Period from which the funds are being withdrawn or transferred. If the first rate exceeds the second by more than 1/2%, the Market Value Adjustment produces an increase. If the first rate does not exceed the second by at least 1/2%, the Market Value Adjustment produces a decrease. Sample calculations are shown in Appendix A.

The Market Value Adjustment will be determined by multiplying the amount being withdrawn or transferred from the Guarantee Period (before deduction of any applicable surrender charge) by the following factor:

      (  1 + I  )         n / 12
      -----------                 - 1
 (    1 + J + .005    )

where,

    - I is the Guaranteed Interest Rate being credited to the amount being withdrawn from the existing Guarantee Period,

    - J is the Guaranteed Interest Rate then being offered for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years), and

    - N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

GENERAL ACCOUNT FIXED ACCOUNT

Accounts allocated to the General Account Fixed Account are held in the General Account of Fortis Benefits. Because of exemptive and exclusionary provisions, interests in the General Account Fixed Account have not been registered under the Securities Act of 1933 and the General Account Fixed Account has not been registered as an investment company under the Investment Company Act of 1940. Accordingly, neither the General Account Fixed Account nor any interests therein are subject to the provisions of these acts and, as a result, the staff of the Securities and Exchange Commission has not reviewed the disclosures in the Prospectus relating to the General Account Fixed Account. Disclosures regarding the Fixed Account may, however, be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses. For Certificates with amounts allocated to the General Account Fixed Account, this Prospectus is generally intended to serve as a disclosure document only for the aspects of the Certificate involving the Variable Account and contains only selected information regarding the General Account Fixed Account. More information regarding the General Account Fixed Account may be obtained from Fortis Benefits' Home Office or from your sales representative.

Fortis Benefits guarantees that Certificate Value in the General Account Fixed Account will accrue interest at an effective annual rate of at least 3%, independent of the actual investment experience of the General Account. We may, at our sole discretion, credit higher rates of interest, although we are not obligated to credit interest in excess of the guaranteed rate of 3% per year. Any interest rate in excess of 3% per year with respect to any amount in the General Account Fixed Account pursuant to a Certificate will not be modified more than once each calendar year. Any higher rate of interest will be quoted at an effective annual rate. The rate of any excess interest initially or subsequently credited to any amount can in many cases vary, depending on when that amount was originally allocated to the General Account Fixed

Account. Once credited, such interest will be guaranteed and will become part of Certificate Value in the General Account Fixed Account from which deductions for fees and charges may be made.

GENERAL ACCOUNT FIXED ACCOUNT TRANSFERS

Transfers out of the General Account Fixed Account have special limitations. Prior to the Annuity Commencement Date, Participants may transfer part or all of the Certificate Value from the General Account Fixed Account to the Variable Account, provided that (1) no more than one such transfer is made each Certificate year, (2) no more than 50% of the General Account Fixed Account Value is transferred at any time (unless the balance in the General Account Fixed Account after the transfer would be less than $1,000, in which case up to the entire balance may be transferred), (3) at least $1,000 is transferred at any one time (or, if less, the entire amount in the General Account Fixed Account), and (4) you may not make a transfer into the General Account Fixed Account within six months after a transfer out of such account. Irrespective of the above, we may in our discretion permit a continuing request for transfer of lesser specified amounts automatically on a periodic basis. However, we reserve the right to discontinue or modify any such arrangements at our discretion. No transfers from the General Account Fixed Account may be made after the Annuity Commencement Date.

INVESTMENTS BY FORTIS BENEFITS

Our obligations with respect to the Guarantee Periods Fixed Account and the General Account Fixed Account are legal obligations of Fortis Benefits and are supported by our General Account assets, which also support obligations incurred by us under other insurance and annuity contracts. Investments purchased with amounts allocated to both Fixed Accounts are the property of Fortis Benefits and Participants have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our General Account and in the Fixed Account.

Amounts in the Fortis Benefits' General Account and the Fixed Account will be invested in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the General Account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. See Fortis Benefits' Financial Statements" for information on Fortis Benefits' investments. Investment management for amounts in the General Account and in the Fixed Account is provided to Fortis Benefits by Fortis Advisers, Inc.

Fortis Benefits intends to consider the return available on the instruments in which it intends to invest amounts allocated to the Fixed Account when it establishes Guaranteed Interest Rates. Such return is only one of many factors considered in establishing the Guaranteed Interest Rates. See "Guarantee Periods Fixed Account."

Fortis Benefits expects that amounts allocated to the Fixed Account generally will be invested in debt instruments that approximately match Fortis Benefits' liabilities with regard to the Guarantee Periods for Net Purchase Payments allocated to Guarantee Periods Fixed Accounts and with regard to expected holding periods for Net Purchase Payments allocated to the General Account Fixed Account. Fortis Benefits expects that these will include primarily the following types of debt instruments: (1) securities issued by the United States Government or its agencies or instrumentalities, which securities may or may not be guaranteed by the United States Government; (2) debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service; (3) other debt instruments including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations although not rated by Moody's or Standard & Poor's, are deemed by Fortis Benefits to have an investment quality comparable to securities which may be purchased as stated above; and (4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate. Notwithstanding the foregoing, Fortis Benefits is not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws and regulations. See "Regulation and Reserves."

FIXED ACCOUNT VALUE

The Certificate's Fixed Account Value on any Valuation Date is the sum of the Net Purchase Payments allocated to the Fixed Account, plus any transfers from the Variable Account, plus interest credited to the Fixed Account, less any surrender charges or annual administrative charges allocated to the Fixed Account or transfers to the Variable Account.

ACCUMULATION PERIOD

ISSUANCE OF A CERTIFICATE AND PURCHASE PAYMENTS

Fortis Benefits reserves the right to reject any application for a Certificate or any purchase payment for any reason. If the issuing instructions can be accepted in the form received, the initial purchase payment will be credited within two Valuation Dates after the later of receipt of the issuing instructions or receipt of the initial purchase payment at Fortis Benefits' Home Office. If the initial purchase payment cannot be credited within five Valuation Dates after receipt because the issuing instructions are incomplete, the initial purchase payment will be returned unless the applicant consents to our retaining the initial purchase payment and crediting it as of the end of the Valuation Period in which the necessary requirements are fulfilled. The initial purchase payment must be at least $5,000 ($2,000 for a Certificate issued pursuant to a qualified plan).

The date that the initial purchase payment is applied to the purchase of the Certificate is also the Certificate Issue Date. The Certificate Issue Date is the date used to determine Certificate years, regardless of when the Certificate is delivered. The crediting of investment experience in the Variable Account, or a fixed rate of return in the Fixed Account, begins as of the Certificate Issue Date.

The Participant may make additional purchase payments at any time after the Certificate Issue Date and prior to the Annuity Commencement Date, as long as the Annuitant is living. Purchase payments (together with any required information identifying the proper Certificates and account to be credited with purchase payments) must be transmitted to our Home Office. Additional purchase payments are credited to the Certificate and added to the Certificate Value as of the end of the Valuation Period in which they are received in good order.

Each additional purchase payment under a Certificate must be at least $500. The total of all purchase payments for all Fortis Benefits annuities having the same owner or participant, or annuitant, may not exceed $1 million (not more than $500,000 allocated to the Fixed Account) without Fortis Benefits' prior approval, and we reserve the right to modify this limitation at any time.

Purchase payments in excess of the initial minimum may be made by monthly draft against the bank account of any Participant who has completed and returned to us a special "Thrift-O-Matic" authorization form that may be obtained from your sales representative or from our Home Office. Arrangements can also be made for purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to Fortis Benefits Insurance Company.

If the Certificate Value is less than $1,000, we may cancel the Certificate on any Valuation Date. We will notify the Participant at least 90 days in advance of our intention to cancel the Certificate. Such cancellation would be considered a full surrender of the Certificate.

CERTIFICATE VALUE

Certificate Value is the total of any Variable Account Value in all the Subaccounts of the Variable Account pursuant to the Certificate, plus any Fixed Account Value.

There is no guaranteed minimum Variable Account Value. To the extent Certificate Value is allocated to the Variable Account, you bear the entire investment risk.

DETERMINATION OF VARIABLE ACCOUNT VALUE. A Certificate's Variable Account Value is based on Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a Subaccount on any Valuation Date is equal to the previous value of that Subaccount's Accumulation Unit multiplied by that Subaccount's net investment factor (discussed directly below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a Certificate's Variable Account Value in a Subaccount is equal to the number of Accumulation Units in the Subaccount times the value of one Accumulation Unit for that Subaccount.

The number of Accumulation Units in each Subaccount is equal to:

    - Accumulation Units purchased at the time that any Net Purchase Payments or transferred amounts are allocated to the Subaccount; less

    - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the Subaccount; less

    - Accumulation Units redeemed to pay charges under the Contract.

NET INVESTMENT FACTOR. If a Subaccount's net investment factor is greater than one, the Subaccount's Accumulation Unit value has increased. If the net investment factor is less than one, the Subaccount's Accumulation Unit value has decreased. The net investment factor for a Subaccount is determined by dividing
(1) the net asset value per share of the Portfolio shares held by the Subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the Portfolio shares held by the Subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this Certificate, by (2) the net asset value per share of the Portfolio shares held in the Subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

DETERMINATION OF FIXED ACCOUNT VALUE. A Certificate's Fixed Account Value is guaranteed by Fortis Benefits. Therefore, Fortis Benefits bears the investment risk with respect to amounts allocated to the Fixed Account, except to the extent that (a) Fortis Benefits may vary the Guaranteed Interest Rate for future Guarantee Periods for Guarantee Periods Fixed Accounts and the current interest for General Account Fixed Accounts (subject to the 3% effective annual minimum) and (b) the Market Value Adjustment for Guarantee Periods Fixed Accounts imposes investment risks on the Participant.

The Certificate's Fixed Account Value on any Valuation Date is equal to the following amounts, in each case increased by accrued interest:

    - The amount of Net Purchase Payments or transferred amounts allocated to the Fixed Account; less

    - The amount of any transfers or surrenders out of the Fixed Account.

ALLOCATION OF PURCHASE PAYMENTS AND CERTIFICATE VALUE

ALLOCATION OF PURCHASE PAYMENTS. In the application for a Certificate, the Participant can allocate Net Purchase Payments, or portions thereof, to the available Subaccounts of the Variable Account or to the Fixed Account (and to Guarantee Periods within the Fixed Account for Certificates issued in states where the Guarantee Periods Fixed Account is offered), or a combination thereof. Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future Net Purchase Payments may be changed, without charge, at any time by sending a Written Request to Fortis Benefits' Home Office. Changes in the allocation of future Net Purchase Payments will be effective on the date we receive the Participant's Written Request.

TRANSFERS. Transfers of Certificate Value from one available Subaccount to another or into the Fixed Account, or from the Fixed Account to one of the available Subaccounts, or in the case of a Guarantee Periods Fixed Account transfers from one Guarantee Period to another Guarantee Period, can be made by the Participant in Written Request to Fortis Benefits' Home Office, or by telephone transfer as described below. There is currently no charge for any transfer, although transfers from a Guarantee Period of a Guarantee Period Fixed Account that are (1) more than 15 days before or after the expiration thereof, or (2) are not a part of a formal Fortis Benefits program for the transfer of earnings of the Fixed Account, are subject to a Market Value Adjustment. See "Market Value Adjustment." Transfers of Certificate Value from the General Account Fixed Account are restricted in both amount and timing. See "Fixed Account -- General Account Fixed Account -- General Account Fixed Account Transfers."

The minimum transfer from a Subaccount or Guarantee Period is the lesser of $1,000 or all of the Certificate Value in the Subaccount or Fixed Account. Irrespective of the above we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. However, we reserve the right to restrict the frequency of or otherwise condition, terminate or impose charges (not to exceed $25 per transfer) upon transfers. We will count all transfers between and among the Subaccounts of the Variable Account and the Fixed Account as one transfer, if all the transfer requests are made at the same time as part of one request. We will execute the transfers and determine all values in connection with transfers as of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment associated with a transfer from a Guarantee Period of the Guarantee Periods Fixed Account, respectively, will be added to or deducted from the transferred amount.

If you complete and return the telephone transfer section of the application, transfers may be made pursuant to telephone instructions. We will honor telephone transfer instructions from any person who provides the correct identifying information. Fortis Benefits will not be responsible for, and you will bear the risk of loss from, oral instructions, including fraudulent instructions, which are reasonably believed to be genuine. We will employ reasonable procedures to confirm that telephone instructions are genuine, but if such procedures are not deemed reasonable, we may be liable for any losses due to unauthorized or fraudulent instructions. Our procedures are to verify address and social security number, tape record the telephone call, and provide written confirmation of the transaction. We may modify or terminate our telephone transfer procedures at any time. The number for telephone transfers is 1-800-827-5877.

Certain restrictions on very substantial investments in any one Subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

TOTAL SURRENDERS. The Participant may surrender all of the Cash Surrender Value at any time during the life of the Annuitant and prior to the Annuity Commencement Date by a Written Request sent to Fortis Benefits' Home Office. We reserve the right to require that the Certificate be returned to us prior to making payment, although this will not affect our determination of the amount of the Cash Surrender Value. Cash Surrender Value is the Certificate Value at the end of the Valuation Period during which the Written Request for the total surrender is received by Fortis Benefits at its Home Office, plus or minus any applicable Market Value Adjustment. See "Market Value Adjustment."

The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to any total surrender. Surrenders from the Variable Account will generally be paid within seven days of the date of receipt by Fortis Benefits' Home Office of the Written Request. Postponement of payments may occur, however, in certain circumstances. See "Postponement of Payment."

The amount paid upon total surrender of the Cash Surrender Value (taking into account any prior partial surrenders) may be more or less than the total Net Purchase Payments made. After a surrender of the Cash Surrender Value or at any time the Certificate Value is zero, all rights of the Participant, Annuitant, or any other person will terminate.

PARTIAL SURRENDERS. At any time prior to the Annuity Commencement Date and during the lifetime of the Annuitant, the Participant may surrender a portion of the Fixed Account Value and/or the Variable Account Value by sending to Fortis Benefits' Home Office a Written Request. We will not accept a partial surrender request unless the net proceeds payable to you as a result of the request are at least $1,000. If the total Certificate Value in both the Variable Account and Fixed Account would be less than $1,000 after the partial surrender, Fortis Benefits will surrender the entire Cash Surrender Value under the Certificate.

In order for a request to be processed, the Participant must specify from which Subaccounts of the Variable Account or Guarantee Periods of the Fixed Account, if applicable, a partial surrender should be made.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the Fixed Account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. If the surrender is from a Guarantee Period, the amount payable to the Participant will be reduced by any applicable negative Market Value Adjustment, or increased by any positive Market Value Adjustment unless the surrender is (1) within 15 days before or after the expiration of a Guarantee Period, or (2) is a part of a formal Fortis Benefits program for the transfer of earnings from the Fixed Account. The partial surrender will be effective at the end of the Valuation Period in which Fortis Benefits receives the Written Request for partial surrender at its Home Office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment."

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters." Also, under tax deferred annuity Certificates pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

BENEFIT PAYABLE ON DEATH OF ANNUITANT OR PARTICIPANT

If the Annuitant or Participant dies prior to the Annuity Commencement Date, a death benefit will be paid to the Beneficiary. If more than one Annuitant has been named, the death benefit payable upon the death of an Annuitant will only be paid upon the death of the last survivor of the persons so named. The death benefit will equal the greater of:

(1) the sum of all Net Purchase Payments made less all prior surrenders and any applicable prior negative Market Value Adjustments (in the case of a Certificate having a Guarantee Periods Fixed Account), or

(2)  the Certificate Value adjusted by any applicable Market Value
     Adjustment (in the case of a Certificate having a Guarantee Periods Fixed Account), as of the date used for valuing the death benefit.

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our Home Office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment." If we do not receive a Written Request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The Beneficiary may (a) receive a single sum payment, which terminates the Certificate, or (b) select an annuity option. If the Beneficiary selects an annuity option, he or she will have all the rights and privileges of a payee under the Certificate. If the Beneficiary desires an Annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters."

We accept any of the following as proof of death: a copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or a written statement by a medical doctor who attended the deceased at the time of death.

If the Participant dies before the Annuitant and before the Annuity Commencement Date with respect to a Non-Qualified Certificate certain additional requirements are mandated by the Internal Revenue Code, which are discussed below under "Federal Tax Matters-- Required Distributions for Non-Qualified Certificates." It is imperative that Written Notice of the death of the Participant be promptly transmitted to Fortis Benefits at its Home Office, so that arrangements can be made for distribution of the entire interest in the Certificate to the Beneficiary in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the Certificate not being treated as an annuity contract for federal income tax purposes, which could have adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE

The Participant may specify an Annuity Commencement Date in the application. The Annuity Commencement Date marks the beginning of the period during which an Annuitant or other payee designated by the Participant receives annuity payments under the Certificate. We reserve the right to not permit an Annuity Commencement Date which is on or after the Annuitant's 75th birthday.

Depending on the type of retirement arrangement involved, amounts that are distributed either too soon or too late may be subject to penalty taxes under the Internal Revenue Code. See "Federal Tax Matters." You should consider this carefully in selecting or changing an Annuity Commencement Date.

In order to advance or defer the Annuity Commencement Date, the Participant must submit a Written Request during the Annuitant's lifetime. The request must be received at our Home Office at least 30 days before the then-scheduled Annuity Commencement Date. The new Annuity Commencement Date must also be at least 30 days after the Written Request is received. There is no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

If the Certificate Value at the end of the Valuation Period which contains the Annuity Commencement Date is less than $1,000, we may pay the entire Certificate Value, without the imposition of any charges other than the premium tax charge, if applicable, in a single sum payment to the Annuitant or other payee chosen by the Participant and cancel the Certificate.

Otherwise, Fortis Benefits will apply (1) the Fixed Account Value to provide a Fixed Annuity Option and (2) the Variable Account Value in any Subaccount to provide a Variable Annuity Option using the same Subaccount, unless the Participant has notified us by Written Request to apply the Fixed Account Value and Variable Account Value in different proportions. Any such Written Request must be received by us at our Home Office at least 30 days before the Annuity Commencement Date.

Annuity payments under a Fixed or Variable Annuity Option will be made on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If more than one person is named as an Annuitant, the Participant may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50 ($20 in Texas). There is no right to make any total or partial surrender during the Annuity Period.

The amount of each annuity payment will depend on the amount of Certificate Value applied to an annuity option, the form of annuity selected and the age of the Annuitant. Information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, is set forth under "Calculations of Annuity Payments" in the Statement of Additional Information. The Statement of Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity form selected. The dollar amount of variable annuity payments varies during the annuity period based on changes in Annuity Unit Values for the Subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

If a Subaccount on which a variable annuity payment is based has an average effective net investment return higher than 3% per annum during the period between two such annuity payments, the Annuity Unit Value will increase, and the second payment will be higher than the first. Conversely, if the Subaccount's average effective net investment return over the period between the annuity payments is less than 3% per annum, the Annuity Unit Value will decrease, and the second payment will be lower than the first. "Net investment return," for this purpose, refers to the Subaccount's overall investment performance, net of the mortality and expense risk and administrative expense charges, which are assessed at a nominal aggregate annual rate of .45%. We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

TRANSFERS. During the Annuity Period, the person receiving annuity payments may make up to four transfers a year among Subaccounts. The current procedures for and conditions on these transfers are the same as described above under "Allocation of Purchase Payments and Certificate Value Transfers." Transfers from a Fixed Annuity Option are not permitted during the Annuity Period.

ANNUITY FORMS

The Participant may select an annuity form or change a previous selection by Written Request, which must be received by us at least 30 days before the Annuity Commencement Date. One annuity form may be selected, although as discussed above, payments under that form may be received on a combination fixed and variable basis. If no annuity form selection is in effect on the Annuity Commencement Date, in most cases we automatically apply Option B (described below), with payments guaranteed for 10 years. If the Certificate is issued under certain retirement plans, however, federal pension law may require that any default payments be made pursuant to plan provisions and/or federal law. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

The following options are available for fixed annuity payments and for variable annuity payments.

OPTION A, LIFE ANNUITY. Payments are made as of the first Valuation Date of each monthly period during the Annuitant's life, starting with the Annuity Commencement Date. No payments will be made after the Annuitant dies. It is possible for the payee to receive only one payment under this option, if the Annuitant dies before the second payment is due.

OPTION B, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS TO 20
YEARS. Payments are made as of the first Valuation Date of each monthly period starting on the Annuity Commencement Date. Payments will continue as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will continue installments of the guaranteed payments to the Beneficiary.

OPTION C, JOINT AND FULL SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment, if both Annuitants die before the second payment is due.

OPTION D, JOINT AND ONE-HALF CONTINGENT SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. If the Annuitant dies first, payments will continue to the joint Annuitant at one-half the original amount. If the joint Annuitant dies first, payments will continue to the Annuitant at the original full amount. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment if both Annuitants die before the second payment is due.

We also have other annuity forms available and information about them can be obtained from your sales representative or by calling or writing to our Home Office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity forms offered by Fortis Benefits, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Certificates are described under "Federal Tax Matters--Required Distributions for Non-Qualified Certificates." Though the rules there described do not apply to Certificates issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

The states of South Dakota and Wyoming impose a premium tax upon the receipt of a purchase payment. In these states, and in any other state or jurisdiction where premium taxes or similar assessments are imposed upon the receipt of purchase payments, Fortis Benefits will pay such taxes on behalf of the Participant and then deduct a charge for these amounts from the Certificate Value upon the surrender, death of annuitant or Participant, or annuitization of the Certificate. In jurisdictions where premium taxes or similar assessments are imposed at the time annuity payments begin, Fortis Benefits will deduct a charge for such amounts from the Certificate Value at that time. In such jurisdictions, the charge will be deducted on a pro-rata basis from the then-current Fixed Account Value and, by redemption of Accumulation Units, the then-current Variable Account Value in each Subaccount. Similarly, Fortis Benefits may deduct premium taxes from Certificate Value when no deduction was made from purchase payments, but is subsequently determined to be due. Conversely, Fortis Benefits will credit to the Certificate Value the amount of any deductions for premium taxes or similar assessments that are subsequently determined not to be owed.

Applicable premium tax rates depend upon the Participant's then-current place of residence. Applicable rates are subject to change by legislation, administrative interpretations or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

MORTALITY AND EXPENSE RISK CHARGE. We will assess each Subaccount of the Variable Account with a daily charge for mortality and expense risk at a nominal annual rate of .45% of the average daily net assets of the Variable Account (consisting of approximately .30% for mortality risk and approximately .15% for expense risk). This charge is assessed during both the Accumulation Period and the Annuity Period. We guarantee not to increase this charge for the duration of the Certificate.

The mortality risk borne by Fortis Benefits arises from its obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the Certificate) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, Fortis Benefits bears a mortality risk in that it guarantees to pay a death benefit upon the death of an Annuitant or Participant prior to the Annuity Commencement Date.

The expense risk assumed is that actual expenses incurred in connection with issuing and administering the Certificate will exceed the limits on administrative charges set in the Certificate.

If the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed, the loss will be borne by the Company. Conversely, if the amount deducted proves more than sufficient, the excess will be profit to the Company.

ANNUAL ADMINISTRATIVE CHARGE

A $30 annual administrative charge is deducted each Certificate year from the Certificate Value on each anniversary of the Certificate Issue Date. (This charge will be lower to the extent legally required in some states.) This charge is to help cover administrative costs such as those incurred in issuing Certificates, establishing and maintaining the records relating to Certificates, making regulatory filings and furnishing confirmation notices, voting materials and other communications, providing computer, actuarial and accounting services, and processing Certificate transactions. We do not anticipate any profit from this charge. This charge will initially be waived during the Annuity Period, although Fortis Benefits reserves the right to reinstitute it at any time.

The annual administrative charge will be deducted by redemption of Accumulation Units from each Subaccount of the Variable Account and from the Fixed Account in the same proportion as the then-current Certificate Value is then allocated among those alternatives pursuant to the Certificate. If the Certificate is totally surrendered, the full annual administrative charge will be deducted at the time of surrender.

TAX CHARGE

We currently impose no charge for taxes payable by us in connection with the Certificate, other than for premium taxes and similar assessments when applicable. We reserve the right to impose a charge for any other taxes that may become payable by us in the future in connection with the Certificates or the Separate Account.

The annual administrative charge and charges against the Variable Account described above are for the purposes described and Fortis Benefits may receive a profit as a result of these charges.

MISCELLANEOUS

Because the Variable Account invests in shares of the Portfolios, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the Portfolios that are described in their prospectuses.

GENERAL PROVISIONS

THE CERTIFICATES

The Certificate, copies of any applications, amendments, riders, or endorsements attached to the Certificate and copies of any supplemental applications, amendments, endorsements, or revised Certificate pages which are mailed to you are the entire Certificate. Only an officer of Fortis Benefits can agree to change or waive any provisions of a Certificate. Any change or waiver must be in writing and signed by an officer of Fortis Benefits. The Certificates are non-participating and do not share in dividends or earnings of Fortis Benefits.

POSTPONEMENT OF PAYMENT

Fortis Benefits may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. Fortis Benefits may also defer payment of surrender proceeds payable out of the Fixed Account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the age or sex of the Annuitant has been misstated, any amount payable will be that which the purchase payments paid would have purchased at the correct age and sex. If we have made any overpayments because of incorrect information about age or sex, or any other miscalculation, Fortis Benefits will deduct the overpayment from the next payment or payments due. We add underpayments to the next payment. The amount of any adjustment will be credited or charged with interest at the effective annual rate of 3% per year.

ASSIGNMENT

Rights and interests under a Qualified Certificate may be assigned only in certain narrow circumstances referred to in the Certificate. Participants and other payees may assign their rights and interests under Non-Qualified Certificates, including their ownership rights.

We take no responsibility for the validity of any assignment. A change in ownership rights must be made in writing and a copy must be sent to Fortis Benefits' Home Office. The change will be effective on the date it was made, although we are not bound by a change until the date we record it.

The rights under a Certificate are subject to any assignment of record at the Home Office of Fortis Benefits. An assignment or pledge of a Certificate may have adverse tax consequences. See below under "Federal Tax Matters."

BENEFICIARY

Before the Annuity Commencement Date and while the Annuitant is living, the Participant may name or change a beneficiary or a contingent beneficiary by sending a Written Request of the change to Fortis Benefits. Under certain retirement programs, however, spousal consent may be required to name or change a beneficiary, and the right to name a beneficiary other than the spouse may be subject to applicable tax laws and regulations. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payments we make or action we take before receiving the Written Request. We also need the consent of any irrevocably named person before making a requested change.

In the event of the death of a Participant or Annuitant prior to the Annuity Commencement date the Beneficiary will be determined as follows:

    - If there is any surviving Participant, the surviving Participant will be the Beneficiary (this overrides any other beneficiary designation).

    - If there is no surviving Participant, the Beneficiary will be the beneficiary designated by the Participant.

    - If there is no surviving Participant and no surviving beneficiary who has been designated by the Participant, then the estate of the last surviving Participant will be the Beneficiary.

REPORTS

We will mail to the Participant (or to the person receiving payments during the annuity period), at the last known address of record, any reports and communications required by any applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the Portfolios, but not necessarily of the Variable Account or Fortis Benefits.

RIGHTS RESERVED BY FORTIS BENEFITS

Fortis Benefits reserves the right to make certain changes if, in its judgment, they would best serve the interests of Participants and Annuitants or would be appropriate in carrying out the purposes of the Certificates. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Fortis Benefits will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes Fortis Benefits may make include:

    - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

    - To transfer any assets in any Subaccount to another Subaccount, or to one or more separate accounts, or to the Fixed Account; or to add, combine or remove Subaccounts in the Variable Account.

    - To substitute, for the Portfolio shares held in any Subaccount, the shares of another Portfolio or the shares of another investment company or any other investment permitted by law.

    - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Certificate as an annuity.

    - To change the time or time of day at which a Valuation Date is deemed to have ended.

    - To make any other necessary technical changes in the Certificate in order to conform with any action the above provisions permit Fortis Benefits to take, including to change the way Fortis Benefits assesses charges, but without increasing as to any then outstanding Certificate the aggregate amount of the types of charges which Fortis Benefits has guaranteed.

DISTRIBUTION

The Certificates will be sold by individuals who, in addition to being licensed by state insurance authorities to sell the Certificates of Fortis Benefits, are also registered representatives of Jack White & Company, an unaffiliated broker-dealer. The selling activities of Jack White & Company are by means of a dealer agreement with Fortis Investors, Inc., the principal underwriter of the Certificates. Fortis Investors and Jack White & Company are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers and are members of the National Association of Securities Dealers, Inc.

As compensation for distributing the Certificates, Fortis Benefits pays Jack White & Company a fee based upon a formula which is not expected to exceed .10% per annum of the average daily Certificate Value of the Certificates sold by it.

Fortis Benefits did not pay any amount to Fortis Investors in 1996 or 1997 associated with distribution of the Certificates. In the distribution agreement, Fortis Benefits has agreed to indemnify Fortis Investors (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws.

See Note 13 to the Notes to Fortis Benefits' Financial Statements as to amounts it has paid to Fortis, Inc. for various services.

Fortis Investors is an indirect subsidiary of Fortis AMEV and Fortis AG and is therefore under common control with Fortis Benefits. Fortis Investors' principal business address is the same as that of our Home Office. Fortis Investors is not obligated to sell any specific amount of interests under the Certificates. $75,000,000 of interests in the Guarantee Periods Fixed Account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.

FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in the opinion of Fortis Benefits are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a Certificate or related retirement plan.

NON-QUALIFIED CERTIFICATES

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Purchase payments made under Non-Qualified Certificates are not excludible or deductible from the gross income of the Participant or any other person. However, any increase in the accumulated value of a Non-Qualified Certificate resulting from the investment performance of the Variable Account or interest credited to the Fixed Account is generally not taxable to the Participant or other payee until received by him or her, as surrender proceeds, death benefit proceeds, or otherwise. The exception to this rule is that, generally, Participants who are not natural persons are taxed annually on any increase in the Certificate Value. However, this exception does not apply in all cases, and you may wish to discuss this with your tax adviser.

The following discussion applies generally to Certificates owned by natural persons.

In general, surrenders or partial withdrawals under Certificates are taxed as ordinary income to the extent of the accumulated income or gain under the Certificate. If a Participant assigns or pledges any part of the value of a Certificate, the value so pledged or assigned is taxed to the Participant as ordinary income to the same extent as a partial withdrawal.

With respect to annuity payment options, although the tax consequences may vary depending on the option elected under the Certificate, until the investment in the Certificate is recovered, generally only the portion of the annuity payment that represents the amount by which the Certificate Value exceeds the "investment in the Certificate" will be taxed. In general, a person's "investment in the Certificate" is the aggregate amount of purchase payments made by him or her. After an Annuitant's or other payee's "investment in the Certificate" is recovered, the full amount of any additional annuity payments is taxable. For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the Certificate") is determined by a formula which establishes the specific dollar amount of each annuity payment that is not taxed. This dollar amount is determined by dividing the "investment in the Certificate" by the total number of expected annuity payments. For fixed annuity payments, in general, prior to recovery of the "investment in the Certificate," there is no tax on the amount of each payment which bears the same ratio to that payment as the "investment in the Certificate" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all Certificates and other annuity contracts issued by us or our affiliates to the Participant within the same calendar year will be treated as if they were a single Certificate.

There is a 10% penalty under the Code on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" unless the distribution is (1) made on or after the Participant or other payee reaches age 59 1/2, (2) made to a Beneficiary on or after death of the Participant, (3) made upon the disability of the Participant or other payee, or (4) part of a series of substantially equal annuity payments for the life or life expectancy of the Participant or the Participant and Beneficiary. Premature distributions may result, for example, from an early Annuity Commencement Date, an early surrender, partial surrender or assignment of a Certificate or the early death of an Annuitant who is not also the Participant or other person receiving annuity payments under the Certificate.

A transfer of ownership of a Certificate, or designation of an Annuitant or other payee who is not also the Participant, may result in certain income or gift tax consequences to the Participant that are beyond the scope of this discussion. A Participant contemplating any transfer or assignment of a Certificate should contact a competent tax adviser with respect to the potential tax effects of such transaction.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CERTIFICATES

In order that a Non-Qualified Certificate be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires (a) if any person receiving annuity payments dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Certificate has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and (b) if any Participant dies prior to the Annuity Commencement Date, the entire interest in the Certificate will be distributed
(1) within five years after the date of that person's death or (2) as annuity payments which will begin within one year of that Participant's death and which will be made over the life of the Participant's designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary. However, if the Participant's designated Beneficiary is the surviving spouse of the Participant, the Certificate may be continued with the surviving spouse deemed to be the new Participant. Where the Participant or other person receiving payments is not a natural person, the required distributions provided by Section 72(A) apply upon the death of the primary Annuitant.

No regulations interpreting the requirements of Section 72(s) have yet been issued (although proposed regulations have been issued interpreting similar requirements for qualified plans). Fortis Benefits intends to review and modify the Certificate if necessary to ensure that it complies with the requirements of
Section 72(s) when clarified by regulation or otherwise.

Generally, unless the Beneficiary elects otherwise, the above requirements will be satisfied where the death occurs prior to the Annuity Commencement Date by paying the death benefit in a single sum, subject to proof of the Participant's death. The Beneficiary, however, may elect by Written Request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, particularly where the annuitant dies and the annuitant is not the Participant, the IRS may disregard the election for tax purposes and tax the Beneficiary as if a single sum payment had been made.

QUALIFIED CERTIFICATES

The Certificates may be used with several types of tax-qualified plans. The tax rules applicable to Participants, Annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a retirement program recognized under the Code on behalf of an individual are excludable from the individual's gross income for tax purposes during the Accumulation Period. The portion, if any, of any purchase payment made by or on behalf of an individual under a Certificate that is not excluded from the individual's gross income for tax purposes during the Accumulation Period constitutes the individual's "investment in the Certificate." Aggregate deferrals under all plans at the employee's option may be subject to limitations.

When annuity payments begin, the individual will receive back his or her "investment in the Certificate" if any, as a tax-free return of capital. The dollar amount of annuity payments received in any year in excess of such return is taxable as ordinary income. When payments are received as an annuity, the tax-free return of capital is treated as if received ratably over the entire period of the annuity until fully recovered (as described above with respect to Non-Qualified Certificates).

The Certificates are available in connection with the following types of retirement plans: Section 403(b) annuity plans for employees of certain tax-exempt organizations and public educational institutions; Section 401 or 403(a) qualified pension, profit-sharing or annuity plans; individual retirement annuities ("IRAs") under Section 408(b); simplified employee pension plans ("SEPs") under Section 408(k); SIMPLE IRA Plans under Section 408(p); Section 457 unfunded deferred compensation plans of public employers and tax-exempt organizations' and private employer unfunded deferred compensation plans. The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans."

WITHHOLDING

Annuity payments and other amounts received under Certificates are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require Fortis Benefits to disregard the recipient's election if the recipient fails to supply Fortis Benefits with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies Fortis Benefits that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code which set standards of diversification for the investments underlying the Certificates, in order for the Certificates to be treated as annuities. Fortis Benefits believes that these diversification standards will be satisfied. Failure to do so would result in immediate taxation to Participants or persons receiving annuity payments of all returns credited to Certificates, except in the case of certain Qualified Certificates. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause Participants or persons receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. Fortis Benefits reserves the right to amend the Certificates in any way necessary to avoid any such result. The Treasury Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if such standards were considered not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange from one of these types of products into a Certificate pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code, and your investment in the Certificate will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403(B) PLANS

Section 403(b)(12) of the Internal Revenue Code restricts the distribution under
Section 403(b) annuity contracts of:

(1)  elective contributions made for years beginning after December 31, 1988;

(2)  earnings on those contributions; and

(3)  earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, income attributable to elective contributions made after December 31, 1988 may not be distributed in the case of hardship.

FURTHER INFORMATION ABOUT FORTIS BENEFITS

GENERAL

Fortis Benefits is engaged in the offer and sale of insurance products, including fixed and variable life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. The Company markets its products to small business and individuals through a national network of independent agents, brokers, and financial institutions.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of Fortis Benefits. This summary has been derived in part from, and should be read in conjunction with, the financial statements of Fortis Benefits included elsewhere in this Prospectus.

                                                                              YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------------------------
                      (IN THOUSANDS)                            1997        1996        1995        1994        1993
                                                             ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA
  Premiums and policy charges..............................  $1,238,006  $1,295,878  $1,232,329  $1,022,446  $  955,053
  Net investment income....................................     228,724     206,023     203,537     162,514     153,657
  Net realized gains (losses) on investment................      41,101      25,731      55,080     (28,815)     73,623
  Other income.............................................      36,458      31,725      33,085      35,958      27,100
                                                             ----------  ----------  ----------  ----------  ----------
    TOTAL REVENUES.........................................  $1,544,289  $1,559,357  $1,524,031  $1,192,103  $1,209,433
                                                             ----------  ----------  ----------  ----------  ----------
                                                             ----------  ----------  ----------  ----------  ----------
  Total benefits and expenses..............................  $1,442,059  $1,470,066  $1,442,270  $1,157,651  $1,100,199
  Federal Income taxes.....................................      35,120      31,099      27,891      11,595      31,090
  Income before cumulative effect of accounting changes....      67,110      58,192      53,870      22,857      78,144
  Net income...............................................      67,110      58,192      53,870      22,857      81,707

BALANCE SHEET DATA
  Total assets.............................................  $6,819,484  $5,951,876  $5,143,012  $4,043,914  $3,584,139
  Total liabilities........................................   5,939,378   5,171,203   4,431,914   3,569,717   3,052,231
  Total shareholder's equity...............................     880,106     780,673     711,098     474,197     531,908

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

1997 COMPARED TO 1996

FINANCIAL POSITION

Total invested assets of Fortis Benefits Insurance Company (the "Company") increased to $3.3 billion in 1997 compared to $3.1 billion in 1996. As of December 31, 1997, 96% of the Company's fixed maturity securities consisted of investment grade bonds. Mortgage loans represent 18.1% of total invested assets compared to 18.9% in 1996. The Company believes that adequate reserves have been established for potential delinquencies and foreclosures. The mortgage loan portfolio consists generally of small loans on commercial properties, dispersed throughout the United States. The Company's delinquency and foreclosure rate are well below industry averages.

RESULTS OF OPERATIONS

REVENUES

The Company's major products are group medical, group disability and dental, group life, and annuity and individual life insurance coverages sold through a network of independent agents and brokers. Total group medical, group disability and dental, group life, and annuity and individual life premiums represented 37%, 35%, 21% and 7% respectively of total premium in 1997 and 45%, 30%, 19% and 6% respectively in 1996. The decrease in group medical premium is the result of a decision in 1996 to discontinue new sales of certain medical products.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1997, 1996, and 1995 resulted in recognition of realized gains and losses.

BENEFITS

Policyholder benefit to premium ratio decreased from 84% in 1996 to 82% in 1997, as a result of general improved experience. The primary improvement was in the group life business which experienced these mortality declines consistently throughout 1997. Annuity and individual life also experienced lower mortality experience in 1997 in addition to higher interest crediting on the Company's steadily increasing policy base of interest sensitive and investment products. Group medical, group disability and dental, group life, and annuity and individual life benefit to premium ratio was 77%, 82%, 76% and 124% respectively in 1997 and 78%, 84%, 86%, and 131% respectively in 1996.

EXPENSES

The Company's general and administrative expense to premium ratio has increased in 1997 to 17.5% from 15.3% in 1996. Enabling the application systems to be Year 2000 compliant and managed dental initiatives are the primary reasons for this increase. Included in the managed dental initiative expense is an $13.5 million write-off of the expenses incurred on behalf of a company that provides the managed care services.

Commission rates have increased from the levels in 1996. This is primarily due to changes in the mix of business by product lines as well as the change in first year versus renewal premiums.

YEAR 2000

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company and any of its businesses or subsidiaries. All of the Company's major businesses are heavily dependent upon internal computer systems, and many have significant interaction with systems of third parties.

A comprehensive review of the Company's computer systems and business processes has been conducted to identify the major systems that could be affected by the Year 2000 issue. Steps are being taken to resolve any potential problems including modification to existing software and the purchase of new software. These measures are scheduled to be completed and tested on a timely basis. The Company's goal is to complete internal remediation and testing of each system by early 1999.

Factors that could influence the total costs to be incurred by the Company in connection with the Year 2000 issue include the ability of the Company to successfully identify systems containing two-digit year codes, the nature and amount of programming required to fix the affected programs, the related labor and consulting costs for such remediation, and the ability of third parties that interface with the Company to successfully address their Year 2000 issues.

The Company is evaluating the Year 2000 readiness of advisors and other third parties whose system failures could have an impact on the Company's operations. The potential materiality of any such impact is not entirely know at this time. The Company is closely monitoring these entities to avoid any unforeseen circumstances.

1996 COMPARED TO 1995

REVENUES

Traditional life insurance premiums of Fortis Benefits (the "Company") are principally composed of group life coverages. Total life premiums increased over 1995 due primarily to group life sales in 1996. Interest sensitive and investment product policy charges, which consist primarily of cost of insurance charges, increased 37% from 1995 to 1996. Continued sales of interest sensitive and investment products has steadily increased the policy base on which these charges are assessed.

Total accident and health premiums increased in 1996 compared to 1995 due to an increase in the group disability product sales and strong persistency. Partially offsetting this increase was a 3% decrease in the group medical products driven by a decision to roll the fully insured medical business into a common medical plan and the decision to cease new sales of large group self funded medical plans, effective January 1, 1996. Beginning April 1, 1996 and continuing into 1997, the groups will gradually be rolled to a third party administrator.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1996, 1995 and 1994 resulted in recognition of realized gains and losses.

BENEFITS

The Company's group life benefits which are included in the traditional life benefits were higher in 1996 compared to 1995 as a result of increased mortality. Interest sensitive and investment product benefits for the period ended December 31, 1996 increased 23% from 1995. This increase was the result of higher interest crediting on the Company's steadily increasing policy base in 1996 compared to 1995.

The accident and health claims to premium ratio improved from 1995 to 1996 due primarily to the improved claim closure rates in the group disability lines.

EXPENSES

The commission rates have declined from the levels in 1995. This is primarily due to change in the mix of business by product lines as well as the change in the first year versus renewal premiums. Interest sensitive and investment products commission increased from 1996 compared to 1995; however, the Company deferred $62.4 million of these commissions in 1996, compared to $52.7 million in 1995. The additional commission and deferral is the result of an increase in sales of the company's variable life and variable annuity products. This increase in deferred commissions more than offset the increase in paid commissions and lowered the net commission expense for 1996.

In 1996, the Company consolidated the fully insured group medical business administration processing. This has resulted in expense savings as demonstrated by the reduction in the general and administrative expenses. Also contributing to the expense reduction was the decision to discontinue issuing large group self funded medical business.

CASH FLOW AND LIQUIDITY

The market value of cash, short-term investments and publicly traded bonds and stocks is at least equal to all policyholder reserves and liabilities. The Company's portfolio is readily marketable and convertible to cash to a degree sufficient to provide for short-term needs. The Company expects its operating activities to continue to meet its capital resource needs. The Company consistently monitors its liability durations and invests assets accordingly. The Company has no material commitments or off-balance sheet financing arrangements which would reduce sources of funds in the upcoming year.

The National Association of Insurance Commissioners' risk-based capital formula helps to establish guidelines for capital levels. At December 31, 1997, the Company's capital exceeded the minimum recommended risk-based capital level.

COMPETITION

Fortis Benefits seeks to compete primarily on the basis of customer service, product design, and, in the case of products funded through Series Fund, the investment results achieved by Fortis Advisers, Inc. Many other insurance companies compete with Fortis Benefits in each of its markets, including on the basis of price. Many of these companies, which include some of the largest and best known insurance companies, have considerably greater resources than Fortis Benefits.

REGULATION AND RESERVES

The Company is subject to regulation and supervision by the insurance departments of the states in which it is licensed to do business. This regulation covers a variety of areas, including benefit reserve requirements, adequacy of insurance company capital and surplus, various operational standards, and accounting and financial reporting procedures. Fortis Benefits' operations and accounts are subject to periodic examination by insurance regulatory authorities.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed up to prescribed limits for insurance contract losses, if covered, incurred by insolvent companies. The amount of any future assessments of Fortis Benefits under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal measures that may adversely affect the insurance business include health care reform, employee benefit regulation, controls on medicare costs and medical entitlement programs, tax law changes affecting the taxation of insurance companies or of insurance products, changes in the relative desirability of various personal investment vehicles, and removal of impediments on the entry of banking institutions into the business of insurance.

Pursuant to state insurance laws and regulations, Fortis Benefits is obligated to carry on its books, as liabilities, reserves to meet its obligations under outstanding insurance contracts. These reserves are based on assumptions about, among other things, future claims experience and investment returns. Neither the reserve requirements nor the other aspects of state insurance regulation provide absolute protection to holders of insurance contracts, including the Certificates, if Fortis Benefits were to incur claims or expenses at rates significantly higher than expected (due, for example, to acquired immune deficiency syndrome or other infectious diseases or catastrophes) or significant unexpected losses on its investments.

EMPLOYEES AND FACILITIES

Fortis Benefits has approximately 2,000 employees and considers its employee relations to be excellent; Fortis Benefits owns its Home Office building, consisting of 295,000 square feet in Woodbury, Minnesota. It also has administrative offices in Kansas City, Missouri. Fortis Benefits leases a portion of that building consisting of 297,000 square feet. In addition Fortis Benefits has several regional claims and sales offices throughout the United States. Fortis Benefits occupies approximately 100% of its home office and 70% of its administration building, which it expects will be adequate for its purposes for the foreseeable future.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth is information concerning the Company's directors and executive officers, to the extent responsible for its variable annuity operations, together with their business experience and principal occupations for the past five years:

OFFICER-DIRECTORS
Dean C. Kopperud, 45        Senior Vice President--Marketing and Sales; also
Director since 1995         officer of affiliated companies.
Robert Brian Pollock, 43    President and Chief Executive Officer; before then
Director Since 1988         Senior Vice President--Life and Disability.
Thomas Michael Keller, 50   Executive Vice President; before then Senior Vice
Director since 1990         President of Fortis, Inc.
OTHER DIRECTORS
Allen Royal Freedman, 57    Chairman and Chief Executive Officer of Fortis, Inc.
Chairman of the Board
since 1995
J. Kerry Clayton, 52        Executive Vice President of Fortis, Inc.
Director Since 1997
Arie Aristide Fakkert, 54   Assistant General Manager of Fortis International
Director Since 1987         N.V.
EXECUTIVE OFFICERS
Rhonda Schwartz, 39         Senior Vice President and General Counsel--Life and
                            Investment Products; before then secretary and
                            General Counsel of Fortis Inc.
Michael John Peninger, 43   Senior Vice President and Chief Financial Officer
Jon H. Nicholson, 48        Senior Vice President--Custom Solutions Group.
Peggy L. Ettestad, 40       Senior Vice President--Life Operations; before that
                            Vice President of General Electric Company.
Melinda S. Urion, 44        Senior Vice President--Chief Financial Officer since
                            1997; before then Senior Vice President-- Finance &
                            CFO of American Express Financial Corporation.
Dickson W. Lewis, 49        Senior Vice President--Distribution and Marketing
                            since 1997; before then President of Hedstrom/
                            Blessing Marketing.

Fortis Benefits' officers serve at the pleasure of the board of directors, and members of the board serve without compensation (except for expenses of attending board meetings), until their successors are duly elected and qualified.

Mr. Freedman is a director of Systems and Computer Technology Corporation and Genesis Health Ventures. Mr. Freedman is also a director of the following registered investment companies: Fortis Equity Portfolios, Inc.; Fortis Growth Fund, Inc.; Fortis Fiduciary Fund, Inc., Fortis Income Portfolios, Inc.; Fortis Securities, Inc.; Fortis Tax-Free Portfolios, Inc.; Fortis Money Portfolios, Inc.; Fortis Advantage Portfolios, Inc.; Fortis World Wide Portfolios, Inc.; Fortis Series Fund, Inc.; Special Portfolios, Inc.

EXECUTIVE COMPENSATION

Set forth below is certain information concerning the compensation of the executive officers of Fortis Benefits.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                        ---------------------------------------  ----------------------------------
                                                                                OTHER ANNUAL                           ALL OTHER
        NAME AND PRINCIPAL POSITION            YEAR      SALARY      BONUS      COMPENSATION       LTIP PAYOUTS     COMPENSATION (1)
-------------------------------------------  ---------  ---------  ---------  -----------------  -----------------  ---------------
Robert B. Pollock                                 1997  $ 275,000  $  56,817      $       0          $       0         $  15,762
 President and Chief Executive Officer            1996    215,000     69,660              0                  0            15,318
                                                  1995    215,000     84,000              0                  0            14,851
-----------------------------------------------------------------------------------------------------------------------------------
Francis J. Guthrie                                1997    235,000    140,388              0                  0            15,762
 Executive Vice President                         1996     88,125          0              0                  0            12,279
                                                  1995        N/A        N/A              0                  0                 0
-----------------------------------------------------------------------------------------------------------------------------------
Debra Foss                                        1997    160,000     63,100              0                  0            13,386
 Sr. Vice President--                             1996    150,000     15,100              0                  0             1,500
 Human Resources                                  1995     37,500      5,000              0                  0       NOT ELIGIBLE
-----------------------------------------------------------------------------------------------------------------------------------
William D. Greiter                                1997    187,000     48,195              0                  0            14,112
 Senior Vice President--                          1996    178,500     48,195              0                  0            12,829
 Provider Markets                                 1995    170,000     38,808              0                  0            12,528
-----------------------------------------------------------------------------------------------------------------------------------
Michael John Peninger                             1997    200,000     31,194              0                  0            13,872
 Senior Vice President and                        1996    165,000     51,975              0                  0            13,018
 Chief Financial Officer                          1995    165,000     39,150              0                  0            12,249

------------------------
(1) This column includes contributions made by Fortis Benefits for the year for the benefit for the named individual to a defined contribution retirement plan.

LONG-TERM INCENTIVE PLAN AWARDS TABLE
(LONG-TERM INCENTIVE PLAN(1) AWARDS IN LAST FISCAL YEAR)

                                                                       PERFORMANCE OR
                                                                        OTHER PERIOD      ESTIMATED FUTURE PAYOUTS UNDER
                                                        NUMBER OF           UNTIL          NON-STOCK PRICE BASED PLANS
                                                     SHARES, UNITS OR   MATURATION OR   ----------------------------------
NAME                                                   OTHER RIGHTS        PAYOUT       THRESHOLD    TARGET      MAXIMUM
---------------------------------------------------  ----------------  ---------------  ---------  ----------  -----------
Robert B. Pollock..................................       348 Units         3 years      0 Units    348 Units  1,044 Units
Francis J. Guthrie.................................       174 Units         3 years      0 Units    174 Units    522 Units
Debra Foss.........................................         0 Units         3 years      0 Units      0 Units      0 Units
William D. Greiter.................................       184 Units         3 years      0 Units    184 Units    552 Units
Michael John Peninger..............................       178 Units         3 years      0 Units    178 Units    534 Units

------------------------
(1) Units shown in this table represent performance units granted pursuant to an Executive Incentive Compensation Plan in which officers and managers of Fortis Benefits participate. Awards are made pursuant to this plan based on the employee's position with Fortis Benefits and salary level and the extent to which the employee and Fortis Benefits meet certain performance objectives over 1- and 3-year periods. Employees may elect to defer awards payable to them under this plan.

As additional compensation to its employees and executive officers, Fortis Benefits has an Employees' Uniform Retirement Plan and an Executive Retirement Plan which generally provide an annual annuity benefit upon retirement at age 65 (or a reduced benefit upon early retirement) equal to: .9% of the employee's Average Annual compensation up to the employee's social security covered compensation, plus 1.3% of compensation above the social security covered compensation, up to $255,300, as adjusted by an index, multiplied by the employee's years of credited services.

In addition, Fortis Benefits provides an unfunded Supplemental Executive Retirement Plan for certain executives of Fortis Benefits. Mr. Pollock is the only named executive currently covered by the Plan. Under the Supplemental Executive Retirement Plan, the annual benefit is calculated by subtracting the benefit payable under the Employees' Uniform Retirement Plan and the estimated Social Security benefit from the "Target Benefit." The "Target Benefit" is equal to 50% of Final Average Salary (average salary over the final 36 consecutive months of employment) reduced for less than 20 years of service at retirement. Upon retirement prior to age 65 and after attaining age 55 with 10 years of service, special early retirement rules apply. The salary used to calculate the Final Average Salary consists of regular compensation and the annual target incentive bonus of the participant. The estimated annual benefit of Mr. Pollock, based on current compensation levels, under this plan is $63,740.

The following table illustrates the COMBINED estimated life annuity benefit payable from the Employees' Uniform Retirement Plan and Executive Retirement Plan to employees with the specified Final Average Salary and years of service upon retirement.
PENSION PLAN TABLE*

                                                     YEARS OF SERVICE
                             ----------------------------------------------------------------
FINAL AVERAGE SALARY            10         15         20         25         30         35
---------------------------  ---------  ---------  ---------  ---------  ---------  ---------
$125,000...................    $15,078  $  22,617  $  30,156  $  37,695  $  45,234  $  52,772
 150,000...................     18,328     27,492     36,656     45,820     54,984     64,147
 175,000...................     21,578     32,367     43,156     53,945     64,734     75,522
 200,000...................     24,828     37,242     49,656     62,070     74,484     86,897
 225,000...................     28,078     42,117     56,156     70,195     84,234     98,272
 250,000...................     30,695     46,042     61,389     76,737     92,084    107,432
 275,000+..................     31,163     46,744     62,326     77,907     93,489    109,070

------------------------
*The table excludes social security benefits. In general, for the purposes of these plans, compensation includes salary and bonuses. The credited years of service with Fortis Benefits for these individuals named in the Summary Compensation Table above are as follows: 18, 4, 2, 14, and 13, respectively.

OWNERSHIP OF SECURITIES

All of Fortis Benefits' outstanding shares are owned by Time Insurance Company, 515 West Wells, Milwaukee, Wisc. 53201, which is itself wholly owned by Fortis, Inc., One Chase Manhattan Plaza, New York, N.Y. 10005. Fortis, Inc., in turn is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with N.V. AMEV., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/VSB 1990 N.V. is 50% owned by Fortis AMEV and 50% owned, through certain subsidiaries, by Fortis AG, Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

VOTING PRIVILEGES

In accordance with its view of current applicable law, Fortis Benefits will vote shares of each of the Portfolios which are attributable to a Certificate at regular and special meetings of the shareholders of the Portfolios in proportion to instructions received from the persons having the voting interest in the Certificate as of the record date for the corresponding Portfolio shareholders meeting. Participants have the voting interest during the Accumulation Period, persons receiving annuity payments during the Annuity Period, and Beneficiaries after the death of the Annuitant or Participant. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result Fortis Benefits determines that it is permitted to vote shares of the Portfolios in its own right, it may elect to do so.

During the Accumulation Period, the number of shares of a Portfolio attributable to a Certificate is determined by dividing the amount of Certificate Value in the corresponding Subaccount pursuant to the Certificate as of the record date for the shareholders meeting by the net asset value of one Portfolio share as of that date. During the Annuity Period, or after the death of the Annuitant or Participant, the number of Portfolio shares deemed attributable to the Certificate will be computed in a comparable manner, based on the liability for future variable annuity payments allocable to that Subaccount under the Certificate as of the record date. Such liability for future payments will be calculated on the basis of the mortality assumptions and the assumed interest rate used in determining the number of Annuity Units credited to the Certificate and the applicable Annuity Unit value on the record date. During the Annuity Period, the number of votes attributable to a Certificate will generally decrease since funds set aside to make the annuity payments will decrease.

Fortis Benefits will vote shares for which it has received no timely instructions, and any shares attributable to excess amounts Fortis Benefits has accumulated in the related Subaccount, in proportion to the voting instructions which it receives with respect to all Certificates and other variable annuity contracts participating in a Portfolio. To the extent that Fortis Benefits or any affiliated company holds any shares of a Portfolio, they will be voted in the same proportion as instructions for that Portfolio that are received from persons holding the voting interest with respect to all Fortis Benefits separate accounts participating in that Portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of participants in such other separate accounts. This diminishes the relative voting influence of the Certificates.

Each person having a voting interest in a Subaccount of the Separate Account will receive proxy material, reports and other materials relating to the appropriate Portfolio. Pursuant to the procedures described above, these persons may give instructions regarding the election of the Board of Directors of the Portfolios, ratification of the selection of its independent auditors, the approval of the investment managers of a Portfolio, changes in fundamental investment policies of a Portfolio and all other matters that are put to a vote by Portfolio shareholders.

LEGAL MATTERS

The legality of the Certificates described in this Prospectus has been passed upon by David A. Peterson, Esquire, Assistant General Counsel with the law department of Fortis Benefits. Messrs. Freedman, Levy, Kroll & Simonds, Washington, D.C., have advised Fortis Benefits on certain federal securities law matters.

OTHER INFORMATION

Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the Certificates discussed in this Prospectus. Not all of the information set forth in the Registration Statement, amendments and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the content of the Certificates and other legal instruments are intended to be summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

                                                    PAGE
                                                     ---
Fortis Benefits and the Variable Account.......           2
Calculation of Annuity Payments................           2
Postponement of Payments.......................           3
Services.......................................           4
  - Safekeeping of Variable Account Assets.....           4
  - Experts....................................           4
  - Principal Underwriter......................           4
Limitations on Allocations.....................           4
Change of Investment Adviser or Investment
 Policy........................................           4
Taxation Under Certain Retirement Plans........           5
Withholding....................................           9
Terms of Exemptive Relief in Connection With
 Mortality and Expense Risk Charge.............           9
Variable Account Financial Statements..........          10
APPENDIX A--Performance Information............         A-1

FORTIS BENEFITS FINANCIAL STATEMENTS

The financial statements of Fortis Benefits that are included in this Prospectus should be considered primarily as bearing on the ability of Fortis Benefits to meet its obligations under the Certificates. The Certificates are not entitled to participate in earnings, dividends or surplus of Fortis Benefits.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying balance sheets of Fortis Benefits Insurance Company, an indirect, wholly-owned subsidiary of Fortis AMEV and Fortis AG, as of December 31, 1997 and 1996, and the related statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortis Benefits Insurance Company at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young, LLP
Minneapolis, Minnesota
February 27, 1998

BALANCE SHEETS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             DECEMBER 31
                                                                                         --------------------
                                                                                           1997       1996
                                                                                         ---------  ---------
ASSETS
Investments:
  Fixed maturities, at fair value (amortized cost 1997--$2,325,589;
   1996--$2,078,438)...................................................................  $2,415,915 $2,115,499
  Equity securities, at fair value (cost 1997--$88,719; 1996--$84,144).................    109,832    106,290
  Mortgage loans on real estate, less allowance for possible losses (1997--$11,085;
   1996--$9,697).......................................................................    602,064    582,869
  Policy loans.........................................................................     68,566     60,722
  Short-term investments...............................................................     70,537    182,817
  Real estate and other investments....................................................     55,035     29,628
                                                                                         ---------  ---------
                                                                                         3,321,949  3,077,825

Cash and cash equivalents..............................................................      9,901     20,474

Receivables:
  Uncollected premiums.................................................................     74,220     71,386
  Reinsurance recoverable on unpaid and paid losses....................................     13,852     12,939
  Other................................................................................     19,762      9,045
                                                                                         ---------  ---------
                                                                                           107,834     93,370
Accrued investment income..............................................................     47,376     39,519
Deferred policy acquisition costs......................................................    291,742    268,075
Property and equipment at cost, less accumulated depreciation..........................     42,773     52,882
Deferred federal income taxes..........................................................     15,037     17,008
Other assets...........................................................................      4,250      8,005
Assets held in separate accounts.......................................................  2,978,622  2,374,718
                                                                                         ---------  ---------
TOTAL ASSETS...........................................................................  $6,819,484 $5,951,876
                                                                                         ---------  ---------
                                                                                         ---------  ---------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             DECEMBER 31
                                                                                         --------------------
                                                                                           1997       1996
                                                                                         ---------  ---------
POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES:
  Future policy benefit reserves:
    Traditional life insurance.........................................................  $ 449,017  $ 434,378
    Interest sensitive and investment products.........................................  1,264,227  1,175,480
    Accident and health................................................................    792,249    834,119
                                                                                         ---------  ---------
                                                                                         2,505,493  2,443,977
  Unearned revenues....................................................................     10,653     12,622
  Other policy claims and benefits payable.............................................    260,596    191,940
  Policyholder dividends payable.......................................................      8,197      8,783
                                                                                         ---------  ---------
                                                                                         2,784,939  2,657,322

  Debt.................................................................................     26,433         --
  Accrued expenses.....................................................................     49,909     42,223
  Current income taxes payable.........................................................     10,549     17,424
  Other liabilities....................................................................    113,222    104,834
  Due to affiliates....................................................................      6,925      4,926
  Liabilities related to separate accounts.............................................  2,947,401  2,344,474
                                                                                         ---------  ---------
TOTAL POLICY RESERVES AND LIABILITIES..................................................  5,939,378  5,171,203

SHAREHOLDER'S EQUITY:
  Common Stock, $5 par value:
    Authorized, issued and outstanding shares--1,000,000...............................      5,000      5,000
  Additional paid-in capital...........................................................    468,000    468,000
  Retained earnings....................................................................    332,723    265,613
  Unrealized gains on investments, net.................................................     68,981     36,290
  Unrealized gains on assets held in separate accounts, net............................      5,402      5,770
                                                                                         ---------  ---------
TOTAL SHAREHOLDER'S EQUITY.............................................................    880,106    780,673
                                                                                         ---------  ---------
TOTAL POLICY RESERVES, LIABILITIES AND SHAREHOLDER'S EQUITY............................  $6,819,484 $5,951,876
                                                                                         ---------  ---------
                                                                                         ---------  ---------

                            See accompanying notes.

FORTIS BENEFITS INSURANCE COMPANY
STATEMENTS OF INCOME
(IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31
                                                                                --------------------------------
                                                                                   1997       1996       1995
                                                                                ----------  ---------  ---------
REVENUES
  Insurance operations:
    Traditional life insurance premiums.......................................  $  269,540  $ 258,496  $ 251,353
    Interest sensitive and investment product policy charges..................      77,429     63,336     46,076
    Accident and health insurance premiums....................................     891,037    974,046    934,900
                                                                                ----------  ---------  ---------
                                                                                 1,238,006  1,295,878  1,232,329

  Net investment income.......................................................     228,724    206,023    203,537
  Net realized gains on investments...........................................      41,101     25,731     55,080
  Other income................................................................      36,458     31,725     33,085
                                                                                ----------  ---------  ---------
    TOTAL REVENUES............................................................   1,544,289  1,559,357  1,524,031

BENEFITS AND EXPENSES
  Benefits to policyholders:
    Traditional life insurance................................................     204,497    220,227    202,911
    Interest sensitive investment products....................................     103,077     90,358     73,676
    Accident and health claims................................................     707,113    778,439    769,588
                                                                                ----------  ---------  ---------
                                                                                 1,014,687  1,089,024  1,046,175

Policyholder dividends........................................................       2,935      4,169      4,305
Amortization of deferred policy acquisition costs.............................      43,931     39,325     41,291
Insurance commissions.........................................................     107,378     94,723     95,559
General and administrative expenses...........................................     273,128    242,825    254,940
                                                                                ----------  ---------  ---------
    TOTAL BENEFITS AND EXPENSES...............................................   1,442,059  1,470,066  1,442,270
                                                                                ----------  ---------  ---------
Income before federal income taxes............................................     102,230     89,291     81,761
Federal income taxes..........................................................      35,120     31,099     27,891
                                                                                ----------  ---------  ---------
NET INCOME....................................................................  $   67,110  $  58,192  $  53,870
                                                                                ----------  ---------  ---------
                                                                                ----------  ---------  ---------

                            See accompanying notes.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                                     UNREALIZED
                                                                                    UNREALIZED          GAINS
                                                                                       GAINS         (LOSSES) ON
                                                        ADDITIONAL                  (LOSSES) ON    ASSETS HELD IN
                                             COMMON       PAID-IN     RETAINED     INVESTMENTS,       SEPARATE
                                              STOCK       CAPITAL     EARNINGS          NET         ACCOUNTS, NET     TOTAL
                                           -----------  -----------  -----------  ---------------  ---------------  ---------
Balance, January 1, 1995.................   $   5,000    $ 358,000    $ 153,551      $ (42,908)       $     554     $ 474,197
Net income...............................          --           --       53,870             --               --        53,870
Additional paid-in capital...............          --       50,000           --             --               --        50,000
Change in unrealized gains (losses) on
 investments, net........................          --           --           --        131,039               --       131,039
Change in unrealized gains (losses) on
 assets held in separate accounts, net...          --           --           --             --            1,992         1,992
                                           -----------  -----------  -----------       -------           ------     ---------
Balance, December 31, 1995...............       5,000      408,000      207,421         88,131            2,546       711,098
Net income...............................          --           --       58,192             --               --        58,192
Additional paid-in capital...............          --       60,000           --             --               --        60,000
Change in unrealized gains (losses) on
 investments, net........................          --           --           --        (51,841)              --       (51,841)
Change in unrealized gains (losses) on
 assets held in separate accounts, net...          --           --           --             --            3,224         3,224
                                           -----------  -----------  -----------       -------           ------     ---------
Balance, December 31, 1996...............       5,000      468,000      265,613         36,290            5,770       780,673
Net income...............................          --           --       67,110             --               --        67,110
Change in unrealized gains (losses) on
 investments, net........................          --           --           --         32,691               --        32,691
Change in unrealized gains (losses) on
 assets held in separate account, net....          --           --           --             --             (368)         (368)
                                           -----------  -----------  -----------       -------           ------     ---------
Balance, December 31, 1997...............   $   5,000    $ 468,000    $ 332,723      $  68,981        $   5,402     $ 880,106
                                           -----------  -----------  -----------       -------           ------     ---------
                                           -----------  -----------  -----------       -------           ------     ---------

                            See accompanying notes.

STATEMENTS OF CASH FLOWS
FORTIS BENEFITS INSURANCE COMPANY
(IN THOUSANDS)

                                                                                  YEAR ENDED DECEMBER 31
                                                                           -------------------------------------
                                                                               1997         1996        1995
                                                                           ------------  ----------  -----------
OPERATING ACTIVITIES
  Net income.............................................................  $     67,110  $   58,192  $    53,870
  Adjustments to reconcile net income to net cash provided by operating activities:
    (Decrease)/increase in future policy benefit reserves for
     traditional, interest sensitive and accident and health policies....        (2,496)     26,193       80,478
    Increase in other policy claims and benefits and policyholder
     dividends payable...................................................        68,070      18,638       27,676
    Provision for deferred federal income taxes..........................        (6,449)     (1,094)     (13,584)
    (Decrease)/increase in income taxes payable..........................        (6,875)     12,049        1,023
    Amortization of deferred policy acquisition costs....................        43,931      39,325       41,291
    Policy acquisition costs deferred....................................       (69,694)    (66,515)     (56,391)
    Provision for mortgage loan losses...................................         1,388       1,344          924
    Provision for depreciation...........................................        14,351      17,312       15,654
    Write-off of investment..............................................         3,000          --           --
    Amortization of investment (discounts) premiums, net.................          (466)      1,821         (239)
    Change in receivables, accrued investment income, unearned premiums,
     accrued expenses and other liabilities..............................        (2,720)     38,614        3,427
    Net realized gains on investments....................................       (41,101)    (25,731)     (55,080)
    Other................................................................       (12,496)       (261)      (2,431)
                                                                           ------------  ----------  -----------
        NET CASH PROVIDED BY OPERATING ACTIVITIES........................        55,553     119,887       96,618

INVESTING ACTIVITIES
  Purchases of fixed maturity investments................................    (3,611,770) (2,778,352)  (2,151,133)
  Sales or maturities of fixed maturity investments......................     3,378,898   2,652,887    2,000,068
  Decrease (increase) in short-term investments..........................       112,280     (29,318)     (35,908)
  Purchases of other investments.........................................      (209,771)   (210,182)    (240,264)
  Sales of other investments.............................................       205,084     163,569      112,598
  Purchases of property and equipment....................................        (4,242)    (10,992)     (19,975)
  Other..................................................................          (617)         --        1,229
                                                                           ------------  ----------  -----------
        NET CASH USED IN INVESTING ACTIVITIES............................      (130,138)   (212,388)    (333,385)

FINANCING ACTIVITIES
  Activities related to investment products:
    Considerations received..............................................       200,760     128,446      187,484
    Surrenders and death benefits........................................      (190,361)   (125,274)     (60,522)
    Interest credited to policyholders...................................        53,613      49,802       48,918
  Additional paid-in capital from shareholder............................            --      60,000       50,000
                                                                           ------------  ----------  -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES........................        64,012     112,974      225,880
                                                                           ------------  ----------  -----------
(Decrease) increase in cash and cash equivalents.........................       (10,573)     20,473      (10,887)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...................        20,474           1       10,888
                                                                           ------------  ----------  -----------
        CASH AND CASH EQUIVALENTS AT END OF YEAR.........................  $      9,901  $   20,474  $         1
                                                                           ------------  ----------  -----------
                                                                           ------------  ----------  -----------

                            See accompanying notes.

NOTES TO FINANCIAL STATEMENTS
FORTIS BENEFITS INSURANCE COMPANY

DECEMBER 31, 1997

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS

Fortis Benefits Insurance Company (the Company) is an indirect, wholly-owned subsidiary of Fortis AMEV and Fortis AG. The Company is incorporated in Minnesota and distributes its products in all states except New York. To date, the majority of the Company's revenues have been derived from group employee benefits products and the remainder from individual life and annuity products.

BASIS OF STATEMENT PRESENTATION

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company follows generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by regulatory authorities. The more significant of these principles are:

REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES

Premiums for traditional life insurance are recognized as revenues when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.

Revenues for interest sensitive and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest crediting rates for universal life and investment products ranged from 2.5% to 8.75% in 1997 and 1996.

Premiums for accident and health insurance products, including medical, long and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured. Reserves for future disability benefits are based on the 1964 Commissioners Disability Table at 6% interest. Calculated reserves are modified based on the Company's actual experience.

CLAIMS AND BENEFITS PAYABLE

Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For traditional life insurance products, such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. For accident and health and group life insurance products, these costs represent the present value at the acquisition of these lines in the October 1, 1991 purchase (see Note 2) of future profits which are amortized against the expected premium revenues of the lines acquired. Estimation of future gross profits requires significant management judgment and are reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

INVESTMENTS

The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.

All fixed maturity investments and all marketable equity securities are classified as available-for-sale and carried at fair value.

Changes in fair values of available-for-sale securities, after related deferred income taxes and after adjustment for the changes in pattern of amortization of deferred policy acquisition costs and participating policyholder dividends are reported directly in shareholder's equity as unrealized gains (losses) on investments and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.

Mortgage loans constitute first liens on commercial real estate and other income producing properties. The insurance statutes in Minnesota generally require that the initial principal loaned not exceed 80% of the appraised value of the property securing the loan. The Company's policy fully complies with this statute. Mortgage loans on real estate are reported at unpaid balance, adjusted for amortization of premium or discount, less allowance for possible losses. The change in the allowance for possible losses is recorded with realized gains and losses on investments.

Policy loans are reported at their unpaid balance. Short term investments are at cost which approximates fair value.

Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.

FORTIS BENEFITS INSURANCE COMPANY

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property.

INCOME TAXES

Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement 109, ACCOUNTING FOR INCOME TAXES. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases and are measured using the enacted tax rates.

SEPARATE ACCOUNTS

Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid, are provided to the separate account policyholders and are excluded from the amounts reported in the accompanying statements of operations.

Assets and liabilities associated with the separate accounts relate to deposits and annuity considerations for variable life and annuity products for which the contract holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value.

GUARANTY FUND ASSESSMENTS

There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments.

STATEMENTS OF CASH FLOWS

The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value.

NEW FINANCIAL ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 defines the financial statement presentation for all changes in a company's equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 will be adopted by the Company in the first quarter of 1998. Because the statement is merely a change in presentation, the Company does not expect the adoption of this statement to have a significant impact on the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation.

2.  ACQUIRED BUSINESS
    In 1991, the Company purchased certain assets and assumed certain liabilities from The Mutual Benefit Life Insurance Company in Rehabilitation
(MBL). The seller transferred to the Company, the assets and liabilities relating to the group life, accident and health, disability and dental insurance business of MBL. The acquisition was accounted for as a purchase. The original purchase price of the acquisition was $318,000,000. Subsequent additional payments of $20,850,000 were made ending in 1994. These additional payments, as well as $126,515,000 of the original purchase price represent the estimated present value of future profits on the lines of business acquired at the date of acquisition and have been accounted for as deferred policy acquisition costs (see Note 4).

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS
AVAILABLE-FOR-SALE SECURITIES

The following is a summary of the available-for-sale securities (in thousands):

                                                              GROSS     GROSS
                                                 AMORTIZED   UNREALIZED UNREALIZED
                                                    COST       GAIN      LOSS    FAIR VALUE
                                                 ----------  --------  --------  ----------
December 31, 1997:
  Fixed maturities:
  Governments..................................  $  228,856  $ 8,698   $    30   $  237,524
  Public utilities.............................     121,128    4,217        13      125,332
  Industrial and miscellaneous.................   1,932,894   77,442     1,625    2,008,711
  Other........................................      42,711    1,637        --       44,348
                                                 ----------  --------  --------  ----------
  Total fixed maturities.......................   2,325,589   91,994     1,668    2,415,915
  Equity securities............................      88,719   24,769     3,656      109,832
                                                 ----------  --------  --------  ----------
    Total......................................  $2,414,308  $116,763  $ 5,324   $2,525,747
                                                 ----------  --------  --------  ----------
                                                 ----------  --------  --------  ----------
December 31, 1996:
Fixed maturities:
  Governments..................................  $  321,574  $ 3,418   $ 1,323   $  323,669
  Public utilities.............................      92,116    2,758       403       94,471
  Industrial and miscellaneous.................   1,656,420   38,413     6,527    1,688,306
  Other........................................       8,328      750        25        9,053
                                                 ----------  --------  --------  ----------
  Total fixed maturities.......................   2,078,438   45,339     8,278    2,115,499
  Equity securities............................      84,144   23,340     1,194      106,290
                                                 ----------  --------  --------  ----------
    Total......................................  $2,162,582  $68,679   $ 9,472   $2,221,789
                                                 ----------  --------  --------  ----------
                                                 ----------  --------  --------  ----------

The amortized cost and fair value of available-for-sale investments in fixed maturities at December 31, 1997, by contractual maturity, are shown below (in thousands).

                                                                        AMORTIZED
                                                                           COST     FAIR VALUE
                                                                        ----------  ----------
Due in one year or less...............................................  $   75,748  $   76,109
Due after one year through five years.................................     849,193     865,006
Due after five years through ten years................................     543,847     562,900
Due after ten years...................................................     856,801     911,900
                                                                        ----------  ----------
Total.................................................................  $2,325,589  $2,415,915
                                                                        ----------  ----------
                                                                        ----------  ----------

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

MORTGAGE LOANS

The Company has issued commercial mortgage loans on properties located throughout the United States. Approximately 37% of outstanding principal is concentrated in the states of New York, California and Florida, at December 31, 1997 as compared to concentrated interests in California, Texas and New York of 36% at December 31, 1996. Loan commitments outstanding totaled $34,235,000 at December 31, 1997.

INVESTMENTS ON DEPOSIT

The Company had fixed maturities carried at $2,548,000 and $2,537,000 at December 31, 1997 and 1996, respectively, on deposit with various governmental authorities as required by law.

INVESTMENT IN MANAGED DENTAL INITIATIVE

In 1997, the Company acquired a 99% ownership in a managed dental initiative called Dental Health Alliance, Inc. (DHA). Based on an analysis of future DHA profitability, the entire investment was written-off at December 31, 1997. The income statement reflects $13,561,000 of general and administrative expenses related to 1997 DHA losses and ownership write-off.

FORTIS BENEFITS INSURANCE COMPANY

3.  INVESTMENTS (CONTINUED)
NET UNREALIZED GAINS (LOSSES)

The adjusted net unrealized gains (losses) recorded in shareholder's equity for the year ended December 31 were as follows (in thousands):

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
Change in unrealized gains (losses) before adjustments.............  $  53,239  $ (83,065) $ 214,452
Adjustments:
Increase) decrease in amortization of deferred policy acquisition
 costs.............................................................     (2,096)     3,376     (9,789)
Deferred income taxes (expense) benefit............................    (18,820)    31,072    (71,632)
                                                                     ---------  ---------  ---------
Change in net unrealized gains (losses)............................     32,323    (48,617)   133,031
Net unrealized gains (losses), beginning of year...................     42,060     90,677    (42,354)
                                                                     ---------  ---------  ---------
Net unrealized gains, end of year..................................  $  74,383  $  42,060  $  90,677
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

NET INVESTMENT INCOME AND NET REALIZED GAINS ON INVESTMENTS

Major categories of net investment income and realized gains on investments for each year were as follows (in thousands):

                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
NET INVESTMENT INCOME
Fixed maturities...................................................  $ 160,444  $ 141,973  $ 139,062
Equity securities..................................................      9,306      6,682      2,026
Mortgage loans on real estate......................................     54,662     52,949     49,227
Policy loans.......................................................      4,144      3,195      2,797
Short-term investments.............................................      2,851      5,175     11,863
Real estate and other investments..................................      4,635      5,358      4,750
                                                                     ---------  ---------  ---------
                                                                       236,042    215,332    209,725
Expenses...........................................................     (7,318)    (9,309)    (6,188)
                                                                     ---------  ---------  ---------
                                                                     $ 228,724  $ 206,023  $ 203,537
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------
NET REALIZED GAINS ON INVESTMENTS
Fixed maturities...................................................  $  13,827  $   3,334  $  50,393
Equity securities..................................................     26,760     18,281      2,830
Mortgage loans on real estate......................................        301       (144)      (242)
Short-term investments.............................................         --         57         (3)
Real estate and other investments..................................        213      4,203      2,102
                                                                     ---------  ---------  ---------
                                                                     $  41,101  $  25,731  $  55,080
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

Proceeds from sales of investments in fixed maturities were $3,360,682,000, $2,652,887,000, and $2,000,068,000 in 1997, 1996 and 1995, respectively. Gross
gains   of  $30,860,000,  $28,606,000  and   $61,070,000  and  gross  losses  of
$17,033,000, $25,272,000, and $10,677,000  were realized on  the sales in  1997,
1996 and 1995, respectively.

4.    DEFERRED POLICY ACQUISITION COSTS
    The changes in deferred policy acquisition costs by product were as follows (in thousands):

                                                                 INTEREST
                                                               SENSITIVE AND
                                                 TRADITIONAL    INVESTMENT      ACCIDENT
                                                    LIFE         PRODUCTS      AND HEALTH     TOTAL
                                                 -----------  ---------------  -----------  ---------
Balance, January 1, 1996.......................   $  38,532      $ 170,840      $  28,137   $ 237,509
Acquisition costs deferred.....................          --         66,515             --      66,515
Acquisition costs amortized....................      (5,375)       (19,695)       (14,255)    (39,325)
Reduced amortization of deferred acquisition
 costs from unrealized losses on
 available-for-sale securities.................          --          3,376             --       3,376
                                                 -----------  ---------------  -----------  ---------
Balance, January 1, 1997.......................      33,157        221,036         13,882     268,075
Acquisition costs deferred.....................      37,857         31,837             --      69,694
Acquisition costs amortized....................     (20,738)       (14,501)        (8,692)    (43,931)
Increased amortization of deferred acquisition
 costs from unrealized gains on
 available-for-sale securities.................          --         (2,096)            --      (2,096)
                                                 -----------  ---------------  -----------  ---------
Balance, December 31, 1997.....................   $  50,276      $ 236,276      $   5,190   $ 291,742
                                                 -----------  ---------------  -----------  ---------
                                                 -----------  ---------------  -----------  ---------

FORTIS BENEFITS INSURANCE COMPANY

4.    DEFERRED POLICY ACQUISITION COSTS (CONTINUED)
Included within total deferred policy acquisition costs at December 31, 1997 is $10,434,000 of present value of future profits (PVP) resulting from acquisitions accounted for as a purchase. All remaining PVP will be amortized in 1998.

During 1997, 1996 and 1995, the Company sold portions of its investment portfolio and in accordance with FASB Statement 97, the recognition of the realized net capital gains resulted in additional amortization of deferred acquisition costs of $732,000, $1,894,000 and $4,825,000, respectively. In addition, the Company recorded policyholder dividends payable of $1,095,000 in 1995.

5.  PROPERTY AND EQUIPMENT
    A summary of property and equipment at December 31 for each year follows (in thousands):

                                                                                1997       1996
                                                                              ---------  ---------
Land........................................................................  $   1,900  $   1,900
Building and improvements...................................................     24,148     25,133
Furniture and equipment.....................................................     87,537     95,370
                                                                              ---------  ---------
                                                                                113,585    122,403
Less accumulated depreciation...............................................    (70,812)   (69,521)
                                                                              ---------  ---------
Net property and equipment..................................................  $  42,773  $  52,882
                                                                              ---------  ---------
                                                                              ---------  ---------

6.  ACCIDENT AND HEALTH RESERVES
    Activity for the liability for unpaid accident and health claims and claims adjustment expenses is summarized as follows (in thousands):

                                                                         YEAR ENDED DECEMBER 31
                                                                     -------------------------------
                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
Balance as of January 1, net of reinsurance recoverables...........  $ 947,711  $ 928,832  $ 838,810
Add: Incurred losses related to:
  Current year.....................................................    773,316    865,907    827,261
  Prior years......................................................    (59,634)   (64,094)   (28,520)
                                                                     ---------  ---------  ---------
    Total incurred losses..........................................    713,682    801,813    798,741
Deduct: Paid losses related to:
  Current year.....................................................    437,405    549,144    492,460
  Prior years......................................................    235,952    233,790    216,259
                                                                     ---------  ---------  ---------
    Total paid losses..............................................    673,357    782,934    708,719
                                                                     ---------  ---------  ---------
Balance as of December 31, net of reinsurance recoverables.........  $ 988,036  $ 947,711  $ 928,832
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

The table above compares to the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; (2) the table above includes claims adjustment expense liabilities that are included in accrued expenses on the balance sheet; and (3) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.

In each of the years presented above, the accident and health insurance line of business experienced overall favorable development on claims reserves established as of the previous year end. The favorable development was a result of lower medical costs due to less uncertainty in the health business and a reduction of loss reserves due to lower than anticipated inflation in medical costs.

Management has incorporated the favorable reserve development into its current estimates of reserve levels. Accordingly, future development on December 31, 1997 reserves is not expected to be as favorable as that experienced in the past two years.

7.  FEDERAL INCOME TAXES
    The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis, Inc. Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.

Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

FORTIS BENEFITS INSURANCE COMPANY

7.  FEDERAL INCOME TAXES (CONTINUED)
The significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows (in thousands):

                                                                                1997       1996
                                                                              ---------  ---------
Deferred tax assets:
  Separate account assets/liabilities.......................................  $  56,620  $  40,989
  Reserves..................................................................     43,143     51,271
  Claims and benefits payable...............................................     15,238      7,764
  Accrued liabilities.......................................................      8,785      8,439
  Investments...............................................................      4,795      2,648
  Other.....................................................................      3,042      1,549
                                                                              ---------  ---------
    Total deferred tax assets...............................................    131,623    112,660

Deferred tax liabilities:
  Deferred policy acquisition costs.........................................     72,369     67,850
  Unrealized gains..........................................................     39,015     20,402
  Fixed assets..............................................................      3,914      3,110
  Investments...............................................................      1,220      1,942
  Other.....................................................................         68      2,348
                                                                              ---------  ---------
    Total deferred tax liabilities..........................................    116,586     95,652
                                                                              ---------  ---------
    Net deferred tax asset..................................................  $  15,037  $  17,008
                                                                              ---------  ---------
                                                                              ---------  ---------

The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and, therefore, no such valuation allowance has been established.

The Company's tax expense (benefit) for the year ended December 31 is shown as follows (in thousands):

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Current..............................................................  $  41,569  $  32,193  $  39,660
Deferred.............................................................     (6,449)    (1,094)   (11,769)
                                                                       ---------  ---------  ---------
                                                                       $  35,120  $  31,099  $  27,891
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

Federal income tax payments and refunds resulted in net payments of $58,859,000, $16,434,000, and $40,453,000 in 1997, 1996 and 1995, respectively.

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:

                                                                         1997       1996       1995
                                                                       ---------  ---------  ---------
Statutory income tax rate............................................      35.0%      35.0%      35.0%
Other, net...........................................................        (.6)       (.2)      (0.9)
                                                                       ---------  ---------  ---------
                                                                           34.4%      34.8%      34.1%
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

8.  ASSETS HELD IN SEPARATE ACCOUNTS
    Separate account assets at December 31 were as follows (in thousands):

                                                                               1997        1996
                                                                            ----------  ----------
Premium and annuity considerations for the variable annuity products and variable universal life products for which the contract holder, rather than the Company, bears the investment risk..............................  $2,947,401  $2,344,474
Assets of the separate accounts owned by the Company, at fair value.......      31,221      30,244
                                                                            ----------  ----------
                                                                            $2,978,622  $2,374,718
                                                                            ----------  ----------
                                                                            ----------  ----------

9.  REINSURANCE
    In the second quarter of 1996, First Fortis Life Insurance Company (First Fortis), an affiliate, received approval from the New York State Insurance Department for a reinsurance agreement with the Company. The agreement, which became effective as of January 1, 1996, decreased First Fortis' long-term disability reinsurance retention from a $10,000 net monthly benefit to a $2,000 net monthly benefit for claims incurred on and after January 1, 1996. The Company has assumed $5,742,000 and $6,144,000 of premium from First Fortis in 1997 and 1996, respectively. The Company has assumed $5,452,000 and $3,599,000 of reserves in 1997 and 1996, respectively, from First Fortis.

FORTIS BENEFITS INSURANCE COMPANY

9.  REINSURANCE (CONTINUED)
The maximum amount that the Company retains on any one life is $500,000 of life insurance including accidental death. Amounts in excess of $500,000 are reinsured with other life insurance companies on a yearly renewable term basis.

Ceded reinsurance premiums for the year ended December 31 were as follows (in thousands):

                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------
Life insurance........................................................  $   8,159  $   8,680  $   4,661
Accident and health insurance.........................................     13,712      6,793      3,410
                                                                        ---------  ---------  ---------
                                                                        $  21,871  $  15,473  $   8,071
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

Recoveries under reinsurance contracts for the year ended December 31 were as follows (in thousands):

                                                                          1997       1996       1995
                                                                        ---------  ---------  ---------
Life insurance........................................................  $   2,973  $   7,225  $   2,489
Accident and health insurance.........................................     14,781      5,993      8,807
                                                                        ---------  ---------  ---------
                                                                        $  17,754  $  13,218  $  11,296
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.

10. DIVIDEND RESTRICTIONS
    Dividend distributions to parent are restricted as to amount by state regulatory requirements. The Company had $52,367,000 free from such restrictions at December 31, 1997. Distributions in excess of this amount would require regulatory approval.

11. REGULATORY ACCOUNTING REQUIREMENTS
    Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by Minnesota insurance regulatory authorities. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future. The NAIC is currently in the process of codifying statutory accounting practices. This project, which is not expected to be completed before 1999, may result in changes to the accounting practices that insurance enterprises use to prepare their statutory-basis financial statements.

Insurance enterprises are required by State Insurance Departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

FORTIS BENEFITS INSURANCE COMPANY

11. REGULATORY ACCOUNTING REQUIREMENTS (CONTINUED)
Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows (in thousands):

                                                           NET INCOME             SHAREHOLDER'S EQUITY
                                                 -------------------------------  --------------------
                                                   1997       1996       1995       1997       1996
                                                 ---------  ---------  ---------  ---------  ---------
Based on statutory accounting practices........  $  62,593  $  55,046  $  30,576  $ 528,671  $ 482,507
Deferred policy acquisition costs..............     25,763     27,190     15,100    291,742    268,075
Investment valuation differences...............       (497)    (2,219)       330     80,245     31,326
Deferred and uncollected premiums..............   (107,194)    (4,096)        --         --         --
Policy reserves................................     89,895    (19,873)   (29,238)  (150,649)  (131,159)
Commissions....................................     (3,171)    (1,639)
Current income taxes payable...................      6,450      2,386     (1,294)     3,712     (7,895)
Deferred income taxes..........................      6,449     (1,094)    11,769       (520)    17,008
Realized gains on investments..................        251      2,599      1,938         --         --
Realized gains transferred to the Interest
 Maintenance Reserve (IMR), net of tax.........      9,644      2,335     31,711         --         --
Amortization of IMR, net of tax................     (6,315)    (6,130)    (5,261)        --         --
Write-off of investment........................    (11,705)        --         --         --         --
Pension expense................................     (4,153)        --         --
Guaranty Funds.................................         --      3,023         --
Property and equipment.........................         --         --         --     15,520     20,481
Interest maintenance reserve...................         --         --         --     53,348     50,019
Asset valuation reserve........................         --         --         --     75,939     62,961
Other, net.....................................       (900)       664     (1,761)   (17,902)   (12,650)
                                                 ---------  ---------  ---------  ---------  ---------
As reported herein.............................  $  67,110  $  58,192  $  53,870  $ 880,106  $ 780,673
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------

12. TRANSACTIONS WITH AFFILIATED COMPANIES
    The Company receives various services from Fortis, Inc. and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment and other administrative functions. The fees paid to Fortis, Inc. for these services for years ended December 31, 1997, 1996 and 1995, were $12,015,000, $13,319,000 and $10,074,00, respectively.

In conjunction with the marketing of its variable annuity products, the Company paid $72,105,000, $68,616,000 and $59,308,000 in commissions to its affiliate,
Fortis Investors, Inc., for the years ended December 31, 1997, 1996 and 1995, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

Fortis Information Technology (Fortis IT) is a business unit within the Company and is managed by Fortis, Inc. Based upon an agreement established with Fortis Inc., over/under charges are transferred annually to Fortis, Inc. The amounts transferred were $5,149,000 in 1997; $476,000 in 1996 and $0 in 1995. Effective
January 1, 1998, Fortis IT operations have been transferred to Fortis, Inc.

13. FAIR VALUE DISCLOSURES

VALUATION METHODS AND ASSUMPTIONS

The fair values for fixed maturity securities and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

Mortgage loans are reported at unpaid principal balance less allowances for possible losses. The fair values of mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. It is not practicable to estimate the fair value of policy loans as repayment terms are at the discretion of the policyholder. For short-term investments, the carrying amount is a reasonable estimate of fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value. As the debt was underwritten in the current year, the outstanding balance is a reasonable estimate of fair value.

FORTIS BENEFITS INSURANCE COMPANY

13. FAIR VALUE DISCLOSURES (CONTINUED)
The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

                                                                              (IN THOUSANDS)
                                                                               DECEMBER 31
                                                              ----------------------------------------------
                                                                       1997                    1996
                                                              ----------------------  ----------------------
                                                               CARRYING      FAIR      CARRYING      FAIR
                                                                AMOUNT      VALUE       AMOUNT      VALUE
                                                              ----------  ----------  ----------  ----------
Assets:
  Investments:
    Securities available-for-sale:
      Fixed maturities......................................  $2,415,915  $2,415,915  $2,115,499  $2,115,499
      Equity securities.....................................     109,832     109,832     106,290     106,290
  Mortgage loans on real estate.............................     602,064     661,055     582,869     614,555
  Policy loans..............................................      68,566      68,566      60,722      60,722
  Short-term investments....................................      70,537      70,537     182,817     182,817
  Assets held in separate accounts..........................   2,978,622   2,978,622   2,374,718   2,371,601
Liabilities:
  Individual and group annuities (subject to discretionary
   withdrawal)..............................................  $  977,495  $  945,558  $  916,754  $  886,110
  Debt......................................................      26,433      26,433          --          --

14. COMMITMENTS AND CONTINGENCIES
    The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.

15. RETIREMENT AND OTHER EMPLOYEE BENEFITS
    The Company is an indirect wholly-owned subsidiary of Fortis, Inc., which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. Fortis, Inc.'s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to approximately $1,594,000, $1,354,000 and $1,179,000 for 1997, 1996 and 1995,
respectively. As of January 1, 1997, the Plan's total accumulated benefit obligation determined in accordance with ERISA was approximately $56,838,000. This amount was based on an assumed interest rate of 8.00% and included vested benefits of approximately $54,831,000. The fair market value of the Plan assets as of January 1, 1997 was approximately $60,004,000.

The Company participates in a contributory profit sharing plan, sponsored by Fortis, Inc., covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. The first three percent of an employee's contribution is matched 200% by the Company. The amount expensed was approximately $3,926,000, $3,913,000 and 3,765,000 for 1997, 1996 and 1995,
respectively.

In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis, Inc. Health care benefits, either through a Fortis Inc.-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 15 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993.

Net postretirement benefit costs allocated to the Company for the years ended December 31, 1997, 1996 and 1995 were $304,000, $290,000 and $287,000, respectively, and includes the expected cost of such benefits for newly eligible or vested employees, interest cost, gains and losses arising from differences between actuarial assumptions and actual experience, and amortization of the transition obligation. The Company made contributions to the plans of approximately $20,000, $8,000 and $0 in 1997, 1996 and 1995, respectively, as claims were incurred.

At December 31, 1997 and 1996, the unfunded postretirement benefit obligation for retirees and other fully eligible or vested plan participants was $1,148,000 and $844,000, respectively. The discount rate used in determining the accumulated postretirement benefit obligation was 7.5%. The health care cost trend rate for those under age 65 was 12.8%, graded to 5.5% over 26 years. The health care cost trend rate for those over age 65 was 12.0%, graded to 6.2% over 26 years.

FORTIS BENEFITS INSURANCE COMPANY

16. DEBT
    The following is a summary of the debt at December 31, 1997 (in thousands):

Mortgage note bearing a floating interest rate of 200 basis points over LIBOR, (5.84%
 at December 31, 1997) adjustable every six months, principal and interest due
 monthly, matures July 2001...........................................................  $   3,150
Mortgage note bearing a floating interest rate of 225 basis points over LIBOR (5.84%
 at December 31, 1997) adjustable every six months, principal and interest due
 monthly, balloon payment due July 1998...............................................     18,100
Mortgage note bearing interest at 7.60%, principal and interest due monthly, matures
 October 2002.........................................................................      5,183
                                                                                        ---------
                                                                                        $  26,433
                                                                                        ---------
                                                                                        ---------

Maturities of the debt as of December 31, 1997 are as follows (in thousands):

1998..................................................................................  $  18,222
1999..................................................................................        126
2000..................................................................................        136
2001..................................................................................      3,119
2002..................................................................................      4,830
                                                                                        ---------
                                                                                           26,433
                                                                                        ---------
                                                                                        ---------

These mortgage notes are collateralized by certain real estate investments included in real estate and other investments in the balance sheet.

Interest expense paid by the Company during 1997 on this debt was approximately $1,075,000.

17. YEAR 2000 ISSUES (UNAUDITED)
    The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Company and any of its businesses or subsidiaries. All of the Company's major businesses are heavily dependent upon internal computer systems, and many have significant interaction with systems of third parties.

A comprehensive review of the Company's computer systems and business processes has been conducted to identify the major systems that could be affected by the Year 2000 issue. Steps are being taken to resolve any potential problems including modification to existing software and the purchase of new software. These measures are scheduled to be completed and tested on a timely basis. The Company's goal is to complete internal remediation and testing of each system by early 1999.

Factors that could influence the total costs to be incurred by the Company in connection with the Year 2000 issue include the ability of the Company to successfully identify systems containing two-digit year codes, the nature and amount of programming required to fix the affected programs, the related labor and consulting costs for such remediation, and the ability of third parties that interface with the Company to successfully address their Year 2000 issues.

The Company is evaluating the Year 2000 readiness of advisors and other third parties whose system failures could have an impact on the Company's operations. The potential materiality of any such impact is not entirely known at this time. The Company is closely monitoring these entities to avoid any unforeseen circumstances.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

      (  1 + I  )         n/12
      ----------                - 1
 (   1 + J + .005    )

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment

                       1 + .08            60/12
 $10,000 x          -------------               - 1]      = $234.73
              [(   1 + .07 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,234.73

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                9%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                       1 + .08            60/12
 $10,000 x          -------------               - 1]      = - $666.42
              [(   1 + .09 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,333.58

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred           $10,000
Guarantee Period                          7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7.75%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                       1 + .08             60/12
$10,000 x          ---------------               - 1]      = - $114.94
             [(   1 + .0775 + .005    )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,885.06
------------------------
*Assumed for illustrative purposes only.

APPENDIX B--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the variable account expense rate plus the total Portfolio expense rate plus the annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Alliance Money Market Portfolio is calculated as follows:

     Total Variable Account Annual Expenses                 0.45%
+    Total Portfolio Operating Expenses                     0.64%
+    Annual Administrative Charges (see below)              0.05%
=    Total Expense Rate                                     1.14%

The Annual Administrative Charge rate is calculated by dividing the total Annual Contract Charges we collected in 1997 on similar contracts by the average policy value in force in 1997 on such contracts.

Year 1 Beginning Policy Value = $1000.00
Year 1 Expense = $1000.00 x 0.0114 = $11.41

Year 2 Beginning Policy Value = $1038.59
Year 2 Expense = $1038.59 x 0.0114 = $11.85

Year 3 Beginning Policy Value = $1078.67
Year 3 Expense = $1078.67 x 0.0114 = $12.31

So the cumulative expenses for years 1-3 for the Alliance Money Market Portfolio are equal to:
    $11.41 + $11.85 + $12.31 = $35.57

APPENDIX C--PARTICIPATING PORTFOLIOS

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

The Alliance Variable Products Series Fund, Inc. is an open-ended series investment company. It was incorporated under Maryland law on November 17, 1987. Alliance Capital Management L.P. serves as the Fund's manager.

ALLIANCE MONEY MARKET PORTFOLIO

INVESTMENT OBJECTIVE: Seeks safety of principal, maintenance of liquidity and maximum current income by investing in a broadly diversified portfolio of money market securities.

ALLIANCE INTERNATIONAL PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to obtain a total return on its assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established non-United States companies (or United States companies having their principal activities and interests outside the United States), companies participating in foreign economies with prospects for growth, and foreign government securities.

ALLIANCE PREMIER GROWTH PORTFOLIO

INVESTMENT OBJECTIVE: Seeks growth of capital rather than current income. In pursuing its investment objective, the Premier Growth Portfolio will employ aggressive investment policies. Since investments will be made based upon their potential for capital appreciation, current income will be incidental to the objective of capital growth.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

American Century Variable Portfolios, Inc. is a open-end management investment company. It was organized as a Maryland corporation on June 4, 1987. American Century Investment Management, Inc., serves as the investment manager of American Century Portfolios.

AMERICAN CENTURY VP BALANCED FUND

INVESTMENT OBJECTIVE: Capital growth and current income. Seeks to achieve its investment objective by maintaining approximately 60% of the assets in common stocks that are considered to have better-then-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.

AMERICAN CENTURY VP CAPITAL APPRECIATION FUND

INVESTMENT OBJECTIVE: Capital Growth. Seeks to achieve its investment objective by investing primarily in common stocks that are considered to have better-than-average prospects for appreciation.

FEDERATED INSURANCE SERIES

Federated Insurance Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Advisers is the investment adviser.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II

INVESTMENT OBJECTIVE: Seeks to provide current income. Under normal circumstances, the portfolio pursues its investment objective by investing at least 65% of the value of its total assets in securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities.

AMERICAN LEADERS FUND II

INVESTMENT OBJECTIVE: To achieve long-term growth of capital and to provide income.

UTILITY FUND II

INVESTMENT OBJECTIVE: To achieve high current income and moderate capital appreciation.

HIGH INCOME BOND FUND II

INVESTMENT OBJECTIVE: To seek high current income.

FORTIS SERIES FUND, INC.

The Fortis Series Fund, Inc. is an open-end series investment fund. It was incorporated under Minnesota law in 1986. Fortis Advisers, Inc. serves as the fund's manager.

FORTIS S&P 500 INDEX SERIES

INVESTMENT OBJECTIVE: Seeks to replicate the total return of the Standard & Poor's 500 Composite Stock Price Index primarily through investment in equity securities.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

The INVESCO Variable Investment Funds, Inc. is an open-end series management investment company. It was incorporated under Maryland law on August 19, 1993. INVESCO Funds Group, Inc. serves as the Fund's manager.

INVESCO INDUSTRIAL INCOME PORTFOLIO

INVESTMENT OBJECTIVE: Seeks the best possible current income while following sound investment practices. Capital growth potential is an additional consideration in the selection of the portfolio securities. The portfolio normally invests at least 65% of its total assets in dividend-paying common stocks.

INVESCO HEALTH SCIENCES PORTFOLIO

INVESTMENT OBJECTIVE: Seeks capital appreciation. The portfolio normally invests at least 80% of its total assets in equity securities of companies that develop, produce, or distribute products or services related to health care.

INVESCO TECHNOLOGY PORTFOLIO

INVESTMENT OBJECTIVE: Seeks capital appreciation. The portfolio normally invests at least 80% of its total assets in equity securities of companies in technology-related industries such as computers, communications, video, electronics, oceanography, office and factory automation, and robotics.

LEXINGTON NATURAL RESOURCES TRUST

The Lexington Natural Resources Trust is an open-end management investment company. It was organized as a Massachusetts business trust on October 7, 1988. Lexington Management Corporation is the Investment Adviser of the fund.

INVESTMENT OBJECTIVE: To seek long-term growth of capital through investment primarily in common stocks of companies that own or develop natural resources and other basic commodities, or supply goods and services to such companies.

LEXINGTON EMERGING MARKETS FUND, INC.

The Lexington Emerging Markets Fund, Inc. is an open-end management investment company. It was organized as a corporation under Maryland law on December 27, 1993. Lexington Management Corporation is the fund's investment adviser.

INVESTMENT OBJECTIVE: To seek long-term growth of capital primarily through investment in equity securities of companies domiciled in, or doing business in, emerging countries and emerging markets.

MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST

MFS Variable Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated February 1, 1994. Massachusetts Financial Services Company manages each series.

MFS EMERGING GROWTH SERIES

INVESTMENT OBJECTIVE: Seeks to provide long-term growth of capital. The series' policy is to invest primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

MFS HIGH INCOME SERIES

INVESTMENT OBJECTIVE: Seeks high current income by investing primarily in a professionally managed portfolio of fixed income securities, some of which may involve equity features.

MFS WORLD GOVERNMENTS SERIES

INVESTMENT OBJECTIVE: Seeks preservation and growth of capital, together with moderate current income. The series attempts to provide investors with an opportunity to enhance the value and increase the protection of their investment against inflation and otherwise by taking advantage of investment opportunities in the U.S. as well as in other countries where opportunities may be more rewarding.

THE MONTGOMERY FUNDS III

The Montgomery Funds III is an open-end investment company. This Delaware business trust was organized on August 24, 1994. The trust is managed by Montgomery Asset Management, L.P.

MONTGOMERY VARIABLE SERIES: GROWTH FUND

INVESTMENT OBJECTIVE: Seeks capital appreciation by investing primarily in equity securities, usually common stock, of domestic companies of all sizes.

MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND

INVESTMENT OBJECTIVE: Seeks capital appreciation by investing primarily in equity securities of companies in countries having economies and markets generally considered by the World Bank or the United Nations to be emerging or developing.

NEUBERGER & BERMAN ADVISERS MANAGERS TRUST

Neuberger & Berman Advisers Managers Trust is an open-end diversified series management investment company. It was established as a Delaware business trust on May 23, 1994. Neuberger & Berman Management Incorporated serves as manager of the Fund.

NEUBERGER & BERMAN LIMITED MATURITY BOND PORTFOLIO

INVESTMENT OBJECTIVE: Seeks highest current income consistent with low risk to principal and liquidity; and secondarily, total return. Principal investments are short-to-intermediate term debt securities, primarily investment grade.

NEUBERGER & BERMAN PARTNERS PORTFOLIO

INVESTMENT OBJECTIVE: Seeks capital growth. Principal investments are common stocks and other equity securities of established companies.

SAFECO RESOURCE SERIES TRUST

The SAFECO Resource Series Trust is an open-end series management investment company. It is a Delaware business trust established by a trust instrument dated May 13, 1993. SAFECO Asset Management Company is the fund's manager.

SAFECO EQUITY PORTFOLIO

INVESTMENT OBJECTIVE: Seeks long-term growth of capital and reasonable current income. The Equity Portfolio ordinarily invests principally in common stocks or securities convertible into common stocks.

SAFECO GROWTH PORTFOLIO

INVESTMENT OBJECTIVE: Seeks growth of capital and the increased income that ordinarily follows from such growth. The Growth Portfolio ordinarily invests in a preponderance of its assets in common stock selected for potential appreciation.

STRONG VARIABLE INSURANCE FUNDS, INC.

The Strong Variable Insurance Funds, Inc. is an open-end management investment company. It was incorporated in Wisconsin. Strong Capital Management, Inc. is the investment adviser.

THE STRONG DISCOVERY FUND II

INVESTMENT OBJECTIVE: Seeks to identify emerging investment trends and attractive growth opportunities.

THE STRONG INTERNATIONAL STOCK FUND II

INVESTMENT OBJECTIVE: Seeks capital growth. The fund invests primarily in the equity securities of issuers located outside of the United States.

VAN ECK WORLDWIDE INSURANCE TRUST

Van Eck Worldwide Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 7, 1987. Van Eck Associates Corporation serves as investment adviser and manager to the two funds listed below.

WORLDWIDE HARD ASSETS FUND

INVESTMENT OBJECTIVE: Seeks long-term capital appreciation by investing globally, primarily in (i) precious metals, (ii) ferrous and non-ferrous metals,
(iii) oil and gas, (iv) forest products, (v) real estate, and (vi) other basic non-agricultural commodities.

WORLDWIDE BOND FUND

INVESTMENT OBJECTIVE: Seeks high total return through a flexible policy of investing globally, primarily in debt securities.

                                  CERTIFICATES UNDER
                              FLEXIBLE PREMIUM DEFERRED
                   COMBINATION VARIABLE AND FIXED ANNUITY CONTRACTS
                        VALUE ADVANTAGE PLUS VARIABLE ANNUITY


                                      Issued by

                          FORTIS BENEFITS INSURANCE COMPANY


                         STATEMENT OF ADDITIONAL INFORMATION

                                     MAY 1, 1998

This Statement of Additional Information is not a Prospectus. It is intended that this Statement of Additional Information be read in conjunction with the Prospectus for certificates under flexible premium deferred combination variable and fixed annuity contracts ("Certificates"), dated May 1, 1998. A copy of the Prospectus may be obtained without charge from Fortis Investors, Inc. 1-800-827-5877, mailing address: P.O. Box 64272, St. Paul, MN 55164. You have the option of receiving benefits under a Contract through Fortis Benefits' Variable Account D or through Fortis Benefits' Guarantee Periods Fixed Account or its General Account Fixed Account.

TABLE OF CONTENTS

Fortis Benefits and the Variable Account . . . . . . . . . . . . . . . . . .1
Calculation of Annuity Payments. . . . . . . . . . . . . . . . . . . . . . .2
Postponement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . .3
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  - Safekeeping of Variable Account Assets . . . . . . . . . . . . . . . . .3
  - Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
  - Principal Underwriter  . . . . . . . . . . . . . . . . . . . . . . . . .4
Taxation Under Certain Retirement Plans. . . . . . . . . . . . . . . . . . .4
Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Variable Account Financial Statements. . . . . . . . . . . . . . . . . . . .9
Appendix A -- Performance Information. . . . . . . . . . . . . . . . . . .A-1


In order to supplement the description in the Prospectus, the following provides additional information about the Certificates and other matters which may be of interest to you. Terms used in this Statement of Additional Information have the same meanings as are defined in the Prospectus under the heading "Special Terms Used in This Prospectus."

FORTIS BENEFITS AND THE VARIABLE ACCOUNT

Fortis Benefits Life Insurance Company, the issuer of the Certificates, is a Minnesota corporation qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is a wholly-owned subsidiary of Fortis Insurance Company, a stock company organized under the laws of Wisconsin, which itself is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is a corporation based in New York, which manages the United States operations of Fortis AMEV and Fortis AG.

Fortis AMEV has been in business since 1847 and is a publicly-traded, multi-national insurance, real estate, and financial services group headquartered in The Netherlands. It is one of the largest holding companies in Europe, with subsidiary companies in twelve countries on four continents.
Fortis AMEV is the third largest insurance company in the Netherlands.

Fortis AG is a multi-national insurance, real estate and financial services firm that has been in business since 1824. It has subsidiary companies in eight countries. Fortis AG is one of the largest life insurance companies in Belgium. Fortis AMEV and Fortis AG have combined assets of approximately $167 billion.

The assets allocated to the Variable Account are the exclusive property of Fortis Benefits. Registration of the Variable Account under the Investment Company Act of 1940 does not involve supervision of the management or investment practices or policies of the Variable Account or of Fortis Benefits by the Securities and Exchange Commission. Fortis Benefits may accumulate in the Variable Account proceeds from charges under the Certificates and other amounts in excess of the Variable Account assets representing reserves and liabilities under Certificates and other variable annuity contracts issued by Fortis Benefits. Fortis Benefits may from time to time transfer to its General Account any of such excess amounts. Under certain remote circumstances the assets of one Subaccount may not be insulated from liability associated with another Subaccount.

Best's Insurance Reports has assigned Fortis Benefits a rating of A (Excellent) for financial position and operating performance. Fortis Benefits has a rating of AA from Standard & Poor's. As defined by Standard & Poor's, insurers rated AA offer "excellent financial security." These ratings represent such rating agencies' independent opinion of Fortis Benefits' financial strength and ability to meet policy holder obligations, but have no relevance to the performance and quality of the assets in Subaccounts of the Variable Account.

CALCULATION OF ANNUITY PAYMENTS

FIXED ANNUITY OPTION

The amount of each annuity payment under a Fixed Annuity Option is fixed and guaranteed by Fortis Benefits. Monthly fixed annuity payments will start as of the end of the Valuation Period that contains the Annuity Commencement Date. At that time, the Contract Value , after any Market Value Adjustment, is computed and that portion of the Contract Value which will be applied to the Fixed Annuity Option selected is determined. The amount of the first monthly payment under the Fixed Annuity Option selected will be at least as large as would result from using the annuity tables contained in the Contract to apply such amount of Contract Value to the annuity form selected. The dollar amounts of any fixed annuity payments after the first are specified during the entire period of annuity payments according to the provisions of the annuity form selected.

VARIABLE ANNUITY OPTION

ANNUITY UNITS. To the extent a Variable Annuity Option has been selected, we convert the Accumulation Units for each Subaccount of the Variable Account into Annuity Units for each Subaccount at their values determined as of the end of the Valuation Period which contains the Annuity Commencement Date. As of such time, any Fixed Account Value to be applied to a Variable Annuity Option is also converted, after any Market Value Adjustment, to Annuity Units in the Subaccounts selected based on the then-current Annuity Unit value. The initial number of Annuity Units in each Subaccount is determined by dividing the amount of the initial monthly variable annuity payment (see "Variable Annuity Option -- Variable Annuity Payments," below) allocable to that Subaccount by the value of one Annuity Unit in that Subaccount as of the time of the conversion. The number of Annuity Units for each Subaccount will remain constant, as long as an annuity remains in force and the allocation among the Subaccounts has not changed.

The value of each Subaccount's Annuity Units will vary to reflect the investment experience of the Subaccount as well as charges deducted from the Subaccount. The value of each Subaccount's Annuity Units is equal to the prior value of the Subaccount's Annuity Units multiplied by the net investment factor for that Subaccount (discussed in the Prospectus under "Contract Value") for the Valuation Period ending on that Valuation Date, with an offset for the 4% assumed interest rate used in the annuity tables of the Contract.

VARIABLE ANNUITY PAYMENTS. Variable annuity payments start at the end of the Valuation Period that contains the Annuity Commencement Date, and will vary in amount as the related Annuity Unit values vary. The amount of the first monthly payment is shown on the annuity tables contained in the Contract for each $1,000 of Contract Value applied to the Variable Annuity Option selected as of the end of such Valuation Period. The first variable annuity payment is, in effect, allocated among the Subaccounts in the same proportion as the Contract Value is allocated among the Subaccounts upon commencement of annuity payments.

Payments after the first will vary in amount and are determined on the first Valuation Date of each subsequent monthly period. If the monthly payment under the annuity form selected is based on the value of Annuity Units of a single Subaccount, the monthly payment is found by multiplying the number of the Contract's Annuity Units for the Subaccount by the Annuity Unit value of such Subaccount as of the first Valuation Date in each monthly period following the Annuity Commencement Date. If the monthly payment under the Variable Annuity Option selected is based upon the value of Annuity Units in more than one Subaccount, this is repeated for each applicable Subaccount. The sum of these payments is the variable annuity payment.

GENDER OF ANNUITANT

The amount of each annuity payment ordinarily will be higher for a male Annuitant than for a female Annuitant with an otherwise identical Contract. This is because, statistically, females tend to have longer life expectancies than males. However, there will be no differences between male and female Annuitants in any jurisdiction, including Montana, where such differences are not permitted. We will also make available Certificates with no such differences in connection with certain employer-sponsored benefit plans. Employers should be aware that, under most such plans, Certificates that make distinctions based on gender are prohibited by law.

POSTPONEMENT OF PAYMENTS

With respect to amounts in the Subaccounts of the Variable Account, payment of any amount due upon a total or partial surrender, death or under an annuity option will ordinarily be made within seven days after all documents required for such payment are received by Fortis Benefits at its Home Office. However, Fortis Benefits may defer the determination, application or payment of any death benefit, transfer, partial or total surrender or annuity payment, to the extent dependent on Accumulation or Annuity Unit Values, for any period during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, for any period during which any emergency exists as a result of which it is not reasonably practicable for Fortis Benefits to determine the investment experience for the Contract, or for such other periods as the Securities and Exchange Commission may by order permit for the protection of investors.

SERVICES

SAFEKEEPING OF VARIABLE ACCOUNT ASSETS

Title to the assets of the Variable Account is held by Fortis Benefits. The assets of the Variable Account are kept segregated and held separate and apart from Fortis Benefits' other assets. Fortis Advisers, Inc., an affiliate of Fortis Benefits, maintains records of all purchases and redemptions of shares of the Portfolios held by each of the Subaccounts of the Variable Account.

EXPERTS

The financial statements of Fortis Benefits Insurance Company appearing in the Prospectus and those of Separate Account D appearing in this Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also appearing in the Prospectus or this Statement of Additional Information, respectively, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

PRINCIPAL UNDERWRITER

Fortis Investors, Inc. ("Fortis Investors"), the principal underwriter of the Certificates, is a Minnesota corporation and a member of the Securities Investors Protection Corporation. The offering of the Certificates is continuous, and Fortis Investors does not anticipate discontinuing the offering of the Certificates, although it reserves the right to do so. Certificates generally will be issued for Annuitants from ages zero to ninety in all states.

TAXATION UNDER CERTAIN RETIREMENT PLANS

Federal income tax information concerning the purchase of Certificates for specific types of retirement plans is set forth below. You should also refer to "Federal Tax Matters" in the Prospectus. The tax information provided is not comprehensive, and you should consult a qualified tax adviser before taking any action in connection with a retirement plan.

SECTION 403(b) ANNUITIES FOR EMPLOYEES OF CERTAIN TAX-EXEMPT ORGANIZATIONS OR PUBLIC EDUCATIONAL INSTITUTIONS

PURCHASE PAYMENTS. Under Section 403(b) of the Internal Revenue Code ("Code"), payments made by certain employers (i.e., tax-exempt organizations meeting the requirements of Section 501(c)(3) of the Code, or public educational institutions) to purchase Certificates for their employees are excludible from the gross income of employees to the extent that such aggregate purchase payments do not exceed certain limitations prescribed by the Code. This is the case whether the purchase payments are a result of voluntary salary reduction amounts or employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes.

TAXATION OF DISTRIBUTIONS. Distributions from a Section 403(b) tax-deferred annuity are taxed as ordinary income to the recipient as described under "Federal Tax Matters" in the Prospectus. Taxable distributions received before the employee attains age 59 1/2 generally are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are excepted from this penalty tax, including distributions following the employee's death, disability, separation from service after age 55, separation from service at any age if the distribution is in the form of an annuity for the life (or life expectancy) of the employee (or the employee and Beneficiary) and distributions not in excess of deductible medical expenses. In addition, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

REQUIRED DISTRIBUTIONS. Generally, distributions from Section 403(b) annuities must commence not later than April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2, and such distributions must be made over a period that does not exceed the life expectancy of the employee (or the employee and Beneficiary). A penalty tax of 50% would be imposed on any amount by which the minimum required distribution in any year exceeded the amount actually distributed in that year. In addition, in the event that the employee dies before his or her entire interest in the Contract has been distributed, the employee's entire interest must be distributed in accordance with rules similar to those applicable upon the death of the Participant or Payee in the case of a Non-Qualified Contract, as described in the Prospectus. Certain of these and other provisions are incorporated in a special endorsement attached to Certificates that are intended to qualify under Section 403(b), and reference should be made to that endorsement for its complete terms.

TAX-FREE EXCHANGES AND ROLLOVERS. The Code provides for the tax-free transfer of one Section 403(b) annuity for another Section 403(b) annuity, and the IRS has ruled (Revenue Ruling 90-24) that amounts transferred may qualify as tax-free transfers under certain circumstances. In addition, Section 403(b)(8) of the code permits tax-free rollovers from Section 403(b) programs to individual retirement annuities or other Section 403(b) programs under certain circumstances.

SECTION 401 QUALIFIED PENSION, PROFIT-SHARING OR ANNUITY PLANS

PURCHASE PAYMENTS. Subject to certain limitations prescribed by the Code, purchase payments made by an employer (or a self-employed individual) under a pension, profit-sharing or annuity plan qualified under Section 401 or Section 403(a) of the Code are generally deductible by the employer and excluded from the taxable income of the employee for federal income tax purposes, whether made under a salary reduction agreement or directly by employer contributions.
Salary reduction payments are, however, subject to FICA (social security) taxes. Purchase payments made directly by an employee generally are made on an after-tax basis.

TAXATION OF DISTRIBUTIONS. Distributions from Certificates purchased under these qualified plans are taxable as ordinary income, except to the extent allocable to an employee's after-tax contributions, as described under "Federal Tax Matters -- Qualified Plans," in the Prospectus. However, if an employee or other payee receives a "lump sum" distribution, as defined in the Code, from an exempt employees' trust, the taxable portion of the distribution may be subject to special tax treatment. For most individuals receiving lump sum distributions after attaining age 59 1/2, the rate of tax may be determined under a special 5-year income averaging provision. Those who attained age 50 by January 1, 1986 may instead elect to use a 10-year income averaging provision based on the income tax rates in effect for 1986. Taxable distributions received prior to attainment of age 59 1/2 under a Contract purchased under a qualified plan are subject to the same 10% penalty tax (and the same exceptions) as described above with respect to Section 403(b) annuities.

REQUIRED DISTRIBUTIONS. The minimum distribution requirements for these qualified plans are generally the same as described above with respect to
Section 403(b) annuities.

TAX-FREE ROLLOVERS. If, within 60 days of receipt, an employee who receives a single sum distribution transfers all of the taxable amount received to another plan qualified under Section 401 or 403(a), or to an individual retirement account or annuity as provided for under the Code, the transferred amount will not be taxed in the year of distribution. Certain "partial" distributions may also qualify for tax-free rollover treatment, but only if transferred to an individual retirement account or annuity. However, income tax may be withheld from the distribution unless the distribution is transferred directly from the qualified plan to the individual retirement account or individual retirement annuity.

INDIVIDUAL  RETIREMENT ANNUITIES

PURCHASE PAYMENTS. Individuals may make contributions for individual retirement annuity ("IRA") Contracts. Deductible contributions for any year may be made up to the lesser of $2,000 or 100% of compensation for individuals who (1) are not (and whose spouses are not) active participants in another retirement plan, (2) are unmarried and have adjusted gross income of $25,000 or less, or (3) are married and have adjusted gross income of $40,000 or less. An individual may also establish an IRA for his or her spouse if they file a joint return for the taxable year and his or her spouse earns less than the individual does for that year. The annual purchase payments for both spouses' Contracts cannot exceed the lesser of $4,000 or 100% of the couple's combined earned income, and no more than $2,000 may be contributed to either spouse's IRA for any year. Individuals who are active participants in other retirement plans and whose adjusted gross income (with certain special adjustment) exceed the cut-off point ($25,000 for unmarried, $40,000 for married persons filing jointly, and $0 for married persons filing a separate return) by less than $10,000 are entitled to make deductible IRA contributions in proportionately reduced amounts. For example, a married individual who is an active participant in another retirement plan and files a separate tax return is entitled to a partial IRA deduction if the individual's adjusted gross income is less than $10,000 and no IRA deduction if his or her adjusted gross income is equal to or greater than $10,000.

An individual may make non-deductible IRA contributions to the extent of (1) the lesser of $2,000 ($4,000 in the case of a spousal IRA) or 100% of compensation over (2) the IRA deductible contribution made with respect to the individual.

An individual may not make any contributions to his/her own IRA for the year in which he/she reaches age 70 1/2 or for any year thereafter. Contributions to a spouse's IRA may not be made for any year in which that spouse reaches age 70 1/2 or for any year thereafter.

TAXATION OF DISTRIBUTIONS. Distributions from IRA Contracts are taxed as ordinary income to the recipient, although special rules exist for the tax-free return of non-deductible contributions. In addition, taxable distributions received under an IRA Contract prior to age 59 1/2 are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are exempted from this penalty tax including distributions following the owner's death or disability or distribution in the form of an annuity for the life (or life expectancy) of the owner (or the owner and beneficiary), or distributions not in excess of deductible medical expenses or certain distributions to pay health insurance premiums after an extended period of unemployment.

REQUIRED DISTRIBUTIONS. The minimum distribution requirements for IRAs are generally the same as described above with respect to Section 403(b) annuities. Certain of these and other provisions are incorporated in a special endorsement attached to IRA Certificates, and reference should be made to that endorsement for its complete terms.

TAX-FREE ROLLOVERS. The Code permits funds to be transferred in a tax-free rollover from a qualified employer pension, profit-sharing, annuity, bond purchase or tax-deferred annuity plan to an IRA Contract if certain conditions are met, and if the rollover of assets is completed within 60 days after the distribution from the qualified plan is received. In addition, not more frequently than once every twelve months, amounts may be rolled over tax-free from one IRA to another, subject to the 60-day limitation and other requirements. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA custodians or trustees.

SIMPLIFIED EMPLOYEE PENSION PLANS

PURCHASE PAYMENTS. Under Section 408(k) of the Code, employers may establish a type of IRA plan referred to as a simplified employee pension plan (SEP). Employer contributions to a SEP cannot exceed the lesser of $24,000 or 15% of the employee's earned income. Employees of certain small employers may have contributions made to a special kind of SEP (SARSEP) on their behalf on a salary reduction basis if the SARSEP plan was in effect on December 31, 1996.
 These salary reduction contributions may not exceed $9,500 in 1997, which is indexed for inflation. Employees of tax-exempt organizations and state or local government agencies have never been eligible for the salary reduction type of SEP.

TAXATION OF DISTRIBUTIONS. Generally, distribution payments from SEPs are subject to the same distribution rules described above for IRAs.

REQUIRED DISTRIBUTIONS. SEP distributions are subject to the same minimum required distribution rules described above for IRAs.

TAX-FREE ROLLOVERS. Generally, rollovers and direct transfers may be made to and from SEPs in the same manner as described above for IRAs, subject to the same conditions and limitations. Rollovers to other IRAs, excluding SIMPLE IRAs are also possible. Special rules apply if the rollover is from a SARSEP IRA.

SECTION 408(p) SIMPLE IRA PLANS

PURCHASE PAYMENTS: Under Section 408(p) of the Code, small employers may establish a type of IRA plan referred to as a Savings Incentive Match Plan for Employees (SIMPLE Plan). An employee may contribute annually through his or her employer a pre-tax salary reduction contribution not to exceed the lesser of $6,000 or 100% of compensation. The employer must annually either (1) match the employee contribution dollar for dollar up to 3% of pay, or (2) make a 2% of pay contribution for each eligible employee regardless of whether the employee makes any salary reduction contribution. In two out of every five years, the employer has the option to reduce the matching contribution as low as 1% of pay but advance notice must be provided to employees.

TAXATION OF DISTRIBUTIONS: Generally, distributions from SIMPLE IRA Plans are subject to the same distribution rules described above for IRAs. However, if an individual withdraws any amount from his SIMPLE IRA Plan within the first two years of his or her commencement of participation in the employer's SIMPLE IRA Plan, the 10% penalty tax for premature distribution, if such tax applies, will be increased to 25%.

REQUIRED DISTRIBUTIONS: SIMPLE distributions are subject to the same minimum distribution rules described above for IRAs.

TAX-FREE ROLLOVERS: Generally, rollovers and direct transfers may be made to and from SIMPLE IRAs in the same manner as described above for IRAs, subject to the same conditions and limitations. Rollovers or transfers to other IRAs, other than SIMPLE IRAs, are also possible but only after the second anniversary of commencement of participation in the employer's SIMPLE IRA Plan.

SECTION 457 UNFUNDED DEFERRED COMPENSATION PLANS OF PUBLIC EMPLOYERS AND TAX-EXEMPT ORGANIZATIONS

PURCHASE PAYMENTS. Under Section 457 of the Code, all individuals who perform services for a state or local government or governmental agency may participate in a deferred compensation program. Other tax-exempt employers may establish unfunded deferred compensation plans under Section 457 for employees and/or independent contractors.

Though not actually a qualified plan as that term is normally used, this type of program allows individuals to defer the receipt of compensation that otherwise would be currently payable and therefore to defer the payment of federal income taxes on such amounts. Assuming that the program meets the requirements to be considered an eligible deferred compensation plan (an "EDCP"), an individual may contribute (and thereby defer from current income for tax purposes) the lesser of $7,500 or 33-1/3% of the individual's includible compensation. (Includible compensation means compensation from the employer which would be currently includible in gross income for federal tax purposes.) In addition, during the last three years before an individual attains normal retirement age, additional "catch-up" deferrals are permitted.

The amounts which are deferred may be used by the employer to purchase the Certificates offered by this Prospectus. The Contract is owned by the employer and is subject to the claims of the employer's creditors. The employee has no rights or interest in the Contract and is entitled only to payment in accordance with the EDCP provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from an EDCP are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

DISTRIBUTIONS BEFORE SEPARATION FROM SERVICE. Distributions generally are not permitted under an EDCP prior to separation from service or reaching age 70 1/2, except in cases of severe financial hardship. Hardship distributions are includible in the gross income of the individual in the year in which paid.

REQUIRED DISTRIBUTIONS. The distribution requirements for these qualified plans are generally the same as described above with respect to Section 403(b) annuities. However, if distributions do not commence before the employee's death, the entire interest in the Contract must be distributed within 15 years if the beneficiary is not the employee's surviving spouse.

TAX-FREE TRANSFERS. The Code permits the tax-free direct transfer of EDCP amounts to another EDCP, subject to certain conditions. Any transfers must be with employer consent.

PRIVATE EMPLOYER UNFUNDED DEFERRED COMPENSATION PLANS

PURCHASE PAYMENTS. Private taxable employers may establish unfunded, non-qualified deferred compensation plans for a select group of management or highly compensated employees and/or for independent contractors. Certain arrangements of tax-exempt employers entered into prior August 16, 1986, and not subsequently modified, are also subject to the rules for private taxable employer deferred compensation plans discussed below. (Unfunded deferred compensation plans of other tax-exempt employers are generally subject to the requirements of Section 457.)

These types of programs allow individuals to defer receipt of up to 100% of compensation which would otherwise be includible in income and therefore to defer the payment of federal income taxes on such amounts. Purchase payments made by the employer, however are not immediately deductible by the employer, and the employer is currently taxed on any increase in Contract Value.

Deferred compensation plans represent a contractual promise on the part of the employer to pay current compensation at some future time. The Contract is owned by the employer and is subject to the claims of the employer's creditors. The individual has no right or interest in the Contract and is entitled only to payment from the employer's general assets in accordance with plan provisions.

TAXATION OF DISTRIBUTIONS. Amounts received by an individual from a private employer deferred compensation plan are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

EXCESS DISTRIBUTIONS--15% TAX.

Certain persons, particularly those who participate in more than one tax-qualified retirement plan, may be subject to an additional tax of 15% on certain excess aggregate distributions from those plans. In general, excess distributions are taxable distributions for all tax qualified plans in excess of a specified annual limit for payments made in the form of an annuity (currently $160,000) or five times the annual limit for lump sum distributions.

WITHHOLDING

Annuity payments and other amounts received under Certificates are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and, with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly to another qualified retirement plan. Moreover, special "backup withholding" rules may require Fortis Benefits to disregard the recipient's election if the recipient fails to supply Fortis Benefits with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies Fortis Benefits that the TIN provided by the recipient is incorrect.

MISCELLANEOUS

The computer systems Fortis Benefits uses to process policy transactions and valuations need to be adjusted to be able to continue to administer its policies after Year 2000. Fortis Benefits is devoting all resources necessary to make these systems modifications and expects that the necessary changes will be completed on time and in a way that will result in no disruption to its policy servicing operations. However, as is the case with most system conversion projects, risks and uncertainties exist, due in part to reliance on third party vendors. Nonperformance by any of these entities, or other unforeseen circumstances, could have a material adverse impact on Fortis Benefits' ability to perform its policy servicing operations. Fortis Benefits is closely monitoring these entities to avoid any unforeseen circumstances.

VARIABLE ACCOUNT FINANCIAL STATEMENTS

                            Report of Independent Auditors

Board of Directors
Fortis Benefits Insurance Company

We have audited the accompanying statement of net assets of Fortis Benefits Insurance Company Variable Account D (comprising, respectively, the Fortis Series Fund, Inc.'s Growth Stock, U.S. Government Securities, Money Market, Asset Allocation, Diversified Income, Global Growth, Aggressive Growth, Growth & Income, High Yield, Global Asset Allocation, Global Bond, International Stock, Value, S & P 500 and Blue Chip Stock Subaccounts; the Norwest Select Fund's ValuGrowth, Intermediate Bond, Small Company Stock and Income Equity Subaccounts; the Scudder Variable Life Investment Fund's International Subaccount; the Alliance Variable Product Series' Money Market, International and Premier Growth Subaccounts; the SAFECO Resource Series' Growth and Equity Subaccounts; the Federated Insurance Series' U.S. Government Securities II, High Income Bond Fund II, Utility II and American Leaders II Subaccounts; the Lexington Funds, Inc.'s Natural Resources Trust and Emerging Markets Subaccounts; the MFS Variable Insurance Trusts' Emerging Growth, High Income and World Government Subaccounts; the Montgomery Variable Fund's Emerging Markets and Growth Subaccounts; the Strong Variable Insurance Funds' Discovery II, Government Securities II, Advantage II and International II

Subaccounts; the American Century Investments' VP Balanced and VP Growth Subaccounts; the Van Eck Worldwide Insurance Trust's Worldwide Bond Fund and Worldwide Hard Assets Fund Subaccounts; which are for the year ended December 31, 1997 and the period from February 1, 1996 to December 31, 1996, the Federated Insurance Series' U.S. Government Securities II Subaccount; the Neuberger & Berman, Inc.'s AMT Limited Maturity Bond and AMT Partners Subaccounts; and INVESCO, Inc.'s Health & Sciences, Industrial Income and Technology Subaccounts which are for the period from May 1, 1997 to December 31, 1997. These financial statements are the responsibility of the management of Fortis Benefits Insurance Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of each of the portfolio subaccounts constituting Fortis Benefits Insurance Company Variable Account D at December 31, 1997, and the changes in its net assets for the periods described in the first paragraph, in conformity with generally accepted accounting principles.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 27, 1998

                         Fortis Benefits Insurance Company
                                 Variable Account D

                              Statement of Net Assets

                                 December 31, 1997

                                                                                                                   ATTRIBUTABLE TO
                                                                                                                   FORTIS BENEFITS
                                                                                              NET ASSETS AT           INSURANCE
                                                            SHARES              COST           MARKET VALUE            COMPANY
----------------------------------------------------------------------------------------------------------------------------------
Investments in Fortis Series Fund, Inc.:
     Growth Stock                                        14,375,006      $   319,371,939     $   526,688,738         $ -
     U.S. Government Securities                          12,436,321          133,641,350         132,824,879         -
     Money Market                                         4,418,694           48,519,928          48,737,748         -
     Asset Allocation                                    24,886,252          369,053,147         438,465,903         -
     Diversified Income                                   8,183,245           96,070,615          98,063,099         -
     Global Growth                                       13,579,667          192,589,384         275,542,311         -
     Aggressive Growth                                    6,280,567           79,209,399          86,757,870         -
     Growth & Income                                     11,433,483          159,110,074         214,442,986         -
     High Yield                                           5,030,852           51,098,901          54,179,260         -
     Global Asset Allocation                              3,466,188           40,992,002          46,053,856         3,929,345
     Global Bond                                          1,765,333           19,093,344          18,796,550         5,498,223
     International Stock                                  4,743,824           56,508,624          63,379,379         3,929,653
     Value                                                3,534,352           43,077,826          47,432,774           989,974
     S & P 500                                            5,973,876           77,839,842          89,188,764         5,305,433
     Blue Chip Stock                                      4,414,170           55,644,996          65,094,254         5,199,878
Investments in Norwest Select Fund:
     ValuGrowth                                           1,255,007           17,561,630          21,661,424         -
     Intermediate Bond                                      830,073            9,156,722           9,180,606         -
     Small Company Stock                                    901,726           11,658,864          11,506,028         1,673,475
     Income Equity                                        2,910,000           34,946,322          39,808,806         -
Investments in Scudder Variable Life Investment
          Fund
          International                                     438,322            5,596,162           6,184,726         -
Investments in Alliance Variable Product Series:
     Money Market                                         7,052,507            7,052,507           7,052,507         -
     International                                          176,819            2,624,996           2,655,816         -
     Premier Growth                                          95,455            1,984,749           2,003,592         -


                                                                                          NET ASSET VALUE FOR
                                                      ATTRIBUTABLE TO       ACCUMULATION    VARIABLE ANNUITY
                                                          VARIABLE              UNITS        CONTRACTS PER
                                                           ANNUITY           OUTSTANDING    ACCUMULATION UNIT
                                                         CONTRACTS
-------------------------------------------------------------------------------------------------------------
Investments in Fortis Series Fund, Inc.:
     Growth Stock                                    $   526,688,738         157,557,760      $  3.34
     U.S. Government Securities                          132,824,879           7,743,923        17.15
     Money Market                                         48,737,748          31,691,981         1.54
     Asset Allocation                                    438,465,903         156,035,843         2.81
     Diversified Income                                   98,063,099          49,942,498         1.96
     Global Growth                                       275,542,311          14,220,295        19.38
     Aggressive Growth                                    86,757,870           6,551,667        13.24
     Growth & Income                                     214,442,986          11,003,248        19.49
     High Yield                                           54,179,260           4,194,544        12.92
     Global Asset Allocation                              42,124,511           2,918,483        14.43
     Global Bond                                          13,298,327           1,123,401        11.84
     International Stock                                  59,449,726           4,239,821        14.02
     Value                                                46,442,800           3,402,217        13.65
     S & P 500                                            83,883,331           5,698,661        14.72
     Blue Chip Stock                                      59,894,376           4,149,587        14.43
Investments in Norwest Select Fund:
     ValuGrowth                                           21,661,424           1,260,231        17.19
     Intermediate Bond                                     9,180,606             740,789        12.39
     Small Company Stock                                   9,832,553             611,312        16.08
     Income Equity                                        39,808,806           2,920,566        13.63
Investments in Scudder Variable Life Investment
          Fund
          International                                    6,184,726             437,666        14.13
Investments in Alliance Variable Product Series:
     Money Market                                          7,052,507             649,382        10.86
     International                                         2,655,816             245,490        10.82
     Premier Growth                                        2,003,592             127,363        15.73

                          Fortis Benefits Insurance Company
                                  Variable Account D

                         Statement of Net Assets (continued)

                                                                                ATTRIBUTABLE                            NET ASSET
                                                                                     TO                                 VALUE FOR
                                                                                    FORTIS   ATTRIBUTABLE                VARIABLE
                                                                                   BENEFITS      TO       ACCUMULATION    ANNUITY
                                                                    NET ASSETS AT  INSURANCE  VARIABLE       UNIT      CONTRACTS PER
                                                  SHARES     COST    MARKET VALUE   COMPANY    ANNUITY    OUTSTANDING   ACCUMULATION
                                                                                              CONTRACTS                     UNITS
                                                ------------------------------------------------------------------------------------
Investments in SAFECO Resource Series:
   Growth                                       159,934  $4,246,527   $3,734,465    $    -   $3,734,465     255,499        $14.62
   Equity                                        57,151   1,477,843    1,439,067         -    1,439,067     118,412         12.15
Investments in Federated Insurance Series:
   U.S. Government Securities II                 20,249     212,638      213,422         -      213,422      19,937         10.70
   High Income Bond Fund II                     235,896   2,533,079    2,583,066         -    2,583,066     207,634         12.44
   Utility II                                   115,477   1,602,778    1,650,178         -    1,650,178     121,810         13.55
   American Leaders II                          162,682   3,094,027    3,193,445         -    3,193,445     212,945         15.00
Investments in Lexington Funds, Inc.:
   Natural Resources Trust                       77,554   1,209,583    1,156,327         -    1,156,327      90,147         12.83
   Emerging Markets                              71,797     625,202      639,707         -      639,707      77,056          8.30
Investments in MFS Variable Insurance Trust:
   Emerging Growth                              258,277   4,073,740    4,168,592         -    4,168,592     303,026         13.76
   High Income                                   54,983     650,542      679,037         -      679,037      55,017         12.34
   World Government                              10,612     108,301      108,348         -      108,348      10,694         10.13
Investments in Montgomery Variable Funds:
   Emerging Markets                              62,209     665,132      657,547         -      657,547      62,541         10.51
   Growth                                       126,112   1,765,250    1,903,023         -    1,903,023     115,144         16.53
Investments in Strong Variable Insurance Funds:
   Discovery II                                  19,683     247,313      236,792         -      236,792      21,234         11.15
   Government Securities II                           -           -            -         -            -           -             -
   Advantage II                                       -           -            -         -            -           -             -
   International II                              35,494     339,380      330,805         -      330,805      36,547          9.05
Investments in American Century Investments:
   VP Balanced                                   68,765     565,613      566,623         -      566,623      44,869         12.63
   VP Growth                                     14,644     149,824      141,757         -      141,757      15,651          9.06


                          Fortis Benefits Insurance Company
                                  Variable Account D

                         Statement of Net Assets (continued)

                                                                               ATTRIBUTABLE                             NET ASSET
                                                                                 TO FORTIS   ATTRIBUTABLE ACCUMULATIO   VALUE FOR
                                                                  NET ASSETS AT  BENEFITS    TO VARIABLE    N UNITS      VARIABLE
                                         SHARES        COST       MARKET VALUE   INSURANCE      ANNUITY   OUTSTANDING    ANNUITY
                                                                                  COMPANY      CONTRACTS              CONTRACTS PER
                                                                                                                       ACCUMULATION
                                                                                                                           UNIT
                                       --------------------------------------------------------------------------------------------
Investments in Van Eck Worldwide
Insurance Trust:
     Worldwide Bond Fund               25,351   $      277,884 $      278,607  $   -       $      278,607       26,552     $10.49
     Worldwide Hard Assets Fund        84,227        1,381,845      1,323,208      -            1,323,208      135,426      9.77
Investments in Neuberger & Berman,
Inc.:
     AMT Limited Maturity Bond         23,809          334,594        336,187      -              336,187       32,024     10.50
     AMT Partners                      28,668          573,526        590,553      -              590,553       47,329     12.48
Investments in INVESCO, Inc.:
     Health & Sciences                 13,819          149,889        153,663      -              153,663       13,820     11.12
     Industrial Income                 19,806          351,069        337,492      -              337,492       27,808     12.14
     Technology                        14,713          174,352        168,898      -              168,898       14,794     11.42
                                                ----------------------------------------------------------------------
Totals                                          $1,859,213,254 $2,332,292,685  $26,525,981 $2,305,766,704  469,532,644
                                                ----------------------------------------------------------------------
                                                ----------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                          Statement of Changes in Net Assets

                             Year ended December 31, 1997

                                             FORTIS     FORTIS U.S.     FORTIS                    FORTIS      FORTIS      FORTIS
                                             GROWTH     GOVERNMENT      MONEY    FORTIS ASSET  DIVERSIFIED    GLOBAL    AGGRESSIVE
                                              STOCK     SECURITIES      MARKET    ALLOCATION      INCOME      GROWTH      GROWTH
                                        -------------------------------------------------------------------------------------------
OPERATIONS
Dividend income                            $  49,675    $9,784,129    $2,375,151 $ 60,002,739 $  6,905,359  $         - $     1,231
Mortality and expense and policy advance
 charges                                  (7,089,187)   (1,875,555)     (750,583)  (5,433,367)  (1,307,512)  (3,682,512) (1,052,753)
Net realized gain (loss) on investments   20,147,178      (347,001)      820,447    6,303,022      177,507    5,836,551     102,856
Net unrealized appreciation (depreciation)
 of investments during the period         41,012,209     2,402,114      (304,737)   7,447,945    2,515,054   12,455,062   2,161,309
                                        -------------------------------------------------------------------------------------------
Net increase (decrease) in net assets
 resulting from operations                54,119,875     9,963,687     2,140,278   68,320,339    8,290,408   14,609,101   1,212,643

CAPITAL TRANSACTION
Purchase of Variable Account units        11,292,630     5,975,823    49,678,086   25,706,170    3,115,896   19,063,321  14,369,199
Redemption of Variable Account units     (53,729,345)  (38,528,792)  (58,875,709) (27,015,058) (14,932,392) (19,838,860) (5,395,939)
Mortality and expense charges redeemed     7,089,187     1,875,555       750,583    5,433,367    1,307,512    3,682,512   1,052,753
Funding of subaccount by Fortis Benefits
 Insurance Company                                 -             -             -            -            -            -           -
Redemption of Fortis Benefits Insurance
 Company investment in subaccount                  -             -             -            -            -            -           -
Dividend income distribution to Fortis
 Benefits Insurance Company                        -             -             -            -            -            -           -
Net increase (decrease) from capital    -------------------------------------------------------------------------------------------
 transactions                            (35,347,528)  (30,677,414)   (8,447,040)   4,124,479  (10,508,984)   2,906,973  10,026,013
Net assets at beginning of period        507,916,391   153,538,606    55,044,510  366,021,085  100,281,675  258,026,237  75,519,214
                                        -------------------------------------------------------------------------------------------
Net assets at end of period             $526,688,738  $132,824,879   $48,737,748 $438,465,903 $ 98,063,099 $275,542,311 $86,757,870
                                        -------------------------------------------------------------------------------------------
                                        -------------------------------------------------------------------------------------------
SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1997

                                                               FORTIS GLOBAL   FORTIS       FORTIS
                                    FORTIS GROWTH  FORTIS HIGH     ASSET       GLOBAL    INTERNATIONAL                 FORTIS
                                      & INCOME        YIELD      ALLOCATION     BOND         STOCK     FORTIS VALUE   S & P 500
                                    -----------------------------------------------------------------------------------------------
OPERATIONS
Dividend income                     $  6,654,164   $   71,851  $ 2,358,159  $   805,285  $ 2,559,479   $ 2,718,491   $ 1,361,090
Mortality and expense and policy
 advance charges                      (2,311,419)    (641,985)    (489,857)    (172,763)    (684,830)     (377,532)     (607,630)
Net realized gain (loss)
 on investments                        1,120,673       85,907      218,706      (68,168)     309,917        61,399       831,297
Net unrealized appreciation
 (depreciation) of investments
 during the period                    33,449,045    4,156,960    2,537,910     (676,900)   2,974,721     3,471,343     9,928,599
                                    -----------------------------------------------------------------------------------------------
Net increase (decrease) in net
 assets resulting from operations     38,912,463    3,672,733    4,624,918     (112,546)   5,159,287     5,873,701    11,513,356

CAPITAL TRANSACTIONS
Purchase of Variable Account
 units                                56,082,796   14,037,885    9,248,738    2,704,435   16,326,079    29,249,997    82,381,056
Redemption of Variable Account
 units                                (4,951,613)  (3,986,387)  (1,791,957)  (2,463,332)  (2,103,233)     (695,317)  (23,769,708)
Mortality and expense charges
 redeemed                              2,311,419      641,983      489,857      172,763      684,830       377,532       607,630
Funding of subaccount by Fortis
 Benefits Insurance Company                    -            -            -            -            -             -             -
Redemption of Fortis Benefits
 Insurance Company investment
 in subaccount                                 -            -            -            -            -             -             -
Dividend income distribution to
 Fortis Benefits Insurance Company             -            -     (193,973)    (128,042)    (157,141)      (21,662)      (79,618)
                                    -----------------------------------------------------------------------------------------------
Net increase (decrease) from
 capital transactions                 53,442,602   10,693,483    7,752,665      285,824   14,750,535    28,910,550    59,139,360

Net assets at beginning of period    122,087,921   39,813,044   33,676,273   18,623,272   43,469,557    12,648,523    18,536,048
                                    -----------------------------------------------------------------------------------------------
Net assets at end of period         $214,442,986  $54,179,260  $46,053,856  $18,796,550  $63,379,379   $47,432,774   $89,188,764
                                    -----------------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                         Fortis Benefits Insurance Company
                                 Variable Account D

                   Statement of Changes in Net Assets (continued)

                            Year ended December 31, 1997


                                                                        NORWEST     NORWEST
                                             FORTIS BLUE    NORWEST  INTERMEDIATE     SMALL      NORWEST     SCUDDER      ALLIANCE
                                                CHIP      VALUGROWTH     BOND       COMPANY      INCOME   INTERNATIONAL MONEY MARKET
                                                STOCK                                 STOCK      EQUITY
                                         ------------------------------------------------------------------------------------------
OPERATIONS
Dividend income                             $   293,654  $   579,724  $  633,659  $ 1,503,400  $   330,791  $   89,071     $375,670
Mortality and expense and policy
 advance charges                               (447,570)    (221,359)   (101,678)     (95,073)    (305,439)    (66,114)     (33,431)
Net realized gain (loss) on investments         107,559      104,535       2,550       25,285       38,572      40,064            -
Net unrealized appreciation
 (depreciation) of investments during
 the period                                   8,118,339    2,305,264     165,968     (863,445)   4,243,198     164,076            -
                                         ------------------------------------------------------------------------------------------
Net increase (decrease) in net assets
 resulting from operations                    8,071,982    2,768,164     700,499      570,167    4,307,122     227,097       342,239

CAPITAL TRANSACTIONS
Purchase of Variable Account units           42,777,440    8,653,105   3,293,135    5,021,855   25,830,279   2,768,738  168,171,990
Redemption of Variable Account units           (832,257)    (476,484)   (779,906)    (276,048)    (309,223)   (302,454)(167,088,962)
Mortality and expense charges redeemed          447,570      221,359     101,678       95,073      305,439      66,114       33,431
Funding of subaccount by Fortis Benefits
 Insurance Company                                    -            -           -            -            -           -            -
Redemption of Fortis Benefits Insurance
 Company investment in subaccount                     -            -           -            -            -           -            -
Dividend income distribution to Fortis
 Benefits Insurance Company                     (58,517)           -           -            -            -           -            -
                                         ------------------------------------------------------------------------------------------
Net increase (decrease) from capital
 transactions                                42,334,236    8,397,980   2,614,907    4,840,880   25,826,495   2,532,398    1,116,459

Net assets at beginning of period            14,688,036   10,495,280   5,865,200    6,094,981    9,675,189   3,425,231    5,593,809
                                         ------------------------------------------------------------------------------------------
Net assets at end of period                 $65,094,254  $21,661,424  $9,180,606  $11,506,028  $39,808,806  $6,184,726   $7,052,507
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                Statement of Changes in Net Assets (continued)

                         Year ended December 31, 1997

                                                                                              FEDERATED
                                                           ALLIANCE                               U.S.     FEDERATED
                                             ALLIANCE      PREMIER     SAFECO       SAFECO    GOVERNMENT   HIGH INCOME  FEDERATED
                                           INTERNATIONAL   GROWTH      GROWTH       EQUITY  SECURITIES II* BOND FUND II UTILITY II
                                           ---------------------------------------------------------------------------------------
 OPERATIONS
 Dividend income                           $    19,713  $       954  $   506,511 $   102,844  $    3,957 $    67,548  $    4,035
 Mortality and expense and policy advance
   charges                                      (4,653)      (4,656)      (4,146)     (4,251)       (265)     (3,413)     (1,118)
 Net realized gain (loss) on investments       524,319      185,183      260,166      21,442      (1,381)    120,901      48,748
 Net unrealized appreciation (depreciation)
   of investments during the period             25,774       12,341     (501,499)    (19,125)        784      31,419      44,341
                                           ---------------------------------------------------------------------------------------
 Net increase (decrease) in net assets
   resulting from operations                   565,153      193,822      261,032     100,910       3,095     216,455      96,006

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units         65,480,879   13,005,720   13,595,285   4,689,201   1,957,483   7,473,177   8,386,519
 Redemption of Variable Account units      (63,692,893) (11,432,296) (10,315,753) (3,551,876) (1,747,421) (6,024,386) (7,031,477)
 Mortality and expense charges redeemed          4,653        4,656        4,146       4,251         265       3,413       1,118
 Funding of subaccount by Fortis Benefits
   Insurance Company                                 -            -            -           -           -           -           -
 Redemption of Fortis Benefits Insurance
   Company investment in subaccount                  -            -            -           -           -           -           -
 Dividend income distribution to Fortis
   Benefits Insurance Company                        -            -            -           -           -           -           -
                                           ---------------------------------------------------------------------------------------
 Net increase (decrease) from capital
   transactions                              1,792,639    1,578,080    3,283,678   1,141,576     210,327   1,452,204    1,356,160

 Net assets at beginning of period             298,024      231,690      189,755     196,581           -     914,407      198,012
                                           ---------------------------------------------------------------------------------------
 Net assets at end of period               $ 2,655,816  $ 2,003,592  $ 3,734,465 $ 1,439,067  $  213,422 $ 2,583,066  $ 1,650,178
                                           ---------------------------------------------------------------------------------------
                                           ---------------------------------------------------------------------------------------

* For the period from May 1, 1997 to December 31, 1997.

SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                Statement of Changes in Net Assets (continued)

                         Year ended December 31, 1997

                                                           LEXINGTON
                                              FEDERATED     NATURAL    LEXINGTON                                        MONTGOMERY
                                               AMERICAN    RESOURCES    EMERGING  MFS EMERGING  MFS HIGH     MFS WORLD   EMERGING
                                              LEADERS II     TRUST      MARKETS      GROWTH       INCOME    GOVERNMENT   MARKETS
                                           ---------------------------------------------------------------------------------------
 OPERATIONS
 Dividend income                            $   11,802  $   37,809   $      238   $    5,222  $        -  $    3,011   $     585
 Mortality and expense and policy advance
   charges                                      (6,487)     (4,044)      (1,766)      (8,094)     (3,208)       (888)     (2,178)
 Net realized gain (loss) on investments       366,916     147,314       22,277      278,077      64,089      (9,538)     17,971
 Net unrealized appreciation (depreciation)
   of investments during the period             87,367     (60,160)      13,703      124,482      28,378        (237)     (9,020)
                                           ---------------------------------------------------------------------------------------
 Net increase (decrease) in net assets
   resulting from operations                   459,598     120,919       34,452      399,687      89,259      (7,652)      7,358

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units         20,909,386   7,675,556   10,873,736   50,380,648   2,109,055   4,223,973   7,351,843
 Redemption of Variable Account units      (18,677,016) (7,422,947) (10,335,967) (48,657,063) (1,917,469) (4,151,384) (6,894,401)
 Mortality and expense charges redeemed          6,487       4,044        1,766        8,094       3,208         888       2,178
 Funding of subaccount by Fortis Benefits
   Insurance Company                                 -           -            -            -           -           -           -
 Redemption of Fortis Benefits Insurance
   Company investment in subaccount                  -           -            -            -           -           -           -
 Dividend income distribution to Fortis
   Benefits Insurance Company                        -           -            -            -           -           -           -
                                           ---------------------------------------------------------------------------------------
 Net increase (decrease) from capital
   transactions                              2,238,857     256,653      539,535    1,731,679     194,794      73,477     459,620

 Net assets at beginning of period             494,990     778,755       65,720    2,037,226     394,984      42,523     190,569
                                           ---------------------------------------------------------------------------------------
 Net assets at end of period               $ 3,193,445  $1,156,327  $   639,707  $ 4,168,592  $  679,037  $  108,348   $ 657,547
                                           ---------------------------------------------------------------------------------------
                                           ---------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                Statement of Changes in Net Assets (continued)

                         Year ended December 31, 1997

                                                         STRONG      STRONG                                   AMERICAN   AMERICAN
                                            MONTGOMERY DISCOVERY   GOVERNMENT    STRONG       STRONG         CENTURY VP   CENTURY
                                             GROWTH     FUND II   SECURITIES II ADVANTAGE II INTERNATIONAL II  BALANCED  VP GROWTH
                                         -----------------------------------------------------------------------------------------
 OPERATIONS
 Dividend income                           $  80,509   $         -  $   4,238 $     6,644     $   25,600 $     8,363  $    2,139
 Mortality and expense and policy advance
   charges                                    (2,758)         (673)      (446)       (122)        (2,462)     (1,284)       (355)
 Net realized gain (loss) on investments     110,597         6,584      1,688       6,199         (1,178)    (65,865)     32,718
 Net unrealized appreciation (depreciation)
   of investments during the period          156,818       (12,707)       277       1,352        (11,451)         51      (7,181)
                                         -----------------------------------------------------------------------------------------
 Net increase (decrease) in net assets
   resulting from operations                 345,166        (6,796)     5,757      14,073         10,509     (58,735)     27,321

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units        4,720,065     1,491,187    192,449      40,789     13,896,848   9,336,521   5,761,482
 Redemption of Variable Account units     (4,059,313)   (1,339,858)  (267,953)   (356,157)   (13,937,360) (8,825,530) (5,717,321)
 Mortality and expense charges redeemed        2,758           673        446         122          2,462       1,284         355
 Funding of subaccount by Fortis Benefits
   Insurance Company                               -             -          -           -              -           -           -
 Redemption of Fortis Benefits Insurance
   Company investment in subaccount                -             -          -           -              -           -           -
 Dividend income distribution to Fortis
   Benefits Insurance Company                      -             -          -           -              -           -           -
                                         -----------------------------------------------------------------------------------------
 Net increase (decrease) from capital
   transactions                              663,510       152,002    (75,058)   (315,246)       (38,050)    512,275      44,516

 Net assets at beginning of period           894,347        91,586     69,301     301,173        358,346     113,083      69,920
                                         -----------------------------------------------------------------------------------------
 Net assets at end of period             $ 1,903,023   $   236,792  $       -  $        -   $    330,805  $  566,623  $  141,757
                                         -----------------------------------------------------------------------------------------
                                         -----------------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                Statement of Changes in Net Assets (continued)

                         Year ended December 31, 1997

                                                        VAN ECK     NEUBERGER &
                                       VAN ECK         WORLDWIDE     BERMAN AMT      NEUBERGER &
                                      WORLDWIDE       HARD ASSETS     LIMITED        BERMAN AMT
                                      BOND FUND          FUND      MATURITY BOND*     PARTNERS*
                                     -------------------------------------------------------------
 OPERATIONS
 Dividend income                      $    1,403     $    21,541   $         -      $        -
 Mortality and expense and policy
   advance charges                        (1,009)         (4,933)         (742)         (1,259)
 Net realized gain (loss) on
   investments                            15,991         176,670         8,178          12,902
 Net unrealized appreciation
   (depreciation) of investments
   during the period                         325         (76,669)        1,593          17,027
                                      -------------------------------------------------------------
 Net increase (decrease) in net
   assets resulting from operations       16,710         116,609         9,029          28,670

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units    2,437,708      13,173,938     3,132,473       1,237,645
 Redemption of Variable Account
   units                              (2,213,520)    (12,443,877)   (2,806,057)       (677,021)
 Mortality and expense charges
   redeemed                                1,009           4,933           742           1,259
 Funding of subaccount by Fortis
   Benefits Insurance Company                  -               -             -               -
 Redemption of Fortis Benefits
   Insurance Company investment in
   subaccount                                  -               -             -               -
 Dividend income distribution to
   Fortis Benefits Insurance Company           -               -             -               -
                                     -------------------------------------------------------------
 Net increase (decrease) from
   capital transactions                  225,197         734,994       327,158         561,883

 Net assets at beginning of period        36,700         471,605             -               -
                                     -------------------------------------------------------------
 Net assets at end of period         $   278,607   $   1,323,208   $   336,187     $   590,553
                                     -------------------------------------------------------------
                                     -------------------------------------------------------------


                                          INVESCO      INVESCO
                                          HEALTH&     INDUSTRIAL     INVESCO        COMBINED
                                         SCIENCES*     INCOME*      TECHNOLOGY* VARIABLE ACCOUNT
                                     -------------------------------------------------------------
 OPERATIONS
 Dividend income                      $    1,508   $      23,677   $         -  $  100,392,623
 Mortality and expense and policy
   advance charges                          (293)           (361)         (393)    (27,814,406)
 Net realized gain (loss) on
   investments                            (3,047)          5,339         1,683      38,273,799
 Net unrealized appreciation
   (depreciation) of investments
   during the period                       3,774         (13,577)       (5,452)    137,496,762
                                     -------------------------------------------------------------
 Net increase (decrease) in net
   assets resulting from operations        1,942          15,078        (4,162)    248,348,778

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units      664,230         512,375     1,293,756     871,752,580
 Redemption of Variable Account
   units                                (512,802)       (190,322)   (1,121,089)   (684,463,505)
 Mortality and expense charges
   redeemed                                  293             361           393      27,814,406
 Funding of subaccount by Fortis
   Benefits Insurance Company                  -               -             -               -
 Redemption of Fortis Benefits
   Insurance Company investment in
   subaccount                                  -               -             -               -
 Dividend income distribution to
   Fortis Benefits Insurance Company           -               -             -        (638,953)
                                     -------------------------------------------------------------
 Net increase (decrease) from
   capital transactions                  151,721         322,414       173,060     214,464,528

 Net assets at beginning of period             -               -             -   1,869,479,379
                                     -------------------------------------------------------------
 Net assets at end of period           $ 153,663       $ 337,492    $  168,898  $2,332,292,685
                                     -------------------------------------------------------------
                                     -------------------------------------------------------------


* For the period from May 1, 1997 to December 31, 1997.

SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                       Statement of Changes in Net Assets

                          Year ended December 31, 1996


                                                            FORTIS U.S.                                 FORTIS
                                            FORTIS GROWTH   GOVERNMENT   FORTIS MONEY  FORTIS ASSET   DIVERSIFIED  FORTIS GLOBAL
                                                STOCK       SECURITIES      MARKET      ALLOCATION      INCOME         GROWTH
                                           ----------------------------------------------------------------------------------------
 OPERTIONS
 Dividend income                             $  1,755,003  $ 11,268,567  $  1,961,696  $ 18,389,804  $  7,814,749  $    349,640
 Mortality and expense and policy advance
   charges                                     (6,383,239)   (2,182,582)     (304,880)   (4,666,220)   (1,375,570)   (2,982,707)
 Net realized gain (loss) on investments        6,173,815      (229,036)      875,419     4,730,794        94,162     1,304,350
 Net unrealized appreciation (depreciation)
   of investments during the period            62,258,164    (8,049,967)     (396,193)   17,669,052    (3,883,159)   34,010,868
                                           -------------------------------------------------------------------------------------
 Net increase (decrease) in net assets
   resulting  from operations                  63,803,743       806,982     2,136,042    36,123,430     2,650,182    32,682,151

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units            40,354,935     9,792,095    53,529,569    35,139,069     4,487,798    56,339,715
 Redemption of Variable Account units         (19,671,112)  (32,995,603)  (38,173,512)  (27,343,627)  (12,133,337)   (4,633,717)
 Mortality and expense charges redeemed         6,383,239     2,182,582       304,880     4,666,220     1,375,570     2,982,707
 Funding of subaccount by Fortis Benefits
   Insurance Company                                    -             -             -             -             -             -
 Redemption of Fortis Benefits Insurance
   Company investment in subaccount                     -             -             -             -             -             -
 Dividend income distribution to
   Fortis Benefits Insurance Company                    -             -             -             -             -             -
 Net increase (decrease) from capital      -------------------------------------------------------------------------------------
   transactions                                27,067,062   (21,020,926)   15,660,937    12,461,662    (6,269,969)   54,688,705

 Net assets at beginning of period            417,045,586   173,752,550    37,247,531   317,435,993   103,901,462   170,655,381
                                           -------------------------------------------------------------------------------------
 Net assets at end of period                 $507,916,391  $153,538,606  $ 55,044,510  $366,021,085  $100,281,675  $258,026,237
                                           -------------------------------------------------------------------------------------
                                           -------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                       Fortis Benefits Insurance Company
                              Variable Account D

                 Statement of Changes in Net Assets (continued)

                         Year ended December 31, 1996


                                                 FORTIS                                 FORTIS GLOBAL                   FORTIS
                                               AGGRESSIVE  FORTIS GROWTH   FORTIS HIGH      ASSET      FORTIS GLOBAL  INTERNATIONAL
                                                 GROWTH      & INCOME         YIELD       ALLOCATION       BOND          STOCK
                                           ----------------------------------------------------------------------------------------
 OPERATIONS
 Dividend income                              $   130,127  $  3,357,159   $ 3,381,726   $ 1,354,041   $   900,099   $ 1,318,016
 Mortality and expense and policy advance
   charges                                       (818,660)   (1,187,861)     (431,670)     (300,249)     (142,264)     (377,251)
 Net realized gain (loss) on investments        1,462,499       214,625        60,612        62,447        11,779       153,762
 Net unrealized appreciation (depreciation)
   of investments during the period               311,941    14,270,467      (261,534)    2,171,960       394,408     3,249,452
                                           ----------------------------------------------------------------------------------------
 Net increase (decrease) in net assets
   resulting from operations                    1,085,907    16,654,390     2,749,134     3,288,199     1,164,022     4,343,979

 CAPITAL TRANSACTIONS
 Purchase of Variable Account units            45,154,232    51,705,892    14,950,454    15,032,759     8,709,675    24,843,475
 Redemption of Variable Account units          (9,407,569)   (1,795,563)   (3,738,286)     (743,168)   (2,924,096)   (2,013,891)
 Mortality and expense charges redeemed           818,660     1,187,861       431,670       300,249       142,264       377,251
 Funding of subaccount by Fortis Benefits
   Insurance Company                                    -             -             -     2,944,303     5,030,752     2,926,075
 Redemption of Fortis Benefits Insurance
   Company investment in subaccount                     -             -             -             -             -             -
 Dividend income distribution to Fortis
   Benefits Insurance Company                           -             -             -      (142,728)     (218,365)     (101,798)
                                           ----------------------------------------------------------------------------------------
 Net increase (decrease) from capital
   transactions                                36,565,323    51,098,190    11,643,838    17,391,415    10,740,230    26,031,112

 Net assets at beginning of period             37,867,984    54,335,341    25,420,072    12,996,659     6,719,020    13,094,466
                                           ----------------------------------------------------------------------------------------
 Net assets at end of period                  $75,519,214  $122,087,921   $39,813,044   $33,676,273   $18,623,272   $43,469,557
                                           ----------------------------------------------------------------------------------------
                                           ----------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1996

                                                                             FORTIS                       NORWEST         NORWEST
                                                             FORTIS         BLUE CHIP      NORWEST      INTERMEDIATE   SMALL COMPANY
                                            FORTIS VALUE*   S & P 500*        STOCK*      VALUGROWTH       BOND            STOCK
                                            ----------------------------------------------------------------------------------------
OPERATIONS
Dividend income                             $    67,900    $   102,931    $    50,146    $    82,203     $  266,665     $  512,352
Mortality and expense and policy
  advance charges                               (50,034)       (58,475)       (42,346)      (106,853)       (59,335)       (36,673)
Net realized gain (loss) on investments           4,138         79,382        101,880         55,679          2,306          8,076
Net unrealized appreciation (depreciation)
  of investments during the period              883,605      1,420,323      1,330,919      1,308,423       (240,519)       722,953
                                            ----------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                     905,609      1,544,161      1,440,599      1,339,452        (30,883)     1,206,708

CAPITAL TRANSACTIONS
Purchase of Variable Account units           11,049,449     14,397,817     12,543,584      4,632,105      3,468,748      3,069,610
Redemption of Variable Account units            (62,025)      (990,762)    (2,873,938)      (340,655)      (700,061)      (128,442)
Mortality and expense charges redeemed           50,034         58,475         42,346        106,853         59,335         36,673
Funding of subaccount by Fortis Benefits
  Insurance Company                             710,000      3,550,000      3,550,000              -              -      1,038,350
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                    -              -              -              -              -              -
Dividend income distribution to Fortis
  Benefits Insurance Company                     (4,544)       (23,643)       (14,555)             -              -              -
                                            ----------------------------------------------------------------------------------------
Net increase (decrease) from capital
  transactions                               11,742,914     16,991,887     13,247,437      4,398,303      2,828,022      4,016,191

Net assets at beginning of period                     -              -              -      4,757,525      3,068,061        872,082
                                            ----------------------------------------------------------------------------------------
Net assets at end of period                 $12,648,523    $18,536,048    $14,688,036    $10,495,280     $5,865,200     $6,094,981
                                            ----------------------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------------------

* For the period from May 1, 1996 to December 31, 1996.

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1996


                                               NORWEST                     ALLIANCE                       ALLIANCE
                                               INCOME         SCUDDER        MONEY        ALLIANCE        PREMIER         SAFECO
                                               EQUITY*     INTERNATIONAL   MARKET***    INTERNATIONAL***  GROWTH***       GROWTH**
                                             --------------------------------------------------------------------------------------
OPERATIONS
Dividend income                              $   73,375     $   47,233   $    102,380    $     1,304    $    24,242      $  14,945
Mortality and expense and policy
  advance charges                               (42,286)       (37,291)       (10,300)          (544)          (671)           (48)
Net realized gain (loss) on investments           3,546          7,053              -          1,004         28,494         (6,108)
Net unrealized appreciation (depreciation)
  of investments during the period              619,284        312,160              -          5,046          6,502        (10,564)
                                             --------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                     653,919        329,155         92,080          6,810         58,567         (1,775)

CAPITAL TRANSACTIONS
Purchase of Variable Account units            9,076,709      1,328,103     29,009,905      3,914,735      1,256,492        441,504
Redemption of Variable Account units            (97,725)       (80,771)   (23,518,476)    (3,624,065)    (1,084,040)      (250,022)
Mortality and expense charges redeemed           42,286         37,291         10,300            544            671             48
Funding of subaccount by Fortis Benefits
  Insurance Company                                   -              -              -              -              -              -
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                    -              -              -              -              -              -
Dividend income distribution to Fortis
  Benefits Insurance Company                          -              -              -              -              -              -
                                             --------------------------------------------------------------------------------------
Net increase (decrease) from capital
transactions                                  9,021,270      1,284,623      5,501,729        291,214        173,123        191,530

Net assets at beginning of period                     -      1,811,453              -              -              -              -
                                             --------------------------------------------------------------------------------------
Net assets at end of period                  $9,675,189     $3,425,231   $  5,593,809    $   298,024    $   231,690      $ 189,755
                                             --------------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------------


* For the period from May 1, 1996 to December 31, 1996.
** For the period from December 1, 1996 to December 31, 1996.
*** For the period from February 1, 1996 to December 31, 1996.

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1996


                                                                                                         LEXINGTON
                                                             FEDERATED                     FEDERATED      NATURAL      LEXINGTON
                                                SAFECO      HIGH INCOME     FEDERATED      AMERICAN      RESOURCES      EMERGING
                                                EQUITY**  BOND FUND II*** UTILITY II***  LEADERS II***     TRUST***    MARKETS***
                                               ------------------------------------------------------------------------------------
OPERATIONS
Dividend income                                $ 17,950     $   20,894     $    2,018     $    3,741    $     1,130    $         -
Mortality and expense and policy
  advance charges                                   (26)        (1,205)          (203)          (869)          (909)          (253)
Net realized gain (loss) on investments               -          6,428         11,122         22,746         33,868           (583)
Net unrealized appreciation (depreciation)
  of investments during the period              (19,651)        18,570          3,058         12,051          6,904            801
                                               ------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                      (1,727)        44,687         15,995         37,669         40,993            (35)

CAPITAL TRANSACTIONS
Purchase of Variable Account units              198,282      1,538,226      1,026,928      1,372,344      2,056,140      1,131,006
Redemption of Variable Account units                  -       (669,711)      (845,114)      (915,892)    (1,319,287)    (1,065,504)
Mortality and expense charges redeemed               26          1,205            203            869            909            253
Funding of subaccount by Fortis Benefits
  Insurance Company                                   -              -              -              -              -              -
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                    -              -              -              -              -              -
Dividend income distribution to Fortis
  Benefits Insurance Company                          -              -              -              -              -              -
                                               ------------------------------------------------------------------------------------
Net increase (decrease) from capital
  transactions                                  198,308        869,720        182,017        457,321        737,762         65,755

Net assets at beginning of period                     -              -              -              -              -              -
                                               ------------------------------------------------------------------------------------
Net assets at end of period                    $196,581     $  914,407     $  198,012     $  494,990    $   778,755    $    65,720
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------


** For the period from December 1, 1996 to December 31, 1996.
*** For the period from February 1, 1996 to December 31, 1996.

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1996


                                                                                 MONTGOMERY                STRONG       STRONG
                                         MFS EMERGING   MFS HIGH    MFS WORLD     EMERGING   MONTGOMERY   DISCOVERY   GOVERNMENT
                                           GROWTH***    INCOME***  GOVERNMENT*** MARKETS***  GROWTH***   FUND II*** SECURITIES II***
                                        --------------------------------------------------------------------------------------------
OPERATIONS
Dividend income                         $      8,097    $  21,440   $       -    $     391 $    41,303    $   6,715   $   1,630
Mortality and expense and
  policy advance charges                      (3,876)      (1,019)       (116)        (375)     (1,779)        (544)       (671)
Net realized gain (loss)
  on investments                             148,625       12,701       2,897         (499)     42,751       (5,280)      2,051
Net unrealized appreciation
  (depreciation)of investments
  during the period                          (29,630)         116         283        1,434     (19,045)       2,186        (276)
                                        --------------------------------------------------------------------------------------------
Net increase (decrease) in net
  assets resulting from operations           123,216       33,238       3,064          951      63,230        3,077       2,734

CAPITAL TRANSACTIONS
Purchase of Variable Account units        21,176,704      672,340     262,500      801,303   2,961,408      321,349     743,861
Redemption of Variable Account units     (19,266,570)    (311,613)   (223,157)    (612,060) (2,132,070)    (233,384)   (677,965)
Mortality and expense charges redeemed         3,876        1,019         116          375       1,779          544         671
Funding of subaccount by Fortis
  Benefits Insurance Company                       -            -           -            -           -            -           -
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                 -            -           -            -           -            -           -
Dividend income distribution to Fortis
  Benefits Insurance Company                       -            -           -            -           -            -           -
                                        --------------------------------------------------------------------------------------------
Net increase (decrease) from capital
  transactions                             1,914,010      361,746      39,459      189,618     831,117       88,509      66,567

Net assets at beginning of period                  -            -           -            -           -            -           -
                                        --------------------------------------------------------------------------------------------
Net assets at end of period             $  2,037,226    $ 394,984   $  42,523    $ 190,569 $   894,347    $  91,586   $  69,301
                                        --------------------------------------------------------------------------------------------
                                        --------------------------------------------------------------------------------------------

*** For the period from February 1, 1996 to December 31, 1996.

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                    Statement of Changes in Net Assets (continued)

                             Year ended December 31, 1996

                                                                                              VAN ECK     VAN ECK
                                            STRONG      STRONG      AMERICAN    AMERICAN     WORLDWIDE   WORLDWIDE      COMBINED
                                          ADVANTAGE  INTERNATIONAL CENTURY VP    CENTURY      BOND      HARD ASSETS     VARIABLE
                                             II***      II***     BALANCED***  VP GROWTH***   FUND***      FUND***      ACCOUNT
                                         -----------------------------------------------------------------------------------------
OPERATIONS
Dividend income                          $    5,379   $    1,058   $      140   $      113  $      468   $    3,629 $   53,462,399
Mortality and expense and policy                (48)         (26)      (1,205)        (203)       (869)      (1,505)   (21,613,710)
  advance charges
Net realized gain (loss) on investments       1,416       15,704        2,990       (5,589)       (109)      (3,564)    15,488,353
Net unrealized appreciation
  (depreciation) of investments during
  the period                                 (1,352)       2,576          959         (886)        398       18,031    128,100,118
                                         -----------------------------------------------------------------------------------------
Net increase (decrease) in net assets
  resulting from operations                   5,395       19,312        2,884       (6,565)       (112)      16,591    175,437,160

CAPITAL TRANSACTIONS
Purchase of Variable Account units        1,277,539    4,776,591      651,649    1,563,734      63,735    2,385,593    499,209,661
Redemption of Variable Account units       (981,809)  (4,437,583)    (542,655)  (1,487,452)    (27,792)  (1,932,084)  (227,006,165)
Mortality and expense charges redeemed           48           26        1,205          203         869        1,505     21,613,710
Funding of subaccount by Fortis
  Benefits Insurance Company                      -            -            -            -           -            -     19,749,480
Redemption of Fortis Benefits Insurance
  Company investment in subaccount                -            -            -            -           -            -              -
Dividend income distribution to Fortis
  Benefits Insurance Company                      -            -            -            -           -            -       (505,633)
                                         -----------------------------------------------------------------------------------------
Net increase (decrease) from capital
  transactions                              295,778      339,034      110,199       76,485      36,812      455,014    313,061,053
Net assets at beginning of period                 -            -            -            -           -            -  1,380,981,166
                                         -----------------------------------------------------------------------------------------
Net assets at end of period              $  301,173   $  358,346   $  113,083   $   69,920  $   36,700   $  471,605 $1,869,479,379
                                         -----------------------------------------------------------------------------------------
                                         -----------------------------------------------------------------------------------------

*** For the period from February 1, 1996 to December 31, 1996.

SEE ACCOMPANYING NOTES.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                            Notes to Financial Statements

                                  December 31, 1997


1. GENERAL

FORTIS BENEFITS INSURANCE COMPANY

Variable Account D (the Account) was established as a segregated asset account of Fortis Benefits Insurance Company (Fortis Benefits) on October 14, 1987 under Minnesota law. The Account is registered under the Investment Company Act of 1940 as a unit investment trust.

Fortis Benefits was founded in 1910. At the end of 1997, Fortis Benefits had approximately $94 billion of total life insurance in force. Fortis Benefits is a Minnesota corporation and is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York. Fortis Benefits is an indirectly wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by N.V. AMEV and 50% by Compagnie Financiere et de Reassurance du Group AG ("Group AG"). Fortis, Inc. manages the United States operations for these two companies.

N.V. AMEV is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Group AG is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. N.V. AMEV and Group AG have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking, and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies had assets in excess of $167 billion at the end of 1997.

There were forty-nine subaccounts that had activity in 1997, forty-seven of these subaccounts are active, and two are inactive as of December 31, 1997. The investment objectives and policies of each of the Account's subaccounts are as follows.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                            Notes to Financial Statements

                                  December 31, 1997


ACTIVE SUBACCOUNTS

FORTIS SERIES FUND, INC.

- GROWTH STOCK SUBACCOUNT--seeks growth of capital through short-term and long-term appreciation.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

FORTIS SERIES FUND, INC. (CONTINUED)

- U.S. GOVERNMENT SECURITIES SUBACCOUNT--seeks to earn a high level of current income consistent with prudent investment risk.

- MONEY MARKET SUBACCOUNT--seeks high level of capital stability and liquidity and, to the extent consistent with these objectives, a high level of current income.

- ASSET ALLOCATION SUBACCOUNT--seeks favorable overall rates of return on capital, primarily through increased ownership of equity securities during periods when stock market conditions appear favorable, and short-term and long-term debt instruments during periods when stock market conditions are less favorable.

- DIVERSIFIED INCOME SUBACCOUNT--seeks high level of current income by investing primarily in a diversified portfolio of government securities and investment grade corporate bonds.

- GLOBAL GROWTH SUBACCOUNT--seeks growth of capital through long-term capital appreciation, through ownership of equity securities, allocated among diverse international markets.

- AGGRESSIVE GROWTH SUBACCOUNT--seeks long-term capital appreciation in equity securities.

- GROWTH & INCOME SUBACCOUNT--seeks growth of capital and current income, through ownership of equity securities that provide an income component and the potential for growth.

- HIGH YIELD SUBACCOUNT--seeks maximum total return through current income and capital appreciation, through ownership of a diversified portfolio of high-yielding fixed-income securities.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

FORTIS SERIES FUND, INC. (CONTINUED)

- GLOBAL ASSET ALLOCATION SUBACCOUNT--seeks favorable overall rates of return on capital, primarily through increased ownership of foreign and domestic equity securities during periods when stock market conditions appear favorable, and short-term and long-term foreign and domestic debt instruments during periods when stock market conditions are less favorable.

- GLOBAL BOND SUBACCOUNT--seeks total return from current income and capital appreciation, by investing in a global portfolio of high quality fixed income securities.

- INTERNATIONAL STOCK SUBACCOUNT--seeks capital appreciation by investing primarily in equity securities of non-United States companies.

- VALUE SUBACCOUNT--seeks growth of capital through short and long-term capital appreciation. Investing in equity securities based on the "Value" philosophy.

- S&P 500 SUBACCOUNT--seeks growth of capital by replicating the total return of the Standard & Poor's 500 Composite Stock Price Index.

- BLUE CHIP STOCK SUBACCOUNT--seeks capital appreciation by investing primarily in large and medium-sized blue chip companies.

NORWEST SELECT FUNDS

- VALUGROWTH SUBACCOUNT--seeks growth of capital by investing principally in medium and large capitalization companies that possess above-average growth characteristics and attractive valuations.

- INTERMEDIATE BOND SUBACCOUNT--seeks income through investing primarily in a diversified portfolio of government and corporate bonds in an evenly balanced maturity structure.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

NORWEST SELECT FUNDS (CONTINUED)

- SMALL COMPANY STOCK SUBACCOUNT--seeks growth of capital by investing primarily in the common stock of small and medium size domestic companies, in the early stage of development or may produce goods and services which have a favorable prospect for growth.

- INCOME EQUITY SUBACCOUNT--seeks income by investing primarily in the common stock of large domestic companies that are perceived to have above-average return potential based on current market valuations.

SCUDDER VARIABLE LIFE INVESTMENT FUND

- INTERNATIONAL SUBACCOUNT--seeks long-term growth of capital primarily through diversified holdings of marketable foreign securities.

ALLIANCE VARIABLE PRODUCT SERIES

- MONEY MARKET SUBACCOUNT--seeks income by investing in money market securities, with less than one year until maturity, and meets the objective of safety of principal, excellent liquidity and maximum current income to the extent consistent with the first two objectives.

- INTERNATIONAL SUBACCOUNT--seeks to obtain a total return on its assets from long-term growth of capital principally through a broad portfolio of marketable securities of established foreign companies.

- PREMIER GROWTH SUBACCOUNT--seeks growth of capital by pursuing aggressive investment policies, investments will be based upon their potential for capital appreciation.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

SAFECO RESOURCE SERIES

- GROWTH SUBACCOUNT--seeks growth of capital and the increased income that ordinarily follows from such growth.

- EQUITY SUBACCOUNT--seeks long-term growth of capital and reasonable income by investing principally in common stocks.

FEDERATED INSURANCE SERIES

- U.S. GOVERNMENT SECURITIES II SUBACCOUNT--seeks to provide current income, by investing at least 65% of the value of the assets in securities of the U.S. Government, its agencies or instrumentalities.

- HIGH INCOME BOND FUND II SUBACCOUNT--seek high current income, by investing primarily in a professionally managed, diversified portfolio of fixed income securities.

- UTILITY II SUBACCOUNT--seeks high current income and moderate capital appreciation, by investing primarily in a professionally managed diversified portfolio of equity and debt securities of utility companies.

- AMERICAN LEADERS II SUBACCOUNT--seeks long-term capital growth, by investing the majority of its assets in common stock of "blue chip" companies.

LEXINGTON FUNDS, INC.

- NATURAL RESOURCES TRUST SUBACCOUNT--seeks long-term growth of capital through investments primarily in common stocks of companies that own or develop natural resources and other basic commodities, or supply goods and services to such companies.

- EMERGING MARKETS SUBACCOUNT--seeks long-term growth of capital primarily through investment in equity securities and equivalents of companies domiciled in, or doing business in, emerging countries and emerging markets.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

MFS VARIABLE INSURANCE TRUST

- EMERGING GROWTH SUBACCOUNT--seeks long-term growth of capital through investment in common stock of companies that are early in their life cycle, with potential to become major enterprises.

- HIGH INCOME SUBACCOUNT--seeks high current income through investing, primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features.

- WORLD GOVERNMENT SUBACCOUNT--seeks growth of capital, with moderate current income through investment in an internationally diversified portfolio consisting primarily of debt securities and, to a lesser extent, equity securities.

MONTGOMERY VARIABLE FUNDS

- EMERGING MARKETS SUBACCOUNT--seeks long-term growth of capital primarily through investment in equity securities and equivalents of companies domiciled in, or doing business in, emerging countries and emerging markets.

- GROWTH SUBACCOUNT--seeks capital appreciation by investing at least 65% of its assets in the equity securities of domestic companies.

STRONG VARIABLE INSURANCE FUNDS

- DISCOVERY II SUBACCOUNT--seeks capital growth by investing in securities that are believed to represent growth opportunities.

- INTERNATIONAL II SUBACCOUNT--seeks capital growth by investing primarily in equity securities of issuers located outside of the United States.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

AMERICAN CENTURY INVESTMENTS

- VP BALANCED SUBACCOUNT--seeks capital growth and current income by investing in a combination of common stocks (and other equity equivalents) and fixed income securities.

- VP GROWTH SUBACCOUNT--seeks capital growth by investing in common stocks that have a better than average potential for appreciation.

VAN ECK WORLDWIDE INSURANCE TRUST

- WORLDWIDE BOND FUND SUBACCOUNT--seeks high return through a flexible policy of investing globally, primarily in debt securities.

- WORLDWIDE HARD ASSETS FUND SUBACCOUNT--seeks long-term capital appreciation by investing in equity and debt securities of companies engaged in the exploration, development, production and distribution of gold and other natural resources, such as strategic and other metals, minerals, forest products, oil, natural gas and coal.

NEUBERGER & BERMAN, INC.

- AMT LIMITED MATURITY BOND SUBACCOUNT--seeks to provide the highest current income consistent with low risk by primarily investing in U.S. Government and Agency securities and investment grade debt securities issued by financial institutions, corporations and others.

- AMT PARTNERS SUBACCOUNT--seeks capital growth, by investing principally in common stock of any other equity securities of established companies.

INVESCO VARIABLE INVESTMENTS FUNDS, INC.

- HEALTH & SCIENCES SUBACCOUNT--seeks capital appreciation by investing in equity securities of companies that develop, produce or distribute products or services related to health care.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


1. GENERAL (CONTINUED)

INVESCO VARIABLE INVESTMENTS FUNDS, INC. (CONTINUED)

- INDUSTRIAL INCOME SUBACCOUNT--seeks the best possible current income while following sound investment practices. The fund normally invests 65% of its total assets in dividend-paying common stock, and an additional 10% in equity securities that do not pay a regular dividend, with the remainder being invested in corporate bonds.

- TECHNOLOGY SUBACCOUNT--seeks capital appreciation by investing in equity securities of companies in technology-related industries.

INACTIVE SUBACCOUNTS

STRONG VARIABLE INSURANCE FUNDS

- GOVERNMENT SECURITIES II SUBACCOUNT--seeks total return by investing for a high level of current income with a moderate degree of share-price fluctuation.

- ADVANTAGE II SUBACCOUNT--seeks current income with a very low degree of share-price fluctuation, by investing primarily in ultra short-term investment-grade debt obligations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The assets of the Account are segregated from Fortis Benefits' other assets. The operations of the Account are part of Fortis Benefits. The following is a summary of significant accounting policies consistently followed by the Account in the preparation of its financial statements.

INVESTMENT TRANSACTIONS

Capital gain distributions from subaccounts are recorded on the ex-dividend date and reinvested upon receipt.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


2. Summary of Significant Accounting Policies (continued)

INVESTMENT INCOME

Dividend income from subaccounts is recorded on the ex-dividend date and reinvested upon receipt.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets at the date of the financial statements and the reported amounts of net increase and decrease in net assets from operations during the reporting period. Actual results could differ from these estimates.

3. INVESTMENTS

Investment in shares of the Fortis Series Fund, Inc. Subaccounts are stated at market value, which is based on the percentage owned by the Account of the net asset value of the respective portfolios of these Series. The Series' net asset value is based on market quotations of the securities held in the portfolio. Investment in the other subaccounts is valued at the net asset (market) value per share at the close of business on December 31, 1997, as reported by the respective mutual fund.

The cost of investments sold and redeemed is determined on the average cost method. Unrealized appreciation or depreciation of investments represents the Account's share of the subaccounts' undistributed net investment income, undistributed realized gains or losses and unrealized appreciation or depreciation.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)

Purchases and sales of shares of the Fund are recorded on the trade date. The number of shares and aggregate cost of purchases, including reinvested dividends and realized capital gains, and average cost of investments sold or redeemed were as follows:


YEAR ENDED DECEMBER 31, 1997
                                                                      SHARES
                                                         --------------------------------         COST OF          COST OF SALES/
                                                            PURCHASED           SOLD             PURCHASES          REDEMPTIONS
                                                         ------------------------------------------------------------------------
  Fortis Series Fund, Inc.:
    Growth Stock                                             335,736          1,531,197       $  11,342,305       $  33,582,166
    U.S. Government Securities                             1,516,213          3,606,464          15,759,952          38,875,792
    Money Market                                           4,699,565          5,310,661          52,053,237          58,055,261
    Asset Allocation                                       4,812,001          1,449,334          85,708,909          20,712,037
    Diversified Income                                       865,982          1,255,212          10,021,255          14,754,885
    Global Growth                                            995,381            999,116          19,063,321          14,002,309
    Aggressive Growth                                      1,136,613            420,068          14,370,430           5,293,083
    Growth & Income                                        3,670,172            288,495          62,736,960           3,830,940
    High Yield                                             1,365,421            386,498          14,109,736           3,900,480
    Global Asset Allocation                                  869,773            147,998          11,606,897           1,767,225
    Global Bond                                              309,549            239,582           3,509,720           2,659,542
    International Stock                                    1,405,870            168,466          18,885,558           1,950,457
    Value                                                  2,474,886             56,145          31,968,488             655,579
    S & P 500                                              6,117,672          1,766,129          83,742,146          23,018,029
    Blue Chip Stock                                        3,219,587             67,752          43,071,094             783,215
  Norwest Select Fund:
    ValuGrowth                                               552,655             28,517           9,232,829             371,949
    Intermediate Bond                                        353,877             70,931           3,926,794             777,355
    Small Company Stock                                      451,498             19,700           6,525,255             250,763
    Income Equity                                          2,067,474             24,292          26,161,070             270,651
  Scudder Variable Life Investment Fund:
    International                                            201,696             21,882           2,857,809             262,389
  Alliance Variable Product Series:
    Money Market                                         168,743,834        167,088,962         168,547,660         167,088,962
    International                                          4,259,167          4,102,363          65,500,592          63,168,574
    Premier Growth                                           659,976            579,278          13,006,674          11,247,113
  SAFECO Resource Series:
    Growth                                                   558,931            408,849          14,101,796          10,055,588
    Equity                                                   200,558            150,645           4,792,045           3,530,435
  Federated Insurance Series:
    U.S. Government Securities II                            189,579            169,330           1,961,440           1,748,802
    High Income Bond Fund II                                 717,728            571,130           7,540,725           5,903,485

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


YEAR ENDED DECEMBER 31, 1997 (CONTINUED)
                                                                      SHARES
                                                         --------------------------------         COST OF          COST OF SALES/
                                                            PURCHASED           SOLD             PURCHASES          REDEMPTIONS
                                                         ------------------------------------------------------------------------
  Federated Insurance Series (continued):
    Utility II                                               654,493            555,782       $    8,390,554      $    6,982,730
    American Leaders II                                    1,176,026          1,045,781           20,921,188          18,310,100
  Lexington Funds, Inc.:
    Natural Resources Trust                                  514,330            491,272            7,713,365           7,275,632
    Emerging Markets                                       1,022,290            957,013           10,873,974          10,313,690
  MFS Variable Insurance Trust:
    Emerging Growth                                        3,384,527          3,280,119           50,385,870          48,378,986
    High Income                                              180,043            161,398            2,109,055           1,853,381
    World Government                                         415,944            409,351            4,226,984           4,160,922
  Montgomery Variable Funds:
    Emerging Markets                                         610,961            569,631            7,352,428           6,876,431
    Growth                                                   360,865            307,287            4,800,574           3,948,716
  Strong Variable Insurance Funds:
    Discovery II                                             122,063            110,861            1,491,187           1,333,274
    Government Securities II                                  19,685             26,896              196,687             266,265
    Advantage II                                               4,923             35,492               47,433             349,958
    International II                                       1,239,125          1,235,541           13,922,448          13,938,538
  American Century Investments:
    VP Balanced                                            1,182,715          1,128,948            9,344,884           8,891,395
    VP Growth                                                566,923            559,107            5,763,621           5,684,603
 Van Eck Worldwide Insurance Trust:
    Worldwide Bond Fund                                      227,792            205,747            2,439,111           2,197,529
    Worldwide Hard Assets Fund                               807,446            751,425           13,195,479          12,267,207
  Neuberger & Berman, Inc.:
    AMT Limited Maturity Bond                                226,730            202,921            3,132,473           2,797,879
    AMT Partners                                              62,683             34,016            1,237,645             664,119
  INVESCO, Inc.:
    Health & Sciences                                         63,755             49,852              665,738             515,849
    Industrial Income                                         30,556             10,750              536,052             184,983
    Technology                                               114,405             99,648            1,293,756           1,119,404

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


YEAR ENDED DECEMBER 31, 1996
                                                                      SHARES
                                                         --------------------------------         COST OF          COST OF SALES/
                                                            PURCHASED           SOLD             PURCHASES          REDEMPTIONS
                                                         ------------------------------------------------------------------------
  Fortis Series Fund, Inc.:
    Growth Stock                                           1,370,049            636,480       $  42,109,938       $  13,497,297
    U.S. Government Securities                             2,026,793          3,066,517          21,060,662          33,224,639
    Money Market                                           5,073,668          3,484,284          55,491,265          37,298,093
    Asset Allocation                                       3,197,739          1,656,181          53,528,873          22,612,833
    Diversified Income                                     1,059,188          1,005,530          12,302,547          12,039,175
    Global Growth                                          3,199,292            254,987          56,689,355           3,329,367
    Aggressive Growth                                      3,211,708            654,509          45,284,359           7,945,070
    Growth & Income                                        3,941,717            123,779          55,063,051           1,580,938
    High Yield                                             1,807,146            365,643          18,332,180           3,677,674
    Global Asset Allocation                                1,559,894             73,695          16,386,800             823,449
    Global Bond                                            1,364,526            280,803           9,609,774           3,130,682
    International Stock                                    2,507,267            175,126          26,161,491           1,961,927
    Value                                                  1,116,954              3,953          11,117,349              62,431
    S & P 500                                              1,704,862             90,342          14,500,748             935,023
    Blue Chip Stock                                        1,529,208            271,863          12,593,730           2,786,613
  Norwest Select Fund:
    ValuGrowth                                               353,709             25,400           4,714,308             284,976
    Intermediate Bond                                        348,598             64,140           3,735,413             697,755
    Small Company Stock                                      383,591              9,976           3,581,962             120,366
    Income Equity                                            862,403              9,655           9,150,084              94,179
  Scudder Variable Life Investment Fund:
    International                                            102,501              6,404           1,375,336              73,718
  Alliance Variable Product Series:
    Money Market                                          29,112,285         23,518,475          29,112,285          23,518,476
    International                                            267,100            245,510           3,916,039           3,623,061
    Premier Growth                                            85,058             69,550           1,280,734           1,055,546
  SAFECO Resource Series:
    Growth                                                    22,197             12,345             456,449             256,130
    Equity                                                     9,848                  -             216,232                   -
  Federated Insurance Series:
    High Income Bond Fund II                                 157,321             67,532           1,559,120             663,283
    Utility II                                                90,922             74,159           1,028,946             833,992
    American Leaders II                                       95,526             62,716           1,376,085             893,146
  Lexington Funds, Inc.:
    Natural Resources Trust                                  152,853             98,312           2,057,270           1,285,419
    Emerging Markets                                         113,436            106,965           1,131,006           1,066,087

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


3. INVESTMENTS (CONTINUED)


YEAR ENDED DECEMBER 31, 1996 (CONTINUED)
                                                                      SHARES
                                                         --------------------------------         COST OF          COST OF SALES/
                                                            PURCHASED           SOLD             PURCHASES          REDEMPTIONS
                                                         ------------------------------------------------------------------------
  MFS Variable Insurance Trust:
    Emerging Growth                                        1,578,769          1,407,439       $  21,184,801       $  19,117,945
    High Income                                               63,722             27,858             693,780             298,912
    World Government                                          25,429             21,388             262,500             220,260
  Montgomery Variable Funds:
    Emerging Markets                                          76,490             58,302             801,694             612,559
    Growth                                                   247,860            176,044           3,002,711           2,089,319
  Strong Variable Insurance Funds:
    Discovery II                                              30,107             21,579             328,064             238,664
    Government Securities II                                  77,845             70,643             745,491             675,914
    Advantage II                                             127,142             97,506           1,282,918             980,393
    International II                                         426,367            397,453           4,777,649           4,457,879
  American Century Investments:
    VP Balanced                                               81,810             72,450             651,789             539,665
    VP Growth                                                151,040            144,527           1,563,847           1,481,863
  Van Eck Worldwide Insurance Trust:
    Worldwide Bond Fund                                        6,378              2,578              64,203              27,683
    Worldwide Hard Assets Fund                               146,445            118,292           2,389,222           1,928,520

Fortis Benefits' investment in the subaccounts represented the following number of shares of the Funds held and aggregate cost of amounts invested at December 31, 1997:


                                                            COST OF
                                             SHARES         SHARES
                                          ----------------------------
  Fortis Series Fund, Inc.:
    Global Asset Allocation                 295,737      $ 3,040,051
    Global Bond                             516,382        5,230,947
    International Stock                     294,127        3,002,830
    Value                                    73,766          752,487
    S & P 500                               355,359        3,584,178
    Blue Chip Stock                         352,534        3,534,435
  Norwest Select Fund:
    Small Company Stock                     131,150        1,389,185

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


4. ORGANIZATIONAL EXPENSES AND OTHER CHARGES

ORGANIZATION EXPENSES

Fortis Benefits assumed all organizational expenses of the Account.

PREMIUM TAXES

Where premium taxes or similar assessments are imposed by states or other jurisdiction upon receipt of purchase payments, Fortis Benefits pays such taxes on behalf of the contract owner and then will deduct a charge for these amounts from the contract value upon surrender, death of the annuitant or contract owner, or annuitization of the contract. In jurisdiction where premium taxes or similar assessments are imposed at the time annuity payments begin, Fortis Benefits will deduct a charge on a pro rata basis from the contract value at that time.

POLICY ADMINISTRATION CHARGE

A $35 annual policy administrative charge is deducted each contract year from value of each Opportunity Variable Annuity and Masters Variable Annuity and $30 for each Norwest Passage Variable Annuity and Value Advantage Plus Variable Annuity on each anniversary of the contract date and upon total surrender of the contract. This charge will be waived during the accumulation period if the contract value at the end of the contract year (or upon total surrender) is $25,000 or more, for the Opportunity Variable Annuity, Masters Variable Annuity and Norwest Passage Variable Annuity.

MORTALITY AND EXPENSE RISK CHARGE

Fortis Benefits assesses each subaccount of the Opportunity Variable Annuity, Masters Variable Annuity and Norwest Passage Variable Annuity a daily charge for mortality and expense risk at an annual rate of 1.25% of the net assets. For the Value Advantage Plus Variable Annuity the mortality and expense risk charge is assessed at an annual rate of 0.45%.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


4. ORGANIZATIONAL EXPENSES AND OTHER CHARGES (CONTINUED)

ADMINISTRATIVE CHARGE

Fortis Benefits assesses each subaccount of the Opportunity Variable Annuity and Masters Variable Annuity a daily charge for administrative expense at annual rate of 0.10% of the net assets. For the Norwest Passage Variable Annuity the mortality and expense risk charge is assessed at an annual rate of 0.15%.

SURRENDER CHARGE

FREE SURRENDERS
The following amounts can be withdrawn from the contract without a surrender charge:

- Any purchase payments received more than five years prior to the surrender date for Opportunity Variable Annuity and seven years for Master Variable Annuity and have not been previously surrendered.

- In any contract year, up to 10% of the purchase payments received less than five years prior to the surrender date for Opportunity Variable Annuity and seven years prior to the surrender date for Masters Variable Annuity.

- For Master Variable Annuity any earnings that have not been previously surrendered.

-    For Value Advantage Plus Variable Annuity there is no surrender charge.

AMOUNT OF SURRENDER CHARGE
Surrender charges apply only if the amount being withdrawn exceeds the sum of the amounts listed above under Free Surrenders. The surrender charge is based on a percentage of the amount of purchase payments surrendered. The percentage of payments is set at 5% during the first five years on the Opportunity Variable Annuity and Norwest Passage Variable Annuity contracts with a sliding scale down to zero by the end of the fifth year, and is set at 7% during the first seven years of the Master Variable Annuity contracts, with a sliding scale down to zero by the end of the seventh year. Surrender charges collected by Fortis Benefits were $3,567,880 and $2,727,170 in 1997 and 1996, respectively.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


5. FEDERAL INCOME TAXES

The operations of the Account form part of, and are taxed with, the operations of Fortis Benefits, which is taxed as a life insurance company under the Internal Revenue Code. As a result, the net asset value of the subaccounts are not affected by income taxes on income distributions received by the subaccounts.

6. RELATED PARTY TRANSACTIONS

Fortis Advisers, Inc. (a wholly-owned subsidiary of Fortis, Inc.) provides investment management services to Fortis Series Fund, Inc. in exchange for investment advisory and management fees. Investment advisory and management fees are based on each portfolio's daily net assets and decrease in reduced percentages as average daily net assets increase. The fees represent an investment expense to Fortis Series Fund, Inc. which reduces the portfolios' net assets. The fees charged by Fortis Advisers, Inc. are not available on an individual variable account basis. Fees for all variable accounts to which Fortis Advisers, Inc. provided investment management services amounted to $14,415,172 and $11,076,174 in 1997 and 1996, respectively.

7. YEAR 2000 ISSUE (UNAUDITED)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define a year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems or miscalculations, which could have a material impact on the operations of the Account. The Account has no computer systems of its own but is dependent upon the systems of Fortis Benefits, Fortis Advisers and certain other third parties.

                          Fortis Benefits Insurance Company
                                  Variable Account D

                      Notes to Financial Statements (continued)


7. YEAR 2000 ISSUE (UNAUDITED) (CONTINUED)

A comprehensive review of Fortis Benefits' and Fortis Advisers' computer systems and business processes has been conducted to identify the major systems that could be affected by the Year 2000 issue. Steps are being taken to resolve any potential problems including modification to existing software and the purchase of new software. These measures are scheduled to be completed and tested on a timely basis. Fortis Benefits' and Fortis Advisers' goal is to complete internal remediation and testing of each system by early 1999. The Year 2000 readiness of the unaffiliated investment managers and other third parties whose system failures could have an impact on the Account's operations is currently being evaluated. The potential materiality of any such impact is not known at this time.

APPENDIX A

PERFORMANCE INFORMATION

In advertising and other sales material for the Certificates, yield and total return information for the Subaccounts of the Variable Account may be included. The information below provides investment results for the indicated Subaccounts of the Variable Account. The results shown in this section are not an estimate or guarantee of future investment performance, and do not represent the actual experience of amounts invested by a particular Participant.

YIELD CALCULATIONS

Yield information for the Alliance Money Market Subaccount will be based on the seven days ended on a specified date. It will be computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account (after the deduction of all asset based charges) having a balance of one Accumulation Unit at the beginning of the period and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return , and multiplying the base period return by (365/7), with the resulting yield figure carried to the nearest hundredth of one percent. The seven day yield for the Alliance Money Market Subaccount as of December 31, 1997 was 4.86%.

An effective yield may also be quoted for the Alliance Money Market Subaccount. Effective yield is calculated by compounding the current yield as follows:

                                                365/7
Effective Yield =     [(Base Period Return + 1)        ]  - 1

The seven day effective yield for the Alliance Money Market Subaccount as of December 31, 1997 was 4.97%.

Yield information for the other Subaccounts will be based on the thirty days ended on a specified date and carried to the nearest hundredth of a percent, according to the following formula:

                              |( A-B    ) 6   |
                             2|( ---- +1)  -1 |
                              |( CD]    )     |
                              |_             _|


Where:
     A = net investment income earned during the period by the Portfolio whose shares are owned by the Subaccount,

     B = expenses accrued for the period,

     C = the average daily number of Accumulation Units outstanding during the period, and

     D = the offering price per Accumulation Unit at the end of the last day of the period.

The following table sets figures for the thirty days ended December 31, 1996.


            SUBACCOUNT                                                   YIELD
            ----------                                                   -----
     Federated High Yield Bond . . . . . . . . . . . . . . . . . . . . .8.67%
     Federated U.S. Government Securities  . . . . . . . . . . . . . . .2.35%
     MFS High Income . . . . . . . . . . . . . . . . . . . . . . . . . 14.01%
     MFS World Governments . . . . . . . . . . . . . . . . . . . . . . .2.67%
     Van Eck Worldwide Bond  . . . . . . . . . . . . . . . . . . . . . .6.49%


TOTAL RETURN CALCULATIONS

Total return information will be given for the one-year and five-year periods ended on a specified date, provided that, if the registration statement has been effective for a Subaccount only during a shorter period, then such shorter period will be used.

AVERAGE ANNUAL TOTAL RETURN

Total average annual compounded rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:

                  n
          P(1 + T) = CSV

WHERE:    P = a hypothetical initial purchase payment of $1,000,

          T = average annual total return,

          n = number of years, and

          CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period, assuming deduction of a proportionate amount of the annual administrative charge (based on average Contract size).

The following table show total average annual rates of return for the periods indicated:

              Subaccount                                            One Year Period       Commencement to
                                                                  Ended Dec. 31, 1997      Dec. 31, 1997
--------------------------------------------------                ------------------      ---------------
Alliance International Portfolio                                           -0.14%               2.67%
Alliance Premier Growth Portfolio                                          30.25%              25.34%
American Century VP Balanced Fund                                          12.18%              11.57%
American Century VP Capital Appreciation Fund                              -6.73%              -6.66%
Federated High Income Bond Fund II                                         10.33%              10.63%
Federated Utility II                                                       23.07%              15.79%
Federated American Leaders II                                              28.74%              22.27%
Federated U.S. Government Securities II                                       NA                  NA
INVESCO Industrial Income Portfolio                                           NA                  NA
INVESCO Health Sciences Portfolio                                             NA                  NA
INVESCO Technology Portfolio                                                  NA                  NA
Lexington Natural Resources Trust                                           3.66%              12.57%
Lexington Emerging Markets Fund                                           -14.96%             -10.97%
MFS Emerging Growth Series                                                 18.36%              16.72%
MFS High Income Series                                                     10.11%              10.16%
MFS World Government Series                                                -4.57%              -0.27%
Montgomery Emerging Markets Fund                                           -4.02%              -1.18%



              Subaccount                                            One Year Period       Commencement to
                                                                  Ended Dec. 31, 1997      Dec. 31, 1997
--------------------------------------------------                ------------------      ---------------
Montgomery Growth Fund                                                     24.93%              27.45%
Neuberger & Berman Limited Maturity Bond Portfolio                            NA               17.04%
Neuberger & Berman Partners Portfolio                                         NA                  NA
SAFECO Equity Portfolio                                                    21.27%              17.04%
SAFECO Growth Portfolio                                                    41.19%              42.80%
Strong Discovery Fund II                                                    7.89%               4.36%
Strong International Stock Fund II                                        -16.90%              -6.72%
Van Eck Worldwide Bond Fund                                                -1.07%               1.00%
Van Eck Worldwide hard Assets Fund                                         -5.17%              -2.77%



CUMULATIVE TOTAL RETURN

Total cumulative rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:

CTR = (CSV - P) 100
      ---------
          P

Where: P = a hypothetical initial purchase payment of $1,000, CTR = cumulative total return, and CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period, assuming deduction of a proportional amount of the annual administrative charge (based on average Contract size).

The following table shows cumulative total rates of return for the periods indicated:



                  Subaccount                                         One Year Period       Commencement to
                                                                   Ended Dec. 31, 1996      Dec. 31, 1996
-----------------------------------------------                    -------------------     ---------------
Alliance International Portfolio                                            0.14%               5.18%
Alliance Premier Growth Portfolio                                          30.25%              54.29%
American Century VP Balanced Fund                                          12.18%              23.39%
American Century VP Capital Appreciation Fund                              -6.73%             -12.39%
Federated High Income Bond Fund II                                         10.33%              21.41%
Federated Utility II                                                       23.07%              32.50%
Federated American Leaders II                                              28.74%              47.12%
Federated U.S. Government Securities II                                       NA                7.05%
INVESCO Industrial Income Portfolio                                           NA               21.37%
INVESCO Health Sciences Portfolio                                             NA               10.07%
INVESCO Technology Portfolio                                                  NA               14.46%
Lexington Natural Resources Trust                                           3.66%              25.53%
Lexington Emerging Markets Fund                                            14.96%             -20.00%
MFS Emerging Growth Series                                                 18.36%              34.56%



                  Subaccount                                         One Year Period       Commencement to
                                                                   Ended Dec. 31, 1996      Dec. 31, 1996
-----------------------------------------------                    -------------------     ---------------

MFS High Income Series                                                     10.11%              20.42%
MFS World Government Series                                                -4.57%              -0.51%
Montgomery Emerging Markets Fund                                           -4.02%               2.27%
Montgomery Growth Fund                                                     24.93%              59.32%
Neuberger & Berman Limited Maturity Bond Portfolio                            NA                4.98%
Neuberger & Berman Partners Portfolio                                         NA               24.78%
SAFECO Equity Portfolio                                                    21.27%              18.52%
SAFECO Growth Portfolio                                                    41.19%              46.93%
Strong Discovery Fund II                                                    7.89%               8.53%
Strong International Stock Fund II                                        -16.90%             -12.51%
Van Eck Worldwide Bond Fund                                                -1.07%               1.93%
Van Eck Worldwide hard AssetsFund                                          -5.17%              -5.25%



Yield figures do not reflect any surrender charge, and yield and total return figures do not reflect any premium tax charge. Yield and total return figures do reflect the reimbursement of certain Fortis Series expenses. Current Fixed Account effective annual rates of interest may also be quoted in advertising and other sales materials, and these rates do not reflect any deductions or charges.

Fortis Benefits may advertise its relative performance as compiled by outside organizations. Following is a list of ratings services which may be referred to in advertisements, along with the category in which the applicable Subaccount is included:

      RATING SERVICE                              CATEGORY
      --------------                              --------

                       Alliance Money Market Subaccount

      Morningstar Publications, Inc.
      Lipper Analytical Services, Inc.

                      Alliance International Subaccount

      Morningstar Publications, Inc.              International
      Lipper Analytical Services, Inc.            International

                      Alliance Premier Growth Subaccount

      Morningstar Publications, Inc.              Growth
      Lipper Analytical Services, Inc.            Growth

                     Federated High Yield Bond Subaccount

      Morningstar Publications, Inc.              High Yield Bond
      Lipper Analytical Services, Inc.

                         Federated Utility Subaccount

      Morningstar Publications, Inc.              Specialty Fund
      Lipper Analytical Services, Inc.

                    Federated American Leaders Subaccount

      Morningstar Publications, Inc.              Growth & Income
      Lipper Analytical Services, Inc.

                    Lexington Natural Resources Subaccount

      Morningstar Publications, Inc.              Specialty Fund
      Lipper Analytical Services, Inc.

                    Lexington Emerging Markets Subaccount

      Morningstar Publications, Inc.              International Stock
      Lipper Analytical Services, Inc.

                        MFS Emerging Growth Subaccount

      Morningstar Publications, Inc.              Aggressive Growth
      Lipper Analytical Services, Inc.            Mid Cap Funds

                          MFS High Income Subaccount

      Morningstar Publications, Inc.              High Yield Bonds
      Lipper Analytical Services, Inc.            Mid Cap Funds

                       MFS World Governments Subaccount

      Morningstar Publications, Inc.              International Bonds
      Lipper Analytical Services, Inc.

                    Montgomery Emerging Markets Subaccount

      Morningstar Publications, Inc.              Diversified Emerging Markets
      Lipper Analytical Services, Inc.            Emerging Markets Funds

                         Montgomery Growth Subaccount

      Morningstar Publications, Inc.              Growth
      Lipper Analytical Services, Inc.            Growth

                         Strong Discovery Subaccount

      Morningstar Publications, Inc.              Aggressive Growth
      Lipper Analytical Services, Inc.            Capital Appreciation Fund

                   Strong Government Securities Subaccount

      Morningstar Publications, Inc.              Government Bond - General
      Lipper Analytical Services, Inc.

                         Strong Advantage Subaccount

      Morningstar Publications, Inc.              Corporate Bond - General
      Lipper Analytical Services, Inc.

                     Strong International Stock Subaccount

       Morningstar Publications, Inc.              Foreign Stock
       Lipper Analytical Services, Inc.            International Fund

                            TCI Balanced Subaccount

       Morningstar Publications, Inc.              Balanced
       Lipper Analytical Services, Inc.

                             TCI Growth Subaccount

       Morningstar Publications, Inc.              Growth
       Lipper Analytical Services, Inc.

                       Van Eck Worldwide Bond Subaccount

       Morningstar Publications, Inc.              International Bond
       Lipper Analytical Services, Inc.

                 Van Eck Gold and Natural Resources Subaccount

       Morningstar Publications, Inc.              Specialty Fund
       Lipper Analytical Services, Inc.            Gold Oriented Fund

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

                                               Amount
                                               -------
     Securities and Exchange Commission
          registration fee                   $      0
     Printing and engraving                  $  3,000.00
     Accounting fees and expenses            $  1,500.00
     Legal fees and expenses                 $  3,000.00


Item 14.  Indemnification of Directors and Officers

     Section 300.083 of Minnesota Law General Provision provides in part that a corporation organized under such law shall have power to indemnify anyone made, or threatened to be made, a party to a threatened, pending or completed proceeding, whether civil or criminal, administrative or investigative, because he is or was a director or officer of the corporation, or served as a director or officer of another corporation at the request of the corporation. Indemnification in such a proceeding may extend to judgments, penalties, fines and amounts paid in settlement, as well as to reasonable expenses, including attorneys' fees and disbursements. In a civil proceeding, there can be no indemnification under the statute, unless it appears that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders and unless such person has received no improper personal benefit; in a criminal proceeding, the person seeking indemnification must also have no reasonable cause to believe his conduct was unlawful.

     Article VI Section 5 of the By-laws of the Fortis Benefits Insurance Company provides as follows:

     Section 5. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

     Section 12 of the Principal Underwriter agreement incorporated as exhibit 1 to this registration statement (which is incorporated herein by this reference) provides that Fortis Investors, Inc. and Fortis Benefits will indemnify each other, and each other's officers, directors and controlling persons, with respect to certain types of misstatements or omissions in connection with the offer and sale of the Certificates.

Certain officers, directors or controlling persons of Fortis Investors, Inc. are also officers, directors and controlling persons of Fortis Benefits.

     Pursuant to the Principal Underwriter and Servicing Agreement, Fortis Investors has agreed to indemnify Variable Account D, Fortis Benefits, and each of its officers, directors and controlling persons for damages and expenses (1) arising out of certain material misstatements and omissions in connection with the offer and sale of the Contracts, if the misstatement or omission was based on information furnished by Fortis Investors or (2) otherwise arising out of Fortis Investors' negligence, bad faith, willful misfeasance or reckless disregard of its responsibilities. Pursuant to its Dealer Sales Agreements, a form of which is filed as Exhibit 3(b) to this registration statement and is incorporated herein by this reference, firms that sell the contracts agree to indemnify Fortis Benefits, Fortis Investors, the Separate Account, and their officers, directors, employees, agents, and controlling persons from liabilities and expenses arising out of the wrongful conduct or omissions of said selling firm or its officers, directors, employees, controlling persons or agents.

Item 15.  Recent Sales of Unregistered Securities (3 years)

     The Registrant discovered that its registration of the dollar amounts of sales in the non-unitized interest in the fixed account of a similar previously registered product had inadvertently been exceeded, resulting in unregistered sales of $61,164,136 between February 27, 1995 and October 25, 1995. The Registrant claims no exemption for such excess and has provided a Notice of Rescission rights to those individuals who purchased unregistered securities. The principal underwriter of such securities was Fortis Investors, Inc., an affiliated broker/dealer.

Item 16.  Exhibits and Financial Statement Schedule

     a.  Exhibits

     1. (a) Form of Principal Underwriter and Servicing Agreement (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986);

          (b) Form of Amendment to Principal Underwriting (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on January 11, 1994, File No. 33-73986).

     2. Form of Asset Transfer and Acquisition Agreement dated August 28, 1991 and supplement thereto dated October 1, 1991 (incorporated by reference from Form 8-K filed on October 16, 1991 [as amended by Form 8 filed on October 21, 1991], File No. 33-37576).

     3. (a) Articles of Incorporation of Fortis Benefits Insurance Company (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, 1986, File No. 33-03919);

          (b) By-laws of Fortis Benefits Insurance Company (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on March 17, 1986, File No. 33-03919);

          (c) Amendment to Articles of Incorporation and By-laws dated November 21, 1991 (incorporated by reference from Post-Effective Amendment No. 1 to the Form N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 2, 1992, File No. 33-37577).

     4. (a) Form of Combination Fixed and Variable Group Annuity Contract (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

          (b) Form of Certificate to be used in connection with Contract filed as Exhibit 4 (a) (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

          (c) Form of Combination Fixed and Variable Individual Annuity Contract (General Account Fixed Account) (incorporated by reference from Form N-4 Registration Statement of Fortis Benefits filed on November 2, 1995, File No. 33-63935);

          (d) Form of IRA Endorsement (incorporated by reference from Pre-Effective Amendment No. 1 to the From N-4 Registration Statement of Fortis Benefits and its Variable Account D filed on March 28, 1991, File No. 33-37577);

          (e) Form of Section 403(b) Annuity Endorsement (incorporated by reference from Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Western Life and its Variable Account D filed on March 28, 1991).

     5. Opinion and consent of David A. Peterson, Esq., Assistant General Counsel of Fortis Benefits Insurance Company, as to the legality of the securities being registered (included as part of the original filing of this Form S-1 Registration Statement filed on October 31,
          1995).

     10. Fortis, Inc. Executive Incentive Compensation Plan (incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement of Fortis Benefits filed on March 28, 1991, File No. 33-37576).

     23.  Consent of Ernst & Young LLP - filed herewith.

     24. Power of Attorney for Messrs. Freedman, Mackin, Mahoney, Clancy, Meler, Keller, Gaddy, Pollock, Clayton and Greiter (incorporated by reference from Form S-6 Registration Statement of Fortis Benefits and its Variable Account C filed on December 17, 1993, File No. 33-73138).

     b.   Not applicable.

Item 17.  Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement::

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provision described in response to
Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

                                      SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has caused this amended Registration Statement to be signed on its behalf in the City of St. Paul, State of Minnesota on this 17th day of April, 1998.

                              FORTIS BENEFITS INSURANCE COMPANY
                                   (Registrant)


                              By:  /s/
                                  --------------------------------------
                                   Robert Brian Pollock, President

As required by the Securities Act of 1933 and the Investment Company Act of 1940, this Registration Statement has been signed by the following persons, in the capacities indicated, on April 17, 1998.

Signature                          Title With Fortis Benefits
---------                          --------------------------
                                        Chairman of the Board
*
--------------------------------
 Allen Royal Freedman

                                        Director
*
--------------------------------
 J. Kerry Clayton

                                        Director
*
--------------------------------
 Thomas Michael Keller

                                        Director
--------------------------------
 Arie Aristide Fakkert

   /s/                                  Director
--------------------------------
 Dean C. Kopperud

   /s/                                  President and Director
--------------------------------        (Chief Executive Officer)
 Robert Brian Pollock


   /s/                                  Senior Vice President, Controller
--------------------------------        and Treasurer (Principal
 Michael John Peninger                  Accounting Officer and
                                        Principal Financial Officer)

*By:  /s/
-------------------------------
    Robert Brian Pollock
    Attorney-in-Fact

                                    EXHIBIT INDEX


ITEM
Number    Description
------    -----------



23        Consent of Accountants